Execution Version
FIFTH AMENDMENT TO CREDIT AGREEMENT
    This FIFTH AMENDMENT TO CREDIT AGREEMENT dated as of June 2, 2024 (this “Fifth Amendment”) amends that certain Credit Agreement, dated as of November 5, 2021 (as amended by that certain First Amendment to Credit Agreement, dated as of January 27, 2022, that certain Second Amendment to Credit Agreement, dated as of December 29, 2022, that certain Third Amendment to Credit Agreement, dated as of January 9, 2023, that certain Fourth Amendment to Credit Agreement, dated as of May 14, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Fifth Amendment, the “Amended Credit Agreement”), among INOTIV, INC., an Indiana corporation (the “Borrower”), the Subsidiary Guarantors party thereto, the Lenders party thereto and JEFFERIES FINANCE LLC, as administrative agent (the “Administrative Agent”) and as collateral agent (the “Collateral Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Amended Credit Agreement.
RECITALS:
WHEREAS, pursuant to Section 11.02 of the Existing Credit Agreement, the Borrower has requested that the Lenders enter into this Fifth Amendment; and
WHEREAS, in connection with the foregoing, the Lenders party hereto (constituting the Required Lenders) and the Borrower desire to amend the Existing Credit Agreement in accordance with Section 11.02 thereof in the form of this Fifth Amendment, such amendments to become effective on the Fifth Amendment Effective Date (as defined below).
    NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained in this Fifth Amendment, the parties hereto agree as follows:
Section 1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 2 hereof, as of the Fifth Amendment Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.
Section 2. Conditions to Effectiveness. The effectiveness of the amendments to the Existing Credit Agreement set forth in Section 1(a) hereof are each subject to the satisfaction of the following conditions precedent, each, in the case of documentary conditions, in form and substance reasonably satisfactory to the Required Lenders (the date of such satisfaction, the “Fifth Amendment Effective Date”):
(a)the Lenders party hereto shall have received duly executed counterparts of this Fifth Amendment from the Borrower, the other Loan Parties and the Lenders constituting the Required Lenders;
(b)the Fifth Amendment Effective Date PIK Fee (as defined below) shall have been paid in-kind by increasing the principal amount of the Term Loans on the date hereof in accordance with Section 3 hereof;

(c)the Borrower shall have paid to the Administrative Agent and the Lenders all other costs, fees and expenses (including fees and expenses of counsel and other advisors payable pursuant to Section 4 hereof) that are due and payable on or before the Fifth Amendment Effective Date, as and to the extent invoiced prior to 8:00 p.m. New York time on the Fifth Amendment Effective Date; and
(d)the representations and warranties made by the Loan Parties set forth in Section 5 below shall be true and correct on and as of the Fifth Amendment Effective Date.
Section 3. Amendment Fee. Each Lender executing this Fifth Amendment (each such Lender, a “Consenting Lender”) that holds outstanding Term Loans on the Fifth Amendment Effective Date shall receive a consent fee (such fee, the “Fifth Amendment Effective Date PIK Fee”) in an amount equal to 0.50% of the aggregate outstanding principal amount of the Term Loans held by such Consenting Lender immediately prior to the effectiveness of this Fifth Amendment on the Fifth Amendment Effective Date, which Fifth Amendment Effective Date PIK Fee shall be earned and paid in-kind on the date hereof by capitalizing and adding such Fifth Amendment Effective Date PIK Fee to the aggregate principal amount of the Term Loans held by such Consenting Lender.

Section 4. Costs and Expenses. Without limiting the obligations of the Borrower under the Amended Credit Agreement, the Borrower agrees to pay or reimburse all of the reasonable and documented out-of-pocket costs and expenses incurred by the Lenders in connection with the preparation, negotiation and execution of this Fifth Amendment and the other instruments and documents to be delivered hereunder in accordance with the terms of Section 11.03 of the Amended Credit Agreement, including all reasonable and documented fees, disbursements and other charges of Proskauer Rose LLP and Berkeley Research Group, LLC.

Section 5. Representations and Warranties. Each Loan Party hereby represents and warrants, on and as of the date hereof and the Fifth Amendment Effective Date, that:

(a)    Each of the representations and warranties made by the Loan Parties set forth in Article III of the Amended Credit Agreement or in any other Loan Document shall be true and correct in all material respects (provided that any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on the date hereof and on the Fifth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if any such representation and warranty is qualified by “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of such earlier date).

(b)    The transactions contemplated by this Fifth Amendment and the Amended Credit Agreement are within the Loan Parties’ powers and have been duly authorized by all necessary corporate or other organizational action on behalf of each Loan Party. This Fifth Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

2

(c)    The execution, delivery and performance by each Loan Party of this Fifth Amendment and the Amended Credit Agreement will not (i) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect or (B) consents, approvals, registrations, filings, permits or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (ii) violate the Organizational Documents of such Loan Party, (iii) violate or result in a default or require any consent or approval under (x) any indenture, agreement, or other instrument binding upon any Loan Party or its Property or to which any Loan Party or its Property is subject, or give rise to a right thereunder to require any payment to be made by any Loan Party, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect or (y) any Organizational Document, (iv) violate any material Legal Requirement in any material respect or (v) result in the creation or imposition of any Lien on any Property of any Loan Party other than the Liens created by the Security Documents.

(d)    As of the date hereof, both before and immediately after giving effect to this Fifth Amendment, no Default or Event of Default has occurred or is continuing.

Section 6. Reference to and Effect on the Existing Credit Agreement.

(a)    On and after the effectiveness of this Fifth Amendment, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(b)    The Existing Credit Agreement as specifically amended by this Fifth Amendment is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Fifth Amendment shall be a “Loan Document” for purposes of the definition thereof in the Existing Credit Agreement.

(c)    The execution, delivery and effectiveness of this Fifth Amendment shall not operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Section 7. [Reserved].

Section 8. [Reserved].

Section 9. Acknowledgement.

(a)    Each Loan Party hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all Obligations and Secured Obligations under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document).

(b)    Each Loan Party acknowledges and agrees that each Loan Document to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Fifth Amendment.

3

(c)    Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of this Fifth Amendment and consents to the amendment of each of the Existing Credit Agreement effected pursuant to this Fifth Amendment.

(d)    Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Fifth Amendment, such Guarantor is not required by the terms of the Existing Credit Agreement or any other Loan Document to consent to the amendments to the Existing Credit Agreement effected pursuant to this Fifth Amendment and (ii) nothing in the Amended Credit Agreement, this Fifth Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Existing Credit Agreement.

(e)    Each of the Borrower and each Guarantor hereby (i) acknowledges and agrees that all of its obligations under the Guarantees set out in the Amended Credit Agreement and any other guaranties in the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by each Loan Party to the Collateral Agent for the benefit of the Secured Parties and reaffirms the Guarantees made pursuant to the Amended Credit Agreement and (iii) acknowledges and agrees that the grants of security interests by and the Guarantees of the Loan Parties contained in the Amended Credit Agreement and the other Security Documents are, and shall remain, in full force and effect after giving effect to this Fifth Amendment. Nothing contained in this Fifth Amendment shall be construed as substitution or novation of the obligations outstanding under the Amended Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby.

Section 10. Execution in Counterparts; Integration. This Fifth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Fifth Amendment by facsimile or other electronic transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Fifth Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Fifth Amendment or any document to be signed in connection with this Fifth Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. This Fifth Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (including, for the avoidance of doubt, the 2024 Settlement) and no term, provision or agreement in any such other agreements or understandings shall be binding on the Lenders party hereto or otherwise affect the rights and obligations of the Parties hereunder.

Section 11. Governing Law.

(a)     THIS FIFTH AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS FIFTH AMENDMENT
4

AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof (except to the extent any Agent requires submission to any other jurisdiction in connection with the exercise of any rights under any security document or the enforcement of any judgment), in any action or proceeding arising out of or relating to this Fifth Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Fifth Amendment shall affect any right that the Administrative Agent or the Lenders may otherwise have to bring any action or proceeding relating to this Fifth Amendment against it or any of its assets in the courts of any jurisdiction.

(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Fifth Amendment in any court referred to in Section 11(b) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Fifth Amendment irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than facsimile or email) in Section 11.01 of the Existing Credit Agreement. Nothing in this Fifth Amendment will affect the right of any party to this Fifth Amendment to serve process in any other manner permitted by applicable Legal Requirements.

Section 12. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FIFTH AMENDMENT OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FIFTH AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

5

Section 13. Headings. The headings of the sections and subsections used herein are for convenience of reference only, are not part of this Fifth Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Fifth Amendment.

Section 14. Severability. Any provision of this Fifth Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[Signature Pages Follow]

6

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

INOTIV, INC.,
as the Borrower

By:
    Name:
    Title:

BAS EVANSVILLE, INC.,
as a Subsidiary Guarantor

By:
    Name:
    Title:

SEVENTH WAVE LABORATORIES, LLC,
as a Subsidiary Guarantor

By:
    Name:
    Title:

BRONCO RESEARCH SERVICES LLC,
as a Subsidiary Guarantor

By:
    Name:
    Title:

BASi GAITHERSBURG LLC,
as a Subsidiary Guarantor

By:
    Name:
    Title:

[Signature Page to the Fifth Amendment to Credit Agreement]

INOTIV BOULDER, LLC,
as a Subsidiary Guarantor

By:
    Name:
    Title:

INOTIV RESEARCH MODELS, LLC,
as a Subsidiary Guarantor

By:
    Name:
    Title:

ENVIGO RMS, LLC,
as a Subsidiary Guarantor

By:
    Name:
    Title:

ENVIGO RMS B.V., INC.,
as a Subsidiary Guarantor

By:
    Name:
    Title:

ENVIGO NEW HOLDCO, LLC,
as a Subsidiary Guarantor

By:
    Name:
    Title:

[Signature Page to the Fifth Amendment to Credit Agreement]

ENVIGO GLOBAL SERVICES INC.,
as a Subsidiary Guarantor

By:
    Name:
    Title:

ERPP, INC.,
as a Subsidiary Guarantor

By:
    Name:
    Title:

ENVIGO BIOPRODUCTS, INC.,
as a Subsidiary Guarantor

By:
    Name:
    Title:

ENVIGO HOLDING I, INC.,
as a Subsidiary Guarantor

By:
    Name:
    Title:

PLATO BIOPHARMA, INC.,
as a Subsidiary Guarantor

By:
    Name:
    Title:

[Signature Page to the Fifth Amendment to Credit Agreement]

INTEGRATED LABORATORY SYSTEMS, LLC,
as a Subsidiary Guarantor

By:
    Name:
    Title:

INOTIV LAMS WEST INC.,
as a Subsidiary Guarantor

By:
    Name:
    Title:

[Signature Page to the Fifth Amendment to Credit Agreement]

By signing below you have indicated your consent to this Fifth Amendment:

[●],
as a Lender

By:
    Name:
    Title:

[Signature Page to the Fifth Amendment to Credit Agreement]

[Signature Page to the Fifth Amendment to Credit Agreement]

Exhibit A

Amended Credit Agreement

CREDIT AGREEMENT
    dated as of November 5, 2021,
(as amended by the First Amendment to Credit Agreement, dated as of January 27, 2022, the Second Amendment to Credit Agreement, dated as of December 29, 2022, the Third Amendment to Credit Agreement, dated as of January 9, 2023,

~~and as further amended by~~ the Fourth Amendment to Credit Agreement, dated as of May 14, 2024, and as further amended by the Fifth Amendment to Credit Agreement, dated as of June 2, 2024)
among
INOTIV, INC.,
as the Borrower,
THE OTHER GUARANTORS PARTY HERETO,
as Guarantors,
THE LENDERS PARTY HERETO,
and
JEFFERIES FINANCE LLC,
as Administrative Agent and Collateral Agent
JEFFERIES FINANCE LLC
as Sole Lead Arranger and Bookrunner

TABLE OF CONTENTS

Article I DEFINITIONS		1
Section 1.01	Defined Terms	1
Section 1.02	Classification of Loans and Borrowings	~~55~~57
Section 1.03	Terms Generally	~~55~~57
Section 1.04	Accounting Terms; GAAP	~~56~~57
Section 1.05	Pro Forma Calculations	~~56~~58
Section 1.06	Resolution of Drafting Ambiguities	~~57~~58
Section 1.07	Rounding	~~57~~58
Section 1.08	Currency Fluctuations	~~57~~58
Section 1.09	Divisions	~~57~~59
Article II THE CREDITS		~~57~~59
Section 2.01	Commitments	~~57~~59
Section 2.02	Loans	~~58~~59
Section 2.03	Borrowing Procedure	~~59~~61
Section 2.04	Evidence of Debt; Repayment of Loans	~~60~~62
Section 2.05	Fees	~~61~~63
Section 2.06	Interest on Loans	~~63~~64
Section 2.07	Termination and Reduction of Commitments	~~64~~65
Section 2.08	Interest Elections	~~65~~67
Section 2.09	Amortization of Term Borrowing	~~66~~68
Section 2.10	Optional and Mandatory Prepayments of Loans	~~66~~68
Section 2.11	Alternate Rate of Interest	~~71~~73
Section 2.12	Increased Costs; Change in Legality	~~72~~74
Section 2.13	Breakage Payments	~~74~~76
Section 2.14	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~75~~77
Section 2.15	Taxes	~~76~~78
Section 2.16	Mitigation Obligations; Replacement of Lenders	~~79~~81
Section 2.17	[reserved]	~~81~~83
Section 2.18	[reserved]	~~81~~84
Section 2.19	Increases of the Term Loan and Revolving Commitments	~~81~~84
Section 2.20	Extensions of the Term Loan	~~86~~88
Section 2.21	Refinancing Facilities	~~88~~90
Article III REPRESENTATIONS AND WARRANTIES		~~89~~91
Section 3.01	Existence, Qualification and Power	~~89~~91
Section 3.02	Authorization; Enforceability	~~89~~92
Section 3.03	No Conflicts	~~89~~92
Section 3.04	Financial Statements; Projections; No Material Adverse Effect	~~90~~92
Section 3.05	Properties	~~90~~93
- i -

Section 3.06	Intellectual Property	~~92~~94
Section 3.07	Equity Interests and Subsidiaries	~~92~~94
Section 3.08	Litigation; Compliance with Laws	~~92~~95
Section 3.09	Federal Reserve Regulations	~~93~~95
Section 3.10	Investment Company Act	~~93~~95
Section 3.11	Use of Proceeds	~~93~~96
Section 3.12	Taxes	~~94~~96
Section 3.13	No Material Misstatements	~~94~~96
Section 3.14	Labor Matters	~~94~~97
Section 3.15	Solvency	~~94~~97
Section 3.16	Employee Benefit Plans	~~95~~97
Section 3.17	Environmental Matters	~~95~~98
Section 3.18	Insurance	~~96~~99
Section 3.19	Security Documents	~~96~~99
Section 3.20	Sanctions	~~97~~100
Section 3.21	Anti-Terrorism Laws	~~98~~101
Section 3.22	Anti-Corruption	~~98~~101
Section 3.23	Animal Welfare Laws	~~99~~101
Article IV CONDITIONS TO CREDIT EXTENSIONS		~~99~~102
Section 4.01	Conditions to Initial Credit Extension	~~99~~102
Section 4.02	Conditions to Revolving Loan Extensions	~~102~~105
Section 4.03	Conditions to Delayed Draw Term Loan Extensions	~~103~~105
Article V AFFIRMATIVE COVENANTS		~~103~~106
Section 5.01	Financial Statements, Reports, etc	~~103~~106
Section 5.02	Litigation and Other Notices	~~106~~109
Section 5.03	Existence; Businesses and Properties	~~106~~109
Section 5.04	Insurance	~~107~~110
Section 5.05	Obligations and Taxes	~~108~~111
Section 5.06	Employee Benefits	~~108~~111
Section 5.07	Maintaining Records; Access to Properties and Inspections	~~108~~111
Section 5.08	Use of Proceeds	~~109~~112
Section 5.09	Compliance with Environmental Laws	~~109~~112
Section 5.10	Additional Collateral; Additional Guarantors	~~110~~113
Section 5.11	Security Interests; Further Assurances	~~112~~116
Section 5.12	Information Regarding Collateral	~~113~~117
Section 5.13	[reserved]	~~114~~117
Section 5.14	[reserved]	~~114~~117
Section 5.15	Fiscal Year	~~114~~117
Section 5.16	Sanctions; Anti-Money Laundering; Anti-Corruption Compliance	~~114~~117
Section 5.17	Line of Business	~~115~~118
Section 5.18	Post-Closing Obligations	~~115~~118
Section 5.19	Beneficial Ownership Certifications	~~115~~118
- ii -

Article VI NEGATIVE COVENANTS		~~115~~118
Section 6.01	Indebtedness	~~115~~118
Section 6.02	Liens	~~118~~121
Section 6.03	Sale and Leaseback Transactions	~~121~~124
Section 6.04	Investments, Loans and Advances	~~121~~124
Section 6.05	Mergers and Consolidations	~~123~~127
Section 6.06	Asset Sales	~~124~~127
Section 6.07	Dividends	~~125~~129
Section 6.08	Transactions with Affiliates	~~126~~130
Section 6.09	Prepayments of Other Indebtedness; Modifications of Organizational Documents, Acquisition and Certain Other Documents, etc.	~~127~~131
Section 6.10	Limitation on Certain Restrictions on Subsidiaries	~~128~~132
Section 6.11	Business	~~129~~133
Section 6.12	[reserved]	~~129~~133
Section 6.13	Fiscal Year	~~129~~133
Section 6.14	No Further Negative Pledge	~~129~~133
Section 6.15	Financial Covenants	~~130~~133
Section 6.16	Anti-Terrorism Law; Anti-Money Laundering; Sanctions; Anti-Corruption Law	~~130~~134
Section 6.17	Sanctioned Persons	~~131~~134
Article VII GUARANTEE		~~131~~135
Section 7.01	The Guarantee	~~131~~135
Section 7.02	Obligations Unconditional	~~131~~135
Section 7.03	Reinstatement	~~133~~136
Section 7.04	Subrogation; Subordination	~~133~~136
Section 7.05	Remedies	~~133~~137
Section 7.06	Instrument for the Payment of Money	~~133~~137
Section 7.07	Continuing Guarantee	~~133~~137
Section 7.08	General Limitation on Guarantee Obligations	~~133~~137
Section 7.09	Release of Guarantors	~~133~~137
Section 7.10	Right of Contribution	~~134~~138
Section 7.11	Keepwell	~~135~~139
Article VIII EVENTS OF DEFAULT		~~135~~139
Section 8.01	Events of Default	~~135~~139
Section 8.02	[reserved]	~~138~~143
Section 8.03	Right to Cure	~~139~~143
Article IX APPLICATION OF COLLATERAL PROCEEDS		~~140~~144
Section 9.01	Collateral Account	~~140~~144
Section 9.02	Application of Proceeds	~~140~~145
Article X THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT		~~141~~145
Section 10.01	Appointment	~~141~~145
- iii -

Section 10.02	Agent in Its Individual Capacity	~~142~~146
Section 10.03	Exculpatory Provisions; Agent Acting at Direction of Required Lenders	~~142~~146
Section 10.04	Reliance by Agent	~~143~~147
Section 10.05	Delegation of Duties	~~143~~148
Section 10.06	Successor Agent	~~144~~148
Section 10.07	Non-Reliance on Agent and Other Lenders	~~144~~148
Section 10.08	Name Agents	~~144~~149
Section 10.09	Indemnification	~~145~~149
Section 10.10	Withholding Taxes	~~145~~149
Section 10.11	Lender’s Representations, Warranties and Acknowledgements	~~145~~150
Section 10.12	Collateral Documents and Guarantee	~~146~~150
Section 10.13	Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim	~~147~~152
Section 10.14	Erroneous Payments	~~148~~153
Article XI MISCELLANEOUS		~~150~~155
Section 11.01	Notices	~~150~~155
Section 11.02	Waivers; Amendment	~~154~~158
Section 11.03	Expenses; Indemnity	~~157~~161
Section 11.04	Successors and Assigns	~~159~~164
Section 11.05	Survival of Agreement	~~165~~170
Section 11.06	Counterparts; Integration; Effectiveness	~~165~~170
Section 11.07	Severability	~~166~~171
Section 11.08	Right of Setoff	~~166~~171
Section 11.09	Governing Law; Jurisdiction; Consent to Service of Process	~~166~~171
Section 11.10	Waiver of Jury Trial	~~167~~172
Section 11.11	Headings; No Adverse Interpretation of Other Agreements	~~168~~173
Section 11.12	Confidentiality	~~168~~173
Section 11.13	Interest Rate Limitation	~~169~~174
Section 11.14	Assignment and Assumption	~~169~~174
Section 11.15	Obligations Absolute	~~169~~174
Section 11.16	Waiver of Defenses; Absence of Fiduciary Duties	~~170~~175
Section 11.17	Patriot Act	~~170~~175
Section 11.18	Judgment Currency	~~170~~175
Section 11.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~171~~176
Section 11.20	Acknowledgement Regarding Any Supported QFCs	~~171~~176
- iv -

ANNEXES
Annex I    Term Loan Amortization Table
Annex II    Lenders and Commitments
SCHEDULES
Schedule 1.01(a)    Pledgors
Schedule 1.01(c)    Subsidiary Guarantors
Schedule 3.05(b)    Real Property
Schedule 3.05(h)    Leases or Subleases of Owned Real Property
Schedule 3.07(a)    Equity Interests and Subsidiaries
Schedule 3.07(c)    Corporate Organizational Chart
Schedule 3.19(d)    UCC Filing Jurisdictions
Schedule 4.01(a)    Closing Date Security Documents
Schedule 5.18    Post-Closing Obligations
Schedule 6.01(b)    Existing Indebtedness
Schedule 6.02(c)    Existing Liens
Schedule 6.04(a)    Existing Investments
Schedule 6.08(g)    Transactions with Affiliates
Schedule 6.14    No Further Negative Pledge

EXHIBITS

Exhibit A    Form of Assignment and Assumption
Exhibit B    Form of Borrowing Request
Exhibit C    Form of Compliance Certificate
Exhibit D    Form of Interest Election Request
Exhibit E-1    Form of Term Note
Exhibit E-2    Form of Revolving Note
Exhibit E-3    Form of Delayed Draw Term Loan Note
Exhibit F-1    Form of Perfection Certificate
Exhibit F-2    Form of Perfection Certificate Supplement
Exhibit G-1    Form of U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-2    Form of U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Tax Purposes)
Exhibit G-3    Form of U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Tax Purposes)
Exhibit G-4    Form of U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Tax Purposes)
Exhibit H    Form of Solvency Certificate

- v -

CREDIT AGREEMENT
This CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of November 5, 2021, among INOTIV, INC., an Indiana corporation (the “Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders from time to time party hereto and Jefferies Finance LLC, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”); with Jefferies Finance LLC, as sole lead arranger (in such capacity, the “Arranger”) and sole bookrunner (in such capacity, the “Bookrunner”).
WITNESSETH:
WHEREAS, pursuant to the Merger Agreement, (a) Dolphin Mergeco, Inc. (“Merger Sub”) will merge with and into Envigo RMS Holding Corp. (“Envigo”) on the Closing Date with Envigo as the surviving corporation (the “First Merger”) and (b) the surviving corporation will merge with and into Inotiv Research Models, LLC (“Inotiv Research Models”), with Inotiv Research Models as the surviving company (the “Second Merger”, and together with the First Merger, the “Mergers”) and as a result of the Mergers, Inotiv Research Models will become a direct, wholly-owned Subsidiary of the Borrower.
WHEREAS, on the Closing Date, the Borrower (a) has requested the Lenders to extend credit in the form of (i) term loans in an aggregate principal amount equal to $165,000,000 and (ii) delayed draw term loan commitments in an aggregate principal amount equal to $35,000,000 and (b) has requested that the Revolving Lenders extend Revolving Loans at any time and from time to time after the Closing Date and prior to the Revolving Maturity Date in an aggregate principal amount not in excess of $15,000,000. The proceeds of the term loans will be used by the Borrower on the Closing Date (i) to finance, in part, the Mergers, (ii) to refinance the existing financing (the “Refinancing”) and (iii) pay fees, costs (including debt breakage costs in connection with the Refinancing) and expenses related to the transaction. The proceeds of the delayed draw term loans will be available after the Closing Date for (i) Permitted Acquisitions, (ii) Designated Capital Expenditures and (iii) replenish cash on the balance sheet or repay Revolving Loans that, in either case, were drawn to finance Permitted Acquisitions or Designated Capital Expenditures. The proceeds of the Revolving Loans will be available after the Closing Date for general corporate purposes.
WHEREAS, the Borrower and each other Loan Party desire to secure all of the Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and Lien upon substantially all of the property and assets of the Borrower and the other Loan Parties, subject to the limitations described herein and in the Security Documents.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the other Loan Documents, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2024 Settlement” means, collectively, (i) that certain resolution agreement, to be entered into ~~in May~~on or about June 3, 2024 (the “Settlement Date”), between the United States Attorney’s Office for the Western District of Virginia, the Environmental Crimes Section of the United States Department of Justice, Environment and Natural Resources Division and the Borrower, and (ii) that certain plea agreement, to be entered into ~~in May 2024~~on or about the Settlement Date, between the United States Attorney’s Office for the Western District of Virginia, the Environmental Crimes Section of the United States Department of Justice, Environment and Natural Resources Division, Envigo RMS, LLC and Envigo Global Services, Inc.
“2022 Delayed Draw Term Loan Commitment Expiration Date” shall have the meaning assigned to such term in Section 2.02(f).
“2022 Incremental Delayed Draw Term Loan Commitments” shall mean, with respect to each 2022 Incremental Delayed Draw Term Loan Lender, the commitment, if any, of such 2022 Incremental Delayed Draw Term Loan Lender to make a 2022 Incremental Delayed Draw Term Loan. The aggregate principal amount of the 2022 Incremental Delayed Draw Term Loan Lenders’ 2022 Incremental Delayed Draw Term Loan Commitments on the First Amendment Effective Date is $35,000,000.
“2022 Incremental Delayed Draw Term Loans” shall have the meaning assigned to such term in the First Amendment and shall include, for the avoidance of doubt, any PIK Amounts.
“2022 Incremental Term Loan Commitments” shall mean, with respect to each 2022 Incremental Term Loan Lender, the commitment, if any, of such 2022 Incremental Term Loan Lender to make a 2022 Incremental Term Loan. The aggregate principal amount of the 2022 Incremental Term Loan Lenders’ 2022 Incremental Term Loan Commitments on the First Amendment Effective Date is $40,000,000.
“2022 Incremental Term Loan Lenders” shall mean any Lender with a 2022 Incremental Term Loan Commitment and/or a 2022 Incremental Term Loan outstanding hereunder.
“2022 Incremental Term Loans” shall have the meaning assigned to such term in the First Amendment and shall include, for the avoidance of doubt, any PIK Amounts.
“ABR”, when used in reference to any Loan or Borrowing, is used when such Loan comprising such Borrowing is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.
“ABR Loan” shall mean any ABR Term Loan or ABR Revolving Loan.
“ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
“ABR Term SOFR Determination Day” shall have the meaning specified in the definition of “Term SOFR”.

“Acquisition Consideration” shall mean the purchase consideration for a Permitted Acquisition and all other payments (but excluding any related acquisition fees, costs and expenses incurred in connection with any Permitted Acquisition), directly or indirectly, by any Company in exchange for, or as part of, or in connection with, a Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of any Property or otherwise and whether payable at or prior to the consummation of a Permitted Acquisition or deferred for payment at any future time (including Earn-Outs); provided that any such Earn-Out or other future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by the Borrower or any of its Subsidiaries; provided, further, that Acquisition Consideration shall not include (a) the portion of consideration or payment constituting salary payments pursuant to ordinary course employment agreements and salary bonuses payable thereunder to the extent relating to the applicable Permitted Acquisition and (b) cash and Cash Equivalents acquired by the Companies as part of the applicable Permitted Acquisition (except to the extent that such cash and Cash Equivalents were (x) directly or indirectly funded or financed by any of the Companies or (y) after giving effect to any repayment of, or incurrence of, Indebtedness (and the release of any Liens in connection therewith) with respect to, or in connection with, such Permitted Acquisition on, or immediately after, the date of consummation thereof, such cash and Cash Equivalents are subject to any Lien (other than the Liens created under the Security Documents).
“Additional Lender” shall have the meaning assigned to such term in Section 2.21(a).
“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that, notwithstanding the foregoing, for all purposes under the Loan Documents, in no event shall Adjusted Term SOFR be less than the Floor.
“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor administrative agent pursuant to Article X.
“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(c).
“Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied from time to time by the Administrative Agent.
“Advisors” shall mean legal counsel (including foreign and local counsel, but excluding in-house counsel), auditors, engineers, accountants, consultants, appraisers or other advisors.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, (i) for purposes of Section 6.08, the term “Affiliate” shall also include (a) any person that directly or indirectly owns more than 10% of any class of Equity Interests of the person specified and (b) any person that is an executive officer or director of the person specified and (ii) Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Agent Fee Letter” shall mean that certain Agent Fee Letter, dated as of September 21, 2021, by and between the Borrower and the Administrative Agent.
“Agents” shall mean the Arranger, the Bookrunner, the Administrative Agent and the Collateral Agent; and “Agent” shall mean any of them, as the context may require.
“Agreement” shall have the meaning assigned to such term in the preamble hereto.
“Alternate Base Rate” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%; provided that, notwithstanding the foregoing, in no event shall the Alternate Base Rate be less than 2.00% per annum. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate, the “prime rate” or Adjusted Term SOFR shall take effect at the opening of business on the day of such change.
“Amendment Lead Arranger” shall have the meaning assigned to such term in the First Amendment.
“Amendment Relief Period” shall mean the period commencing on the Third Amendment Effective Date.
“Animal Welfare Laws” shall mean any applicable U.S. domestic state and federal civil and criminal laws relating to animal welfare or animal importation, including, without limitation, the Animal Welfare Act, codified in Title 7, United States Code, §§ 2131-2159, the Lacey Act, codified in Title 16, United States Code, §§ 3372-3374, and the anti-smuggling laws, codified in Title 18, United States Code, § 545.
“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.22(a).
“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.20(a).
“Applicable Margin” shall mean:
(a)    For any day prior to the Third Amendment Effective Date, as set forth in the Credit Agreement as in effect from time to time prior to the Third Amendment Effective Date.
(b)    For any day from (and including) the Third Amendment Effective Date and thereafter, a percentage per annum equal to (i) (A) in the case of Term Loans maintained as ABR Loans, 5.75% and (B) in the case of Term Loans maintained as Term SOFR Loans, 6.75% and (ii) (A) in the case of Revolving Loans maintained as ABR Loans, 8.50% and (B) in the case of Revolving Loans maintained as Term SOFR Loans, 9.50%.
Notwithstanding the foregoing, the Applicable Margin in respect of any Incremental Loans, Extended Term Loans, Extended Revolving Loans, Refinancing Term Loans or Refinancing Revolving Loans shall be the applicable percentages per annum set forth in the applicable Incremental Loan Amendment, Extension Offer or Refinancing Amendment, respectively.

“Approved Electronic Communications” shall mean any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agents or the Lenders by means of electronic communications pursuant to Section 11.01(b).
“Approved Fund” shall mean any person (other than a natural person) that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” shall have the meaning assigned to such term in the preamble hereto.
“Asset Disposition Threshold” shall have the meaning assigned to such term in Section 2.10(c)(i).
“Asset Sale” shall mean (a) any Disposition of any Property by any Company (excluding sales and dispositions permitted by Section 6.06 (other than Section 6.06(b)) and (b) any sale or other Disposition of any Equity Interests in a Subsidiary of the Borrower to any person other than a Loan Party.
“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender, as assignor, and an assignee (with the consent of any party whose consent is required pursuant to Section 11.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A, or such other form as shall be approved by the Administrative Agent from time to time.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Product” shall mean each and any of the following bank products and services provided by any Bank Product Provider: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) store value cards, and (c) depository, cash management, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Bank Product Agreement” shall mean any agreement entered into by Borrower or any of its Subsidiaries in connection with Bank Products that has been designated as a “Bank Product Agreement” by Borrower in a written notice to the Administrative Agent.
“Bank Product Obligations” shall mean any and all of the obligations of the Borrower and its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products provided pursuant to a Bank Product Agreement.

“Bank Product Provider” shall mean any Person in its capacity as a provider of Bank Products, provided that such Person (i) is an Agent or a Lender or an Affiliate of any of the foregoing (or was an Agent or a Lender or an Affiliate of any of the foregoing at the time it provides a Bank Product) and (ii) executes and delivers to the Administrative Agent a letter agreement in form and substance reasonably acceptable to the Administrative Agent pursuant to which such counterparty (x) appoints the Administrative Agent and the Collateral Agent as its agents under the applicable Loan Documents and (y) agrees to be bound by the provisions of Section 11.03, Section 11.09 and Section 11.12 as if it were a Lender hereunder.
“Bankruptcy Code” shall mean Title 11 of the United States Code.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R § 1010.230
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” shall mean, with respect to any person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such person and (d) in any other case, the functional equivalent of the foregoing.
“Bookrunner” shall have the meaning assigned to such term in the preamble hereto.
“Borrower” shall have the meaning assigned to such term in the preamble hereto.
“Borrowing” shall mean Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Request” shall mean a request by Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B, or such other form as shall be reasonably approved by the Administrative Agent from time to time.
“Business Day” shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.
“Capital Expenditures” shall mean, without duplication, for any period (a) any expenditure or commitment to expend money made during such period for any purchase or other acquisition of any asset including capitalized leasehold improvements, which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by such persons during such period with respect to real or personal Property acquired during such period, or Synthetic Lease Obligations incurred by such persons during such period, but in each case, excluding (i) expenditures made in connection with the replacement, substitution or restoration of Property pursuant to Section 2.10(c), (ii) any Permitted Acquisitions, (iii) expenditures to the extent reimbursed within such period or paid for by a person who is not a

Company (or any of Affiliates thereof) in the ordinary course of business (including, tenant improvements paid or reimbursed by landlords), (iv) the purchase price of equipment or other fixed assets that are purchased in the ordinary course of business substantially contemporaneously with the trade-in of existing assets in the ordinary course of business to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded-in at such time, (v) expenditures to the extent financed with the Net Cash Proceeds of Asset Sales that are reinvested in accordance with Section 2.10(c), and (vi) so long as no Default or Event of Default has occurred and is continuing or would immediately thereafter result therefrom, expenditures funded directly with the net cash proceeds of issuances of Equity Interests (other than Permitted Cure Securities) of the Borrower (or any direct or indirect parent thereof) to its shareholders and only to the extent that the net cash proceeds of such issuances of Equity Interests are immediately contributed to the Borrower as cash common equity, and in turn immediately contributed to the Borrower as cash common equity.
“Capital Lease Obligations” shall mean, as to any Person, the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as financing leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP as of September 30, 2020 be considered a Capitalized Lease.
“Capital Requirements” shall mean, as to any person, any matter, directly or indirectly, (a) regarding capital adequacy, capital ratios, capital requirements, the calculation of such person’s capital or similar matters, or (b) affecting the amount of capital required to be obtained or maintained by such person or any person controlling such person (including any direct or indirect holding company), or the manner in which such person or any person controlling such person (including any direct or indirect holding company), allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.
“Cash Equivalents” shall mean, as to any person, (a) marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person, (b) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person, (c) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any person meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any person incorporated in the United States having one of the two highest ratings obtainable from S&P or Moody’s, in each case maturing not more than one year after the date of acquisition by such person, (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above and (f) demand deposit accounts maintained in the ordinary course of business with any bank meeting the qualifications specified in clause (b) above.
“Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense for such period, less the sum of (a) interest on any debt paid by the permanent increase in the principal amount of such debt including by issuance of additional debt of such kind for such period, (b) items described in clause (c) or, other than to the extent paid in cash, clause (g) of the definition of “Consolidated Interest Expense” for such period and (c) cash interest income received by the Borrower and its Subsidiaries in such period.
“Casualty Event” shall mean any involuntary loss of title or any involuntary loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any Property of any Company. “Casualty Event” shall include any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Legal Requirement, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, or any settlement in lieu thereof.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.
“CFC” shall mean a Foreign Subsidiary that is a controlled foreign corporation under Section 957 of the Code.
“Change in Control” shall mean (a) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or group or its respective subsidiaries, and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of the Borrower representing more than 35% of the voting power of the total outstanding Voting Stock of the Borrower or (b) the occurrence of any “change of control” (or similar event, howsoever denominated) under any other Indebtedness with an aggregate principal amount equal to, or in excess of $15,000,000.
“Change in Law” shall mean (a) the adoption of, or taking effect of, any law, treaty, order, rule or regulation after the Closing Date, (b) any change in any law, treaty, order, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Charges” shall have the meaning assigned to such term in Section 11.13.
“Claims” shall have the meaning assigned to such term in Section 11.03(b).

“Class” (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Initial Term Loans, Delayed Draw Term Loans, New Term Loans of any series established as a separate “Class” pursuant to Section 2.19 or Extended Term Loans, (b) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Initial Term Loan Commitment, Delayed Draw Term Loan Commitment, New Term Loan Commitment of any series established as a separate “Class” pursuant to Section 2.19 or refers to a Commitment made pursuant to an Extension Offer, and (c) when used in reference to any Lender, whether such Lender has a Loan or Commitment of a particular Class. Notwithstanding any provision herein to the contrary, the Term Loans existing on the Closing Date and the 2022 Incremental Term Loans shall be deemed to be, and treated as, part of a single Class of Term Loans for all purposes hereof, including for any purposes of any determination of Required Lenders and the application of repayments or prepayments to the Term Loans.
“Closing Date” shall mean the date of the initial Credit Extensions hereunder.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Collateral” shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Property and all other Property of whatever kind and nature, whether now existing or hereafter acquired, granted or purported to be granted as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any Security Document.
“Collateral Account” shall mean a collateral account or sub-account established and maintained from time to time by the Collateral Agent for the benefit of the Secured Parties, in accordance with the provisions of Section 9.01.
“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.
“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment, Initial Term Loan Commitment, Delayed Draw Term Loan Commitment, New Term Loan Commitment or any commitment in connection with an Extended Term Loan.
“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
“Commitment Letter” shall mean that certain Commitment Letter, dated as of September 21, 2021, between the Borrower, Jefferies Finance LLC and the other Commitment Parties (as defined therein).
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” shall have the meaning assigned to such term in Section 11.01(d).
“Companies” shall mean the Borrower and the Subsidiaries; and “Company” shall mean any one of them.
“Compliance Certificate” shall mean a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit C.

“Consenting Revolving Lender” shall have the meaning assigned to such term in the Third Amendment and shall include each Consenting Revolving Lender’s successors and assigns.
“Consenting Term Lender” shall have the meaning assigned to such term in the Third Amendment and shall include each Consenting Term Lender’s successors and assigns.
“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (including accelerated amortization from the write-off or write-down of tangible or intangible assets (other than the write-down of current assets) including capitalized software and organizational costs).
“Consolidated Current Assets” shall mean, as at any date of determination, the total assets of the Borrower and its Subsidiaries (other than cash and cash equivalents including Cash Equivalents, and excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition), which may properly be classified as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.
“Consolidated Current Liabilities” shall mean, as at any date of determination, the total liabilities (excluding deferred taxes and taxes payable) of the Borrower and its Subsidiaries which may properly be classified as current liabilities (other than (w) the current portion of any Loans and other long-term liabilities, and liabilities in respect of Hedging Obligations, and, in each case, accrued interest thereon, (x) liabilities in respect of unpaid earnouts and accrued litigation settlement costs and (y) current liabilities consisting of deferred revenue) on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP, plus the amount of long-term deferred revenue of the Borrower and its Subsidiaries in accordance with GAAP and furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition.
“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (including accelerated depreciation from the write-off or write-down of tangible or intangible assets (other than the write-down of current assets) including capitalized software and organizational costs).
“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by (y) adding thereto, without duplication, in each case, only to the extent deducted in determining Consolidated Net Income and not added back pursuant to the definition of Consolidated Net Income, and provided that to the extent the ability to add back any item is capped or otherwise limited pursuant to one clause of this definition, no other clause herein shall operate to permit an amount in excess of such cap or limitation to be added back:
(a)    Consolidated Interest Expense for such period;
(b)    Consolidated Amortization Expense for such period;
(c)    Consolidated Depreciation Expense for such period;

(d)    Consolidated Tax Expense for such period;
(e)    (1) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies incurred, in each case, in connection with the applicable Transaction or another Subject Transaction and which are projected by Borrower in good faith to be reasonably anticipated to be realized from actions taken or with respect to which substantial steps have been taken within eighteen (18) months of the date of the Transactions or the applicable Subject Transaction (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period) net of the amount of actual benefits realized during such period from such actions; provided that all steps have been taken or with respect to which substantial steps have been taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Borrower and certified by a Financial Officer of the Borrower); and (2) the amount of any restructuring charge, reserve, integration cost, new product start-up cost or other business optimization expense or cost (including charges directly related to implementation of cost-savings initiatives), that is deducted (and not added back) in such period in computing Consolidated Net Income including, without limitation, those related to severance, retention, signing bonuses, relocation, litigation transition costs and expenses, recruiting and other similar employee related costs, future lease commitments, lease breakage and costs related to the opening and closure and/or consolidation of facilities or offices and to exiting lines of business; provided that the aggregate amount pursuant to this clause (e) or the definition of “Pro Forma Basis” in any period of four consecutive fiscal quarters, together with the aggregate amount of extraordinary or nonrecurring losses and expenses excluded from Consolidated Net Income pursuant to clause (h) of the definition thereof for such period, shall not exceed 25% of Consolidated EBITDA prior to giving effect to such add-backs and adjustments for such period; provided, further, that (x) such 25% limitation will not apply to the extent the adjustments in this clause (e) are determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency) and (y) amounts added back or adjusted pursuant to this clause (e) shall be without duplication of (and shall not be in addition to) any amounts added back or adjusted pursuant to the definition of “Pro Forma Basis” set forth in this Agreement;
(f)    [reserved];
(g)    out-of-pocket fees, costs and expenses (including legal, tax, structuring and other similar costs and expenses) payable to third parties in connection with (except as provided below) any Investment, acquisition (including costs and expenses in connection with the de-listing of public targets and compliance with public company requirements), disposition (including, without limitation, a sale of (1) the equity of the Borrower (or its direct or indirect parent) and its Subsidiaries or (2) substantially all of the assets of the Borrower and its Subsidiaries), recapitalization, Dividend, Equity Issuance, consolidation, restructurings, or the incurrence, registration (actual or proposed), repayments or amendments of Indebtedness (including, without limitation, letter of credit fees and, in connection with any refinancing of such Indebtedness, unamortized fees, costs and expenses paid in cash in connection with repayment of Indebtedness) (in each case, whether or not consummated or successful), including, without limitation, (t) deferred commission or similar payments paid in cash in connection with any transaction not prohibited by this Credit Agreement, (u) any breakage costs incurred in connection with the termination of any Hedging Agreement as a result of the prepayment of Indebtedness, (v) such out-of-pocket fees, costs or expenses related to the execution, delivery, maintenance and closing of any Loans or any Permitted Refinancing and this Agreement and (w) any amendment, waiver or other modification of

Loans or any Permitted Refinancing, any Loan Document, any other Indebtedness or any Equity Interests, in each case, whether or not consummated, deducted (and not added back) in computing Consolidated Net Income;
(h)    [reserved];
(i)    (A) non-cash costs and expenses relating to any equity-based compensation or equity-based incentive plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, in each case, of the Borrower or any Subsidiary for such period and (B) any cash costs or expenses relating to any equity-based compensation or equity-based incentive plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement in each case, of the Borrower or any Subsidiary for such period, to the extent that such costs or expenses are funded with net cash proceeds from the issuance of Equity Interests of, or a contribution to the capital of, the Borrower as cash common equity and/or Qualified Stock and which are in turn contributed to the Borrower as cash common equity;
(j)    cash expenses of the Borrower and its Subsidiaries incurred during such period to the extent (x) deducted in determining Consolidated Net Income and (y) reimbursed in cash by any person (other than any of the Borrower, the Companies or any of their Subsidiaries or any owners, directly or indirectly, of Equity Interests, respectively, therein) during such period (or reasonably expected to be so reimbursed within 365 days of the end of such period to the extent not accrued) pursuant to an indemnity or guaranty or any other reimbursement agreement in favor of the Borrower or any of its Subsidiaries to the extent such reimbursement has not been accrued (provided that, (A) if not so reimbursed or received by the Borrower or such Subsidiary within such 365 day period, such expenses or losses shall be subtracted in the subsequent calculation period or (B) if reimbursed or received by the Borrower or such Subsidiary in a subsequent period, such amount shall not be permitted to be added back in determining Consolidated EBITDA for such subsequent period);
(k)    (x) the aggregate amount of all other non-cash items, write-downs, non-cash expenses, or non-cash losses (including, to the extent not taken into account when calculating Consolidated EBITDA, (i) purchase accounting adjustments under ASC 805 and (ii) deferred revenue which would reasonably have been included in determining Consolidated Net Income for such period, but for the application of purchase accounting rules) otherwise reducing Consolidated Net Income (other than with respect to the preceding clause (ii)) and excluding any such non-cash items, write-downs, expenses, or losses that are reasonably expected to result in, or require pursuant to GAAP, an accrual of a reserve for cash charge, costs and/or expenses in any future period, (y) net non-cash exchange, translation or performance losses relating to foreign currency transactions and currency fluctuations and (z) cash charges resulting from the application of ASC 805 (including with respect to Earn-Outs incurred by the Borrower or any of its Subsidiaries in connection with any Permitted Acquisition);
(l)    costs and expenses related to the administration of this Agreement and the other Loan Documents and paid or reimbursed by or on behalf of any of the Loan Parties to the Administrative Agent, the Collateral Agent or any of the Lenders or other third parties paid or engaged by the Administrative Agent, the Collateral Agent or any of the Lenders or paid by any of the Loan Parties;
(m)    the unamortized fees, costs and expenses paid in cash in connection with the repayment of Indebtedness to persons that are not Affiliates of the Borrower or any of its Subsidiaries;

(n)    the aggregate amount of expenses or losses incurred by the Borrower or any Subsidiary relating to business interruption to the extent covered by insurance and (x) actually reimbursed or otherwise paid to the Borrower or such Subsidiary or (y) so long as such amount for any calculation period is reasonably expected to be received by the Borrower or such Subsidiary in a subsequent calculation period and within one year of the date of the underlying loss and, in each case, the amount of such increase is not otherwise included in Consolidated Net Income for such period (provided that, (A) if not so reimbursed or received by the Borrower or such Subsidiary within such one-year period, such expenses or losses shall be subtracted in the subsequent calculation period or (B) if reimbursed or received by the Borrower or such Subsidiary in a subsequent period, such amount shall not be permitted to be added back in determining Consolidated EBITDA for such subsequent period);
(o)    any net loss included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45 (“Topic 810”);
(p)    the amount of any minority interest expense of the Borrower or any of its Subsidiaries consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted in calculating Consolidated Net Income (and not added back in such period to Consolidated Net Income), but only to the extent income attributable to such non-wholly owned Subsidiary would be permitted to be included in Consolidated Net Income;
(q)    losses, charges and expenses attributable to Asset Sales or other dispositions or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business;
(r)    payments to employees, directors or officers of the Borrower and its Subsidiaries paid in connection with Dividends that are otherwise permitted hereunder to the extent such payments are not made in lieu of, or as a substitution for, ordinary salary, ordinary fees or ordinary payroll payments;
(s)    the difference between rental payments actually paid in cash and deferred rental expense deducted in determining consolidated net income;
(t)    the difference between commissions actually paid in cash and commission expense deducted in determining consolidated net income;
(u)    the difference between initiation fees actually received in cash and the amount included in determining consolidated net income;
(v)    the difference between paid-in-full dues actually received in cash and the amount included in determining consolidated net income; and
(w)    solely for purposes of determining actual compliance with Section 6.15, charges or expenses attributable to the 2024 Settlement incurred by the Borrower or any Subsidiary (including for the avoidance of doubt, any out-of-pocket fees, costs and expenses payable to third parties in connection therewith); provided that the aggregate amount added back pursuant to this clause (w) shall not exceed $~~26,500,000~~28,500,000.
and (z) subtracting therefrom the aggregate amount of, without duplication and solely to the extent added to Consolidated Net Income, (A) all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business and any non-cash gains with respect to cash actually received in a prior period so long as such cash was not included in

Consolidated EBITDA in such prior period pursuant to sub-clauses (s) through (v) above), (B) all gains (whether cash or non-cash) resulting from the early termination or extinguishment of Indebtedness, (C) net realized gains from Hedging Agreements or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements, (D) the amount of any minority interest income consisting of Subsidiary loss attributable to minority equity interests of third parties in any non-wholly owned Subsidiary added to Consolidated Net Income (and not deducted in such period from Consolidated Net Income), (E) any net income included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Topic 810, (F) any amounts added to Consolidated EBITDA pursuant to sub-clause (j) above in the prior calculation period with respect to expected reimbursements to the extent such reimbursements are not received within such 365 day period following such prior calculation period and (G) the aggregate amount of all other non-cash gains resulting from purchase price accounting adjustments.
provided that Consolidated EBITDA for the fiscal quarters ended September 30, 2020, December 31, 2020, March 31, 2021 and June 30, 2021 shall be deemed to be $11,199,000, $13,857,000, $12,858,000 and 13,218,000, respectively, in each case, as adjusted on a Pro Forma Basis, as applicable; it being agreed that for purposes of calculating any financial ratio or test on a Pro Forma Basis (after the end of any of the four quarterly periods set forth above) in connection with a Subject Transaction, Consolidated EBITDA shall be calculated in a manner consistent with Consolidated EBITDA for such quarterly period and the adjustments set forth above in this definition. Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to any Subject Transaction, and for the purposes of calculating Excess Cash Flow, the pro forma adjustments set forth in the preceding clause (e) shall not be taken into account in the calculation of Consolidated EBITDA.
Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to any Subject Transaction, and for the purposes of calculating Excess Cash Flow, the pro forma adjustments set forth in the preceding clause (e) shall not be taken into account in the calculation of Consolidated EBITDA.
“Consolidated First Lien Indebtedness” shall mean, as of any date of determination, without duplication, the aggregate amount of Consolidated Indebtedness of the Borrower and its Subsidiaries that, as of such date, is secured by a first priority Lien on any asset or property of the Borrower or any of its Subsidiaries.
“Consolidated Indebtedness” shall mean, at any date, the aggregate outstanding principal amount, determined on a consolidated basis, without duplication, in accordance with GAAP, of (i) all Indebtedness of the Borrower and its Subsidiaries of the types referred to in clauses (a) (but only in respect of the principal amount thereof), (b) (but only in respect of the principal amount thereof and excluding, for the avoidance of doubt, surety bonds), (d) (provided that, in the case of purchase price adjustments or Earn-Outs, solely to the extent due and payable), (f) and (i) (but only in respect of the drawn amount thereof) of the definition of “Indebtedness” in this Section 1.01 (giving effect to the proviso to such definition) and (ii) without duplication, all Indebtedness of the Borrower and its Subsidiaries of the type referred to in clause (j) of the definition of “Indebtedness” to the extent that such Contingent Obligations relate to liabilities under clauses (a) (but only in respect of the principal amount thereof), (b) (but only in respect of the principal amount thereof and excluding, for the avoidance of doubt, surety bonds), (d), (f) and (i) (but only in respect of the drawn amount thereof) of the definition of “Indebtedness” (giving effect to the proviso to such definition) but, in each case, excluding, for the avoidance of doubt, any Bank Product Obligations (other than any overdrafts incurred in respect of the foregoing) and Swap Obligations.
“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:
(a)    imputed interest on Capital Lease Obligations of the Borrower and its Subsidiaries for such period;
(b)    commissions, discounts and other fees and charges owed by the Borrower or any of its Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period;
(c)    amortization of Debt Issuance costs, debt discount or prepayment or other premiums and other financing fees and expenses incurred by the Borrower or any of its Subsidiaries for such period;
(d)    cash contributions to any employee stock ownership plan or similar trust made by the Borrower or any of its Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than the Borrower or a Wholly Owned Subsidiary which is a Subsidiary) in connection with Indebtedness incurred by such plan or trust for such period;
(e)    all interest paid or payable with respect to discontinued operations of the Borrower or any of its Subsidiaries for such period;
(f)    the interest portion of any deferred payment obligations of the Borrower or any of its Subsidiaries for such period; and
(g)    all interest on any Indebtedness of the Borrower or any of its Subsidiaries of the type described in clause (e) or (j) of the definition of “Indebtedness” for such period;
provided that (a) to the extent directly and exclusively related to the consummation of the Transactions, Debt Issuance costs, debt discount or premium and other financing fees and expenses shall be excluded from the calculation of Consolidated Interest Expense and (b) Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs) intended to protect against fluctuations in interest rates, but excluding unrealized gains and losses with respect to any such Hedging Agreements. For the purposes of determining the Consolidated Interest Expense, for any period, such determination shall be made on a Pro Forma Basis to give effect to any Indebtedness (other than Indebtedness incurred for ordinary course working capital needs under ordinary course revolving credit facilities) incurred, assumed or permanently repaid or prepaid or extinguished at any time on or after the first day of the Test Period and prior to the date of determination in connection with any Permitted Acquisition, Asset Sale or other Disposition (other than any Dispositions in the ordinary course of business), and discontinued lines of business or operations as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.
“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a)    the net income (or loss) of any person (other than a Subsidiary of the Borrower) in which any person other than the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Borrower or (subject to clause (b) below) any of its Subsidiaries during such period;
(b)    the net income of any Subsidiary of the Borrower during such period to the extent that (A) the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement (other than this Agreement or any other Loan Document), instrument, Order or other Legal Requirement applicable to that Subsidiary or its equity holders during such period (unless such restriction or limitation has been effectively waived), except that the Borrower’s equity in net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income, or (B) such net income, if dividended or distributed to the equity holders of such Subsidiary in accordance with the terms of its Organizational Documents, would be received by any Person other than a Loan Party;
(c)    any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Borrower or any of its Subsidiaries upon any Disposition of assets by the Borrower or any of its Subsidiaries;
(d)    gains and losses due solely to (i) exchange, translation or performance gains or losses relating to foreign currency transactions, fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period and (ii) the cumulative effect of any change in accounting principles;
(e)    (x) non-cash gains and losses resulting from any reappraisal, revaluation, write-down or write-up of assets (including intangible assets, goodwill and deferred financing costs) (including pursuant to the application of ASC 350 and ASC 360) and (y) cash and non-cash income, earnings, charges, expenses, gains and losses resulting from the application of ASC 805 with respect to Earn-Outs incurred by the Borrower or any of its Subsidiaries in connection with any Permitted Acquisition;
(f)    any net unrealized gains or losses from Hedging Agreements or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements for such period;
(g)    all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (or loss) from any write-off or forgiveness of Indebtedness;
(h)    any extraordinary (as determined in accordance with GAAP) or nonrecurring gain, loss, income and expense, together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by the Borrower or any of its Subsidiaries during such period; provided that, notwithstanding anything to the contrary contained herein, with respect to any extraordinary or non-recurring gain (or loss, expense or charge) that is also described or referenced in the definition of “Consolidated EBITDA”, such extraordinary or non-recurring gain (or loss, expense or charge) shall instead be subtracted from (and/or added back to) Consolidated Net Income in the calculation of Consolidated EBITDA in accordance with the definition of such term set forth in this Agreement; provided that the aggregate amount of extraordinary or nonrecurring losses and expenses excluded from Consolidated Net Income pursuant to this clause (h) in any period of four consecutive fiscal quarters, together with the aggregate amount increasing Consolidated EBITDA pursuant to clause

(e) of the definition thereof and the definition of “Pro Forma Basis” for such period, shall not exceed 25% of Consolidated EBITDA prior to giving effect to such add-backs and adjustments for such period;
(i)    any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the re-valuation of any benefit plan obligation and (ii) income (loss) attributable to deferred compensation plans or trusts;
(j)    the cumulative effect of a change in accounting principles;
(k)    any purchase accounting effects including adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development); and
(l)    accruals and reserves that are established within twelve (12) months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP.
For purposes of this definition of “Consolidated Net Income,” (w) “nonrecurring” shall mean any gain or loss as of any date that (i) did not occur in the ordinary course of the Borrower’s or its Subsidiaries’ business and (ii) is of a nature and type that has not occurred in the prior twenty-four month period and is not reasonably expected to occur in the future, (x) “ASC 805” shall mean the Financial Accounting Standards Board Accounting Standards Codification 805 (Business Combinations), issued by the Financial Accounting Standards Board in December 2007, (y) “ASC 350” shall mean the Financial Accounting Standards Board Accounting Standards Codification 350 (Intangibles, Goodwill and Other Intangible Assets), issued by the Financial Accounting Standards Board in June 2001 and (z) “ASC 360” shall mean the Financial Accounting Standards Board Accounting Standards Codification 360 (Property , Plant and Equipment).
“Consolidated Secured Indebtedness” shall mean, as of any date of determination, without duplication, the aggregate amount of Consolidated Indebtedness of the Borrower and its Subsidiaries that, as of such date, is secured by a Lien on any asset or property of the Borrower or any of its Subsidiaries.
“Consolidated Tax Expense” shall mean, for any period, the tax expense of the Borrower and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP and net of any applicable credits or reimbursements received by the Borrower or any of its Subsidiaries during such period (to the extent such credit or reimbursement (as applicable) is otherwise included in the calculation of Consolidated Net Income or Consolidated EBITDA (as applicable)).
“Consolidated Total Assets” shall mean at any date of determination, the net book value of all assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation, agreement, understanding or arrangement of such person, whether or not contingent: (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase or lease Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss (in whole or in part) in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties or other contingent obligations (other than with respect to borrowed money or capital leases) incurred in the ordinary course of business, including indemnities. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.
“Contribution Share” shall have the meaning assigned to such term in Section 7.10(a).
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Control Agreement” shall have the meaning assigned to such term in the Security Agreement.
“Convertible Indebtedness” shall mean Indebtedness of the Borrower permitted to be incurred under the terms of this Agreement that is either (a) convertible into common stock of the Borrower (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Borrower and/or cash (in an amount determined by reference to the price of such common stock).
“Credit Extension” shall mean the making of a Loan by a Lender.
“Cumulative Amount” shall mean, on any date of determination (the “Reference Date”), the sum of (without duplication):
(a)    $10,000,000; provided that, during the Amendment Relief Period, the amount under this clause (a) shall equal $0; plus
(b)    the portion of Excess Cash Flow, determined on a cumulative basis for all fiscal years of the Borrower and its Subsidiaries, commencing with the fiscal year ending on September 30, 2024, that was not required to be applied to prepay Loans pursuant to Section 2.10(e); minus the aggregate amount of all voluntary prepayments made during such period that reduced on a dollar-for-dollar basis the amount required to be applied to prepay Loans pursuant to Section 2.10(e) in respect of such period; plus

(c)    an amount determined on a cumulative basis from the Closing Date equal to the net cash proceeds from the issuance of Equity Interests of, or a contribution to the capital of, the Borrower (other than (I) to the extent constituting a Cure Amount or (II) proceeds from a Permitted Warrant Transaction or (III) to the extent that such cash proceeds have been previously applied or used for another purpose); plus
(d)    an amount determined on a cumulative basis equal to the net cash proceeds received by the Borrower from Indebtedness or Disqualified Stock issued after the Closing Date and subsequently converted or exchanged into Qualified Stock of the Borrower or any direct or indirect parent company of the Borrower (other than to the extent constituting a Cure Amount); plus
(e)    to the extent not included in the calculation of Consolidated Net Income, an amount determined on a cumulative basis equal to the net cash proceeds of sales of Investments previously made pursuant to Section 6.04(q) using the Cumulative Amount, up to a maximum amount of such original Investment; plus
(f)    to the extent not included in the calculation of Consolidated Net Income, the aggregate amount of Dividends, profits, returns or similar amounts received in cash or Cash Equivalents on Investments previously made pursuant to Section 6.04(q) using the Cumulative Amount, up to a maximum amount of such original Investment; plus
(g)    [reserved];
(h)    the aggregate amount of prepayments which are declined or waived by any Lender pursuant to Section 2.10(j); minus
(i)    the aggregate amount of (i) Investments made pursuant to Section 6.04(q) using the Cumulative Amount, (ii) dividends made pursuant to Section 6.07(e) using the Cumulative Amount, (iii) payments in respect of Junior Indebtedness made pursuant to Section 6.09(a)(i) using the Cumulative Amount and (iv) any other payment made hereunder using the Cumulative Amount, in each case during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date (without taking account of the intended usage of the Cumulative Amount on such Reference Date).
“Cure Amount” shall have the meaning assigned to such term in Section 8.03(a).
“Cure Notice” shall have the meaning assigned to such term in Section 8.03(a).
“Cure Right” shall have the meaning assigned to such term in Section 8.03(a).
“Cure Specified Date” shall mean, with respect to any of the first three fiscal quarters of the Borrower in a fiscal year, within forty five (45) days after the end of such fiscal quarter, and with respect to the fourth fiscal quarter of the Borrower in a fiscal year, within ninety (90) days after the end of such fiscal quarter, in each case, commencing with the fiscal quarter ending March 31, 2022.
“Debt Issuance” shall mean the incurrence by any Company of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).
“Debt Service” shall mean, for any period, Cash Interest Expense for such period plus scheduled principal amortization (and other scheduled mandatory prepayments and repayments (whether pursuant to this Agreement or otherwise)) of all Indebtedness for such period (including the implied principal component of scheduled payments made in respect of permitted Capital Lease Obligations).
“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.
“Default Excess” shall have the meaning assigned to such term in Section 2.16(c).
“Default Period” shall have the meaning assigned to such term in Section 2.16(c).
“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).
“Defaulted Loan” shall have the meaning assigned to such term in the definition of Defaulting Lender.
“Defaulting Lender” shall mean any Lender that has (a) failed to fund its portion of any Borrowing within two Business Days of the date on which it shall have been required to fund the same (such Loan being a “Defaulted Loan”), unless the subject of a good faith dispute between Borrower and such Lender related hereto, (b) notified Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, unless such notification or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such notification or public statement) cannot be satisfied, (c) failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (unless the subject of a good faith dispute between Borrower and such Lender); provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent or the Borrower, (d) otherwise failed to pay over to the Borrower the, the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due (unless such amount is subject to a good faith dispute), (e)(i) been adjudicated as, (or whose direct or indirect parent company has been adjudicated as), or determined by any Governmental Authority having regulatory authority over such person (or such person’s direct or indirect parent company) or its Properties or assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, unless, in the case of any Lender referred to in this clause (e), the Borrower and the Administrative Agent shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder. For the avoidance of doubt, a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or its parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (f) become, or has a direct or indirect parent company that has become, the subject of a Bail-in Action; provided that, as of any date of determination, the determination of whether any Lender is a Defaulting Lender hereunder shall not take into account, and shall not otherwise impair, any amounts funded by such Lender which have been assigned by such Lender to an SPC pursuant to Section 11.04(i). Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (f) above shall be conclusive and binding absent manifest error and such Lender shall be deemed to be a Defaulting Lender) upon delivery of written notice of such determination to the Borrower and each Lender.
“Delayed Draw Term Loan Commitment” shall mean, with respect to each Delayed Draw Term Loan Lender, the commitment, if any, of such Delayed Draw Term Loan Lender to make a Delayed Draw Term Loan. The aggregate principal amount of the Delayed Draw Term Loan Lenders’ Delayed Draw Term Loan Commitments on the Closing Date is $35,000,000. The aggregate principal amount of the 2022 Incremental Delayed Draw Term Loan Lenders’ 2022 Incremental Delayed Draw Term Loan Commitments on the First Amendment Effective Date is $35,000,000.
“Delayed Draw Term Loan Commitment Expiration Date” shall have the meaning assigned to such term in Section 2.02(f).
“Delayed Draw Term Loan Commitment Fee Rate” shall mean (a) with respect to each Delayed Draw Term Loan Lender, for the period from (and including) the Closing Date to (but excluding) the Delayed Draw Term Loan Commitment Expiration Date, a rate per annum equal to 1.00% of the average daily unused portion of the Delayed Draw Term Loan Commitments of non-defaulting Lenders with Delayed Draw Term Loan Commitments, payable quarterly in arrears, and calculated on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day) and (b) with respect to each 2022 Incremental Delayed Draw Term Loan Lender, for the period from (and including) the First Amendment Effective Date to (but excluding) the Delayed Draw Term Loan Commitment Expiration Date, a rate per annum equal to 1.00% of the average daily unused portion of the Delayed Draw Term Loan Commitments of non-defaulting Lenders with Delayed Draw Term Loan Commitments, payable quarterly in arrears, and calculated on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day).
“Delayed Draw Term Loan Extension” shall mean the making of a Delayed Draw Term Loan.
“Delayed Draw Term Loan Lender” shall mean a Lender with a Delayed Draw Term Loan Commitment or an outstanding Delayed Draw Term Loan, including any 2022 Incremental Delayed Draw Term Loan Lender with a 2022 Incremental Delayed Draw Term Loan Commitment or an outstanding 2022 Incremental Delayed Draw Term Loan.
“Delayed Draw Term Loans” shall mean the delayed draw term loans made by the Delayed Draw Term Loan Lenders to the Borrower pursuant to Section 2.01(c) and shall include, for the avoidance of doubt, any PIK Amounts. From and after the date of any borrowing of any Delayed Draw Term Loans, each Delayed Draw Term Loan shall be deemed a Term Loan hereunder and part of the same Class as the Initial Term Loans for all purposes hereunder.
“Delayed Draw Ticking Fee” shall have the meaning assigned to such term in Section 2.05(b).

“Designated Capital Expenditures” shall mean Capital Expenditures in amounts included in the Projections.
“Discharge of the Guaranteed Obligations” shall mean and shall have occurred when (i) all Guaranteed Obligations shall have been paid in full in cash and all other obligations under the Loan Documents shall have been performed (other than (a) those expressly stated to survive termination, (b) contingent obligations as to which no claim has been asserted and (c) obligations and liabilities under Specified Hedging Agreements and Bank Product Agreements as to which arrangements satisfactory to the applicable counterparties have been made) and (ii) all Commitments shall have terminated or expired.
“Disposition” shall mean, with respect to any Property, any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of such Property, and the terms “Dispose”, “Disposed” and “Disposing” shall have meanings correlative thereto.
“Disqualified Institution” shall mean any Person (or its subsidiaries and affiliates) who is an operating competitor of the Borrower or its subsidiaries and that is separately identified by the Borrower to the Administrative Agent by name in writing prior to the Closing Date (which list of operating competitors may be supplemented by the Borrower after the Closing Date by means of a written notice to the Administrative Agent; provided that (i) such supplementation shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation in the Loans or commitments hereunder and (ii) such list and any supplement thereto may be posted by the Administrative Agent for the Lenders.
“Disqualified Stock” shall mean any equity interest that, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for shares of equity that are not Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable (other than for shares of equity that are not Disqualified Stock) at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment (other than in shares of equity that are not Disqualified Stock) constituting a return of capital, in each case, on a date that is prior to 91 days after the Final Maturity Date, or (b) is convertible into or exchangeable or exercisable for (i) debt securities or other indebtedness or (ii) any equity interest referred to in clause (a) above or (c) contains any repurchase or payment obligation (other than payments or dividends solely in shares of equity that are not Disqualified Stock); provided, however, that any equity interests that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such equity interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such equity interests upon the occurrence of a Change in Control shall not constitute Disqualified Stock if such equity interests provide that the issuer thereof will not redeem any such equity interests pursuant to such provisions prior to the repayment in full of the Facilities (or any refinancing thereof).
“Dividend” shall mean, with respect to any person, that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of Property (other than common equity of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside or otherwise reserved, directly or indirectly, any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the outstanding Equity Interests of such person (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of or otherwise reserving any funds for the foregoing purposes.
“Dollar Equivalent” shall mean, as to any amount denominated in a Judgment Currency as of any date of determination, the amount of Dollars that would be required to purchase the amount of such Judgment Currency based upon the spot selling rate at which the Administrative Agent (or another financial institution designated by the Administrative Agent from time to time) offers to sell such Judgment Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two Business Days later.
“Dollars” or “$” shall mean lawful money of the United States.
“Domestic Subsidiary” shall mean any Subsidiary organized under the laws of any jurisdiction within the United States.
“Earn-Outs” shall mean, with respect to a Permitted Acquisition or any other acquisition of any assets or Property by any Company, that portion of the purchase consideration therefor and that portion of all other payments and liabilities (whether payable in cash or by exchange of Equity Interests or of any Property or otherwise), directly or indirectly, payable by any Company in exchange for, or as part of, or in connection with, such Permitted Acquisition or such other acquisition, as the case may be, that is deferred for payment to a future time after the consummation of such Permitted Acquisition or such other acquisition, as the case may be, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Employee Benefit Plan” shall mean any Pension Plan and any other “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan and other than a Foreign Plan) which is or was maintained, contributed to or required to be contributed to by any Company.

“Engagement Letter” shall mean the Engagement Letter, dated as of August 22, 2021 between Inotiv, Inc. and Jefferies Finance LLC (as amended, restated, amended and restated, supplemented or modified from time to time in accordance with its terms).
“Envigo Israel Sale” shall mean the sale of Envigo CRS (Israel) Ltd and/or Envigo RMS (Israel) Ltd and/or their respective assets that do not constitute Collateral.
“Environment” shall mean any surface or subsurface physical medium or natural resource, including air, land, soil, surface waters, ground waters, sediments (including stream and river sediments), biota and any indoor surface area, surface or physical medium, and any ecological systems and living organisms supported by these media.
“Environmental Claim” shall mean any claim, notice, demand, Order, action, suit, investigation, proceeding, or other communication or legal proceeding alleging or asserting liability or obligations under Environmental Law, including liability or obligation for investigation, enforcement proceedings, governmental response, assessment, remediation, removal, cleanup, Response, corrective action, monitoring, post-remedial or post-closure studies, investigations, operations and maintenance, injury, damage, destruction or loss to natural resources, personal injury, medical monitoring, wrongful death, property damage, fines, penalties or other costs resulting from, related to or arising out of (a) the presence, Release or threatened Release of Hazardous Materials in, on, into, through or from the Environment at any location or (b) any violation of or non-compliance with Environmental Law, and shall include any claim, notice, demand, Order, action, suit or proceeding seeking damages (including the costs of remediation), contribution, indemnification, cost recovery, penalties, fines, indemnities, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to human health and safety (as it relates to exposure to Hazardous Materials) or the Environment.
“Environmental Law” shall mean any and all applicable Legal Requirements relating to or imposing liability or standards of conduct concerning human health and safety (as it relates to exposure to Hazardous Materials) or pollution, preservation, or protection of the Environment, the Release, threatened Release, or the generation, manufacture, use, labeling, treatment, storage, handling, or transportation of Hazardous Material, natural resources or natural resource damages, or occupational safety or health (as it relates to exposure to Hazardous Materials).
“Environmental Permit” shall mean any permit, license, approval, consent, notifications, exemptions, registration or other authorization required by or from a Governmental Authority under any Environmental Law.
“Equity Interest” shall mean, with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited), or if such person is a limited liability company, membership interests, and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of Property of, such partnership, whether outstanding on the Closing Date or issued on or after the Closing Date, but excluding Convertible Indebtedness.
“Equity Issuance” shall mean, without duplication, (a) any issuance or sale by the Borrower of any Equity Interests in the Borrower (including any Equity Interests issued upon exercise of any warrant or option or equity-based derivative) or any warrants or options or equity-based derivatives to purchase Equity Interests of the Borrower or (b) any contribution to the capital of the Borrower.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.
“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001 of ERISA, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (i) a “reportable event” within the meaning of Section 4043(c) of ERISA (other than any such event with respect to which the notice requirement has been waived) with respect to any Pension Plan; (ii) the failure of any Company or any ERISA Affiliate to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure of any Company or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure of any Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan; (iii) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (iv) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such Pension Plan in a distress termination described in Section 4041(c) of ERISA, the termination of any Pension Plan under Section 4041(c) of ERISA or the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such Pension Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA; (v) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (vi) the withdrawal by any Company or any ERISA Affiliate from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability of any Company or any ERISA Affiliate pursuant to Section 4063 or 4064 of ERISA; (vii) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (viii) the imposition of liability on any Company or any ERISA Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (ix) the complete or partial withdrawal of any Company or any ERISA Affiliate from any Multiemployer Plan (within the meaning of Sections 4203 and 4205 of ERISA) if there is any potential liability therefor, or the receipt by any Company or any ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (x) the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (xi) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to ERISA or a violation of Section 436 of the Code with respect to any Pension Plan; or (xii) a Foreign Plan Event.
“Erroneous Payment” shall have the meaning assigned to it in Section 10.14(a).

“Erroneous Payment Deficiency Assignment” shall have the meaning assigned to it in Section 10.14(d).
“Erroneous Payment Impacted Class” shall have the meaning assigned to it in Section 10.14(d).
“Erroneous Payment Return Deficiency” shall have the meaning assigned to it in Section 10.14(d).
“Erroneous Payment Subrogation Rights” shall have the meaning assigned to it in Section 10.14(d).
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning assigned to such term in Section 8.01.
“Excess Cash Flow” shall mean, for any Excess Cash Flow Period:
(a)    the sum, without duplication, of
(i)    Consolidated EBITDA for such Excess Cash Flow Period;
(ii)    cash items of income actually received by the Borrower or any of its Subsidiaries during such Excess Cash Flow Period not included (or deducted) in calculating Consolidated EBITDA; and
(iii)    the decrease, if any, in Net Working Capital from the start to the end of such Excess Cash Flow Period; minus
(b)    the sum, in each case without duplication, of:
(i)    the aggregate amount of cash Consolidated Tax Expense paid or payable by the Borrower and its Subsidiaries with respect to such Excess Cash Flow Period and, if payable, for which, to the extent required under GAAP, reserves have been established;
(ii)    the aggregate amount of Debt Service for such Excess Cash Flow Period;
(iii)    the aggregate amount of permanent repayments and prepayments of Indebtedness (including the Voluntary Loan Prepayment Amount made during such Excess Cash Flow Period that is applied by Borrower to Term Loans that are due and payable within the same fiscal year that such amortization payment is due pursuant to Section 2.09, as applicable, but excluding, in each case, the Voluntary Loan Prepayment Amount for such Excess Cash Flow Period that is applied by Borrower to Term Loans that are due and payable during such Excess Cash Flow Period in any fiscal quarter following the date such Voluntary Loan Prepayment Amount is made) made by the Borrower and its Subsidiaries during such Excess Cash Flow Period but only to the extent that (x) such repayments and prepayments by their terms cannot be reborrowed or redrawn, (y) such repayments and prepayments do not occur in connection with a refinancing of all or a portion of such Indebtedness, and (z) such repayments and prepayments are funded with Internally Generated Funds (other than to the extent made using the Cumulative Amount);

(iv)    the aggregate amount of Capital Expenditures actually paid or committed to be paid in cash during such Excess Cash Flow Period and anticipated to be made prior to the date the mandatory prepayment is required by Section 2.10(e) to the extent funded from Internally Generated Funds (other than to the extent made using the Cumulative Amount); provided that any such amounts not actually used shall be added to the calculation of Excess Cash Flow in the subsequent Excess Cash Flow Period;
(v)    the aggregate amount of Acquisition Consideration with respect to Permitted Acquisitions, other Investments permitted hereunder, other than Investments of a type permitted under Section 6.04(b) (other than clause (iv) therein) or (f) in each case, paid in cash during such Excess Cash Flow Period (or committed to be paid in cash during such Excess Cash Flow Period and anticipated to be made prior to the date the mandatory prepayment is required by Section 2.10(e); provided that any such amounts not actually used shall be added to the calculation of Excess Cash Flow in the subsequent Excess Cash Flow Period) to the extent funded from Internally Generated Funds (other than to the extent made using the Cumulative Amount);
(vi)    the aggregate amount of expenditures, other than Capital Expenditures, made in cash during such Excess Cash Flow Period and capitalized in accordance with GAAP during such Excess Cash Flow Period to the extent such expenditures are funded from Internally Generated Funds (other than to the extent made using the Cumulative Amount);
(vii)    the aggregate amount of cash items of expense (including losses) during such Excess Cash Flow Period not deducted in calculating Consolidated EBITDA;
(viii)    the aggregate amount of any Dividends (other than Dividends of a type permitted under Section 6.07(a) or (e)) paid during such Excess Cash Flow Period;
(ix)    the aggregate amount of any cash paid to repurchase Term Loans to the extent funded from Internally Generated Funds;
(x)    the aggregate amount of cash items included in the calculation of Consolidated EBITDA for such period to the extent paid in cash by the Borrower and its Subsidiaries during such Excess Cash Flow Period;
(xi)    the amount of any severance costs and expenses, restructuring expenses, charges, accruals and reserves, cost synergies and operating expense reductions, in each case, to the extent constituting adjustments included in the calculation of Consolidated EBITDA for such Excess Cash Flow Period;
(xii)    the increase, if any, in Net Working Capital from the start to the end of such Excess Cash Flow Period;
(xiii)    the amount of any non-cash gain included in Consolidated EBITDA for such Excess Cash Flow Period recognized as a result of any Dispositions; and
(xiv)    cash payments by the Borrower and its Subsidiaries during such Excess Cash Flow Period in respect of long-term liabilities of the Borrower and its Subsidiaries (other than obligations described in clause (v) above or Indebtedness) to the extent such payments are not expensed during any Excess Cash Flow Period or are not deducted in calculating Consolidated EBITDA;
provided, that, for purposes of calculating Excess Cash Flow for any Excess Cash Flow Period, for each Permitted Acquisition or other Investment consummated during such Excess Cash Flow Period, the Consolidated EBITDA of a target of any Permitted Acquisition or other Investment shall be included in such calculation only from and after the date of the consummation of such Permitted Acquisition or Investment, as applicable.
“Excess Cash Flow Period” shall mean, commencing with the fiscal year ending on September 30, 2024, each fiscal year of the Borrower.
“Excess Payment” shall have the meaning assigned to such term in Section 7.10(a).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Assets” shall have the meaning assigned to such term in the Security Agreement.
“Excluded Subsidiary” shall mean (i) any Subsidiary that is prohibited by applicable law at the time such Subsidiary becomes a Subsidiary from becoming a Guarantor, (ii) (A) any Subsidiary that is a CFC, to the extent making such CFC a Guarantor would result in material adverse tax consequences to the Borrower (as mutually determined by the Required Lenders and the Borrower) and any and all direct or indirect subsidiaries of such excluded CFC or CFC Holding Company (as defined below) and (B) any Subsidiary that has no material assets other than equity (or equity and indebtedness) of excluded CFCs described in the foregoing clause (ii)(A) (a “CFC Holding Company”) and/or excluded CFC Holding Companies, (iii) any Immaterial Subsidiary and (iv) any Subsidiary acquired pursuant to a Permitted Acquisition or other similar Investment permitted by this Agreement that is an obligor in respect of secured indebtedness that is permitted pursuant to this Agreement and not incurred in contemplation of such Permitted Acquisition or other similar investment and any Subsidiary thereof that Guarantees such secured Indebtedness, in each case to the extent (and for so long as) such secured indebtedness prohibits such subsidiary from becoming a Guarantor. For the avoidance of doubt, the Borrower shall at no time constitute an Excluded Subsidiary.
“Excluded Swap Obligation” shall mean any obligation of any Guarantor to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (a “Swap”), if, and to the extent that, all or a portion of the guarantee by such Guarantor of, or the grant by such Guarantor or the Borrower of a security interest to secure, such Swap (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.
“Excluded Taxes” shall mean, with respect to the Administrative Agent or any Lender, as applicable (each, a “Recipient”), of any payment to be made by or on account of any obligation of any Loan Party hereunder, or under any Loan Document, (a) Taxes imposed on (or measured by) its net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b)  in the case of a Lender (other than an assignee pursuant to a request by Borrower under Section 2.16), any U.S. federal withholding Tax that (i) is imposed on amounts payable to such Recipient at the time such Recipient becomes a party to this Agreement (or designates a new lending office) or (ii) is attributable to such Lender’s failure to comply with Section 2.15(e), in each case except to the extent that such Recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 2.15(a), and (c) any United States federal withholding Taxes imposed under FATCA.
“Executive Order” shall have the meaning assigned to such term in Section 3.20(a).
“Existing Lien” shall have the meaning assigned to such term in Section 6.02(b).
“Extended Term Loans” shall have the meaning specified in Section 2.20(a).
“Extending Lender” shall have the meaning specified in Section 2.20(a).
“Extension” shall have the meaning specified in Section 2.20(a).
“Extension Offer” shall have the meaning specified in Section 2.20(a).
“Extraordinary Receipts” shall mean any cash received by the Borrower or any of its Subsidiaries not in the ordinary course of business (and not constituting Net Cash Proceeds subject to Section 2.10(c) or Cure Amount subject to Section 2.10(g)), including, without limitation, (i) judgments, proceeds of settlements, or other consideration of any kind in connection with any cause of action, (ii) indemnity payments (except to the extent used to pay related liabilities owing to third parties unaffiliated with the Loan Parties), (iii) proceeds of tax refunds or tax credits (including any Employee Retention Tax Credit under the CARES Act) and (iv) any purchase price adjustment, escrow payment or holdback amount or similar amount received in connection with any purchase agreement (other than a working capital adjustment).
“Facilities” shall mean the Term Loan Facility and the Revolving Credit Facility.
“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any person), the price at which a willing buyer (that is not an Affiliate of the seller), and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the Board of Directors of the Borrower or, pursuant to a specific delegation of authority by such Board of Directors or a designated senior executive officer, of the Borrower (or the Subsidiary of the Borrower selling such asset).
“FATCA” shall mean sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version to the extent such version is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any intergovernmental agreements or agreements implementing the foregoing entered into pursuant to Section 1471(b) of the Code.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary to the next 1/100th of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Fees” shall mean the Commitment Fees, the Administrative Agent Fees and the other fees referred to in Section 2.05(d).
“Final Maturity Date” shall mean the later of (i) the Revolving Maturity Date and (ii) the Term Loan Maturity Date.
“Financial Officer” of any person shall mean any of the president, chief operating officer, chief financial officer, principal accounting officer, treasurer, or controller of such person.
“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
“First Amendment” shall mean that certain First Amendment to Credit Agreement, dated as of January 27, 2022, by and among the Borrower, the Subsidiary Guarantors party thereto and the Administrative Agent.
“First Amendment Effective Date” shall mean the date on which the conditions precedent set forth in Section 3 of the First Amendment are satisfied.
“First Lien Leverage Ratio” shall mean, at any date of determination, the ratio of (a) the Consolidated First Lien Indebtedness outstanding on such date minus Unrestricted Cash and Cash Equivalents of the Borrower and its Subsidiaries that are Domestic Subsidiaries in an aggregate amount not to exceed $35,000,000 to (b) Consolidated EBITDA for the Test Period then most recently ended.
“Fixed Charge Coverage Ratio” shall mean, as of the last day of any specified Test Period, the ratio of: (a) (i) Consolidated EBITDA for the Test Period ending on such date, minus (ii) Capital Expenditures other than Capital Expenditures made in cash in such period that are financed with cash proceeds of (A) Delayed Draw Term Loans or (B) Equity Issuances (other than Permitted Cure Securities), plus (iii) the aggregate amount of Unrestricted Cash and Cash Equivalents in excess of $35,000,000 to (b) the sum of (i) Consolidated Interest Expense paid in cash for such period, plus (ii) scheduled amortization principal payments of Indebtedness that have been made or required to have been made during such period pursuant to this Agreement (including scheduled principal payments in respect of the Term Loans and scheduled reductions of the Revolving Commitments to the extent accompanied by a reduction in the amount of Revolving Exposure, but excluding any mandatory prepayments pursuant to Section 2.10(c), 2.10(e), 2.10(f) and 2.10(g) of this Agreement), plus (iii) Taxes based on income paid in cash in such period, plus (iv) without duplication of the foregoing, payments made during such Test Period on account of principal of Indebtedness of the Borrower and its Subsidiaries.
“Floor” shall mean 1.00%.
“Foreign Lender” shall mean any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Foreign Plan” shall mean any employee pension benefit plan, fund, program, policy, arrangement, or agreement, or other similar program established, maintained or contributed to by any

Company on behalf of (or for the benefit of) its employees, officers or directors employed, or otherwise engaged, outside the United States.
“Foreign Plan Event” shall mean, with respect to any Foreign Plan, (i) the existence of unfunded liabilities in excess of the amount permitted under any applicable Legal Requirement, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (ii) the failure to make the required contributions or payments, under any applicable Legal Requirement, on or before the due date for such contributions or payments, (iii) the receipt of a notice from a Governmental Authority relating to the intention to terminate such Foreign Plan or to appoint a trustee or similar official to administer such Foreign Plan, or alleging the insolvency of such Foreign Plan, or (iv) the incurrence of any liability by any Company under applicable Legal Requirements on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein.
“Foreign Subsidiary” shall mean a Subsidiary that is not a Domestic Subsidiary.
“Fourth Amendment” shall mean that certain Fourth Amendment to Credit Agreement, dated as of May 14, 2024 by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.
“Fourth Amendment Effective Date” shall mean the date on which the conditions precedent set forth in Section 2 of the Fourth Amendment are satisfied.
“Funding Default” shall have the meaning assigned to such term in Section 2.16(c).
“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.
“Governmental Authority” shall mean any federal, state, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality or regulatory body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” shall have the meaning assigned to such term in Section 11.04(i).
“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.
“Guarantees” shall mean the guarantees issued pursuant to Article VII by each of the Guarantors.
“Guarantors” shall mean the Subsidiary Guarantors and, with respect to Hedging Obligations and Bank Product Obligations, the Borrower.
“Hazardous Materials” shall mean any substances, chemicals, or wastes that are listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning), under any Environmental Laws, or which could give rise to liability under any Environmental Law, including but not limited to, polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs, asbestos or any asbestos-containing materials in any form or condition, lead-based paint, pesticides, radon or any other radioactive materials including any source, special nuclear or by-product material, petroleum, petroleum by-products, crude oil or any fraction thereof, toxic mold, or per- or polyfluoroalkyl substances (PFAS).
“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.
“Historical Financial Statements” shall mean (a) the audited consolidated balance sheet of the Borrower and certain of its Affiliates (as specified therein) as at the end of the fiscal years ended September 30, 2020, 2019 and 2018, (b) the unaudited consolidated balance sheet of the Borrower and certain of its Affiliates (as specified therein) as at the end of the fiscal quarter ended June 30, 2021, (c) the unaudited consolidated balance sheet of Envigo and certain of its Affiliates (as specified therein) as of the dates specified therein and, in each case, the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal periods, including the notes thereto.
“Immaterial Subsidiary” shall mean, as of any date, any Subsidiary (x) whose total assets, in the aggregate with the total assets of all other Subsidiaries constituting Immaterial Subsidiaries, in each case, as measured as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been delivered, equal or are less than 2.5% of Consolidated Total Assets, (y) whose total revenue in the aggregate with the total revenue of all other Subsidiaries constituting Immaterial Subsidiaries, in each case, as measured as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been delivered, equal or are less than 2.5% of consolidated total revenues of the Borrower and its Subsidiaries and (z) whose Consolidated EBITDA, in the aggregate with Consolidated EBITDA of all other Subsidiaries constituting Immaterial Subsidiaries, in each case, as measured as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been delivered, equal or are less than 2.5% of Consolidated EBITDA; provided that a Subsidiary will not be considered to be an Immaterial Subsidiary if it directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of any Loan Party, or if it owns any Intellectual Property that is material to the business of the Borrower or any other Subsidiary.
“Increased Amount Date” shall have the meaning assigned to such term in Section 2.19(a).
“Increasing Lenders” shall have the meaning assigned to such term in Section 2.19(b).
“Incremental Excess Yield” shall have the meaning assigned to such term in Section 2.19(a).

“Incremental Facility” shall have the meaning assigned to such term in Section 2.19(a).
“Incremental Loan Amendment” shall have the meaning assigned to such term in Section 2.19(c).
“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances (including unreimbursed amounts outstanding under letters of credit and any Convertible Indebtedness); (b) all obligations of such person evidenced by loan agreements, bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to Property purchased by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (d) all obligations of such person issued or assumed as part of the deferred purchase price of Property or services (excluding (w) trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms, (x) deferred rent obligations, (y) customary obligations under employment arrangements and (z) purchase price adjustments or Earn-Outs that have not yet become liabilities on the balance sheet of such person in accordance with GAAP); (e) all Indebtedness of others secured by any Lien on Property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the Fair Market Value of such Property and (ii) the amount of the Indebtedness secured; (f) all Capital Lease Obligations, Purchase Money Obligations and Off-Balance Sheet Obligations of such person; (g) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of Disqualified Stock; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit (but only to the extent of drawn but unreimbursed amounts thereunder), letters of guaranty, bankers’ acceptances and similar credit transactions; and (j) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor; provided that Indebtedness shall not include accrued expenses, deferred revenue, deferred rent, deferred taxes and deferred compensation and customary obligations under employment arrangements; provided, further, that for the avoidance of doubt, any due and payable amounts attributable or related to the 2024 Settlement shall not be considered Indebtedness.
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).
“Information” shall have the meaning assigned to such term in Section 11.12.
“Initial Term Lender” shall mean any Lender with an Initial Term Loan Commitment or holding Initial Term Loans.
“Initial Term Loan Commitment” shall mean, with respect to each Initial Term Lender, the commitment of such Initial Term Lender to make Initial Term Loans. The aggregate amount of the Initial Term Loan Commitments on the Closing Date is $165,000,000.

“Initial Term Loans” shall mean the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01(a) and shall include, for the avoidance of doubt, any PIK Amounts.
“Insolvency Law” shall mean the Bankruptcy Code of the United States, and all other insolvency, bankruptcy, receivership, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, reorganization, or similar Legal Requirements of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Insurance Policies” shall mean the insurance policies and coverages required to be maintained by each Loan Party that is an owner or lessee of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 5.04 and all renewals and extensions thereof.
“Insurance Requirements” shall mean, collectively, all material provisions of the Insurance Policies, all material requirements of the issuer of any of the Insurance Policies and all material Orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon any Loan Party that is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.
“Intellectual Property” shall have the meaning assigned to such term in Section 3.06(a).
“Interest Election Request” shall mean a request by Borrower to convert or continue a Revolving Borrowing, Term Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit D.
“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each fiscal quarter to occur during any period in which such Loan is outstanding, (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Loan with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing, (c) with respect to any Revolving Loan, the Revolving Maturity Date or such earlier date on which the Revolving Commitments are terminated and (d) with respect to any Term Loan, the applicable Term Loan Maturity Date.
“Interest Period” shall mean, with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Internally Generated Funds” shall mean funds not constituting the proceeds of any Indebtedness, Debt Issuance, Equity Issuance, Asset Sale or Casualty Event (in each case, without regard to the exclusions from the definitions thereof).

“Investments” shall have the meaning assigned to such term in Section 6.04.
“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit 3 to the Security Agreement.
“Judgment Currency” shall have the meaning assigned to such term in Section 11.18.
“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 11.18.
“Junior Indebtedness” shall mean any Indebtedness of any Company that is (x) secured by a Lien that is junior in priority to the Lien securing the Obligations, (y) by its terms subordinated in right of payment to all or any portion of the Obligations or (z) unsecured.
“LCA Election” shall mean the Borrower’s election to treat a specified acquisition as a Limited Condition Acquisition.
“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.
“Legal Requirements” shall mean, as to any person, the Organizational Documents of such person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, license, permit, guidelines, decrees, requirement, Order or determination of an arbitrator or a court or other Governmental Authority, or other legally binding requirements, in each case would reasonably be interpreted to be applicable to or binding upon such person or any of its Property or to which such person or any of its Property would reasonably be interpreted to be subject.
“Lender Presentation” shall mean that certain lender presentation furnished to the initial Lenders in connection with the syndication of the Facilities on or around the August 2021.
“Lenders” shall mean (a) each financial institution and other persons party hereto as “Lenders” on the date hereof, (b) each Additional Lender and (c) each financial institution or other person that becomes a party hereto pursuant to an Assignment and Assumption (including pursuant to Section 2.19 and Section 2.20), other than, in each case, any such financial institution or person that has ceased to be a party hereto pursuant to an Assignment and Assumption.
“Lien” shall mean, with respect to any Property, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Acquisition” shall mean any acquisition or investment permitted hereunder by any Borrower or one or more of its Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing; provided that solely for the purpose of (i) measuring the relevant ratios and baskets with respect to the incurrence of any Indebtedness (including any Incremental Facilities) or Liens or the making of any acquisitions or other Investments, Dividends, Restricted Debt Payments, Asset Sales or other sales or dispositions of assets or fundamental changes or (ii) determining compliance with representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with a Limited Condition Acquisition after giving effect thereto, if the Borrower has made an LCA Election with respect to such Limited Condition Acquisition, the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and, if after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio, basket, representation or warranty, such ratio, basket, representation or warranty shall be deemed to have been complied with. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earliest to occur of (i) the date on which such Limited Condition Acquisition is consummated, (ii) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition or (iii) the date that is 120 days after the relevant LCA Test Date, any such ratio or basket shall be calculated (A) on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Acquisition has actually closed, the acquisition agreement with respect thereto has been terminated or such 120-day period has expired and (B) on a standalone basis without giving effect to such Limited Condition Acquisition and the other transactions in connection therewith.
“Loan” or “Loans” shall mean, as the context may require, any Revolving Loan, Initial Term Loan, Extended Term Loan, New Term Loan or Delayed Draw Term Loan and, in each case, including any PIK Amounts.
“Loan Documents” shall mean this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Notes (if any), the Security Documents and each Joinder Agreement, but excluding any Hedging Agreement. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Parties” shall mean the Borrower and the Subsidiary Guarantors.
“Main Street Credit Agreement” shall mean that certain Credit Agreement, dated as of November 4, 2020, by and among Envigo, the guarantors party thereto and Harbor Bankshares Asset Management, LLC, as lender.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” shall mean, any event, change or condition that, individually or in the aggregate, has had, or could reasonably be expected to have (a) a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) a material and adverse effect on the rights and remedies of the Administrative Agent under this Agreement or the other Loan Documents (other than solely due to the extent of the action or inaction of the Administrative Agent, or any of the Lenders), or (c) a material and adverse effect on the ability of the Borrower and Guarantors to perform their payment obligations under this Agreement and the other Loan Documents; provided that, until the Initial End Date of the Amendment Relief Period, any effect on the business, operations or financial condition of the Borrower and its Subsidiaries directly resulting from the impact of the matters occurring prior to the Second Amendment Effective Date and described in the Section 5.02(c) Notice dated December 14, 2022, delivered by the Borrower to the Administrative Agent pursuant to Section 5.02(c), shall be deemed not to constitute a Material Adverse Effect under clause (a) of the definition hereof; it being understood and agreed that any updates, developments or events occurring after the Second Amendment Effective Date relating to such matters (or prior to the Second Amendment Effective Date but not disclosed to the Lenders on or prior to such date in writing) that, individually or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, shall constitute a Material Adverse Effect~~.~~; provided, further, that any effect on the business operations or financial condition of the Borrower and its Subsidiaries resulting directly from the terms of the 2024 Settlement shall be deemed not to constitute a Material Adverse Effect.
“Material Foreign Subsidiary” shall mean, as of any date, any Foreign Subsidiary of the Borrower that is not an Immaterial Subsidiary.
“Maximum Incremental Facilities Amount” shall mean the sum of the following:
(a)    $35,000,000, plus
(b)    an unlimited additional amount of New Term Loans and New Revolving Commitments so long as, on a Pro Forma Basis, the First Lien Leverage Ratio shall not exceed 3.25:1.00; provided that (x) for purposes of determining compliance with the foregoing First Lien Leverage Ratio, any New Revolving Commitments and any incremental facilities in the form of delayed draw term loans shall be deemed to be drawn in full, all New Term Loans and the cash proceeds of any New Term Loans and New Revolving Commitments (assuming the full amount thereof is drawn) shall be excluded for cash netting purposes and (y) to the extent the proceeds of any New Term Loans are intended to be applied to finance a Limited Condition Acquisition, the First Lien Leverage Ratio shall be tested in accordance with the last sentence of the definition of “Limited Condition Acquisition”;
provided that, from and after the Third Amendment Effective Date, the Maximum Incremental Facilities Amount shall equal $0.
“Maximum Rate” shall have the meaning assigned to such term in Section 11.13.
“Merger” shall have the meaning assigned to such term in the preamble.
“Merger Agreement” shall mean that certain Agreement and Plan of Merger, made and entered into as of September 21, 2021, by and among, inter alios, Merger Sub, LLC, Merger Sub, the Borrower and Envigo, together with the schedules and exhibits thereto.
“Minimum Extension Condition” shall have the meaning assigned to such term in Section 2.20(b).

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” shall mean an agreement, including a mortgage, deed of trust or any other document, creating and evidencing a first priority Lien in favor of the Collateral Agent on Mortgaged Property in a form reasonably satisfactory to the Collateral Agent (including with respect to requirements for title, flood and other insurance and surveys), with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign Legal Requirements.
“Mortgaged Property” shall mean each Real Property that is (or shall be) subject to a Mortgage delivered on the Closing Date or after the Closing Date pursuant to Section 4.01(o), Section 5.18 or Section 5.10(d).
“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Company or any ERISA Affiliate has an obligation to contribute or with respect to which any Company or ERISA Affiliate has incurred any undischarged liability or could reasonably be expected to incur any liability (whether contingent or otherwise).
“Net Cash Proceeds” shall mean:
(a)    with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the proceeds thereof in the form of cash, cash equivalents (including Cash Equivalents) and marketable securities (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, or by the sale, transfer or other Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) received by any Company (including cash proceeds subsequently received (as and when received by any Company) in respect of non-cash consideration initially received) net of, without duplication, (i) selling fees and expenses (including brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale and in connection with any repatriation of such proceeds (after taking into account any available tax credits or deductions and any tax sharing arrangements)), (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations, earn-out obligations or purchase price adjustments associated with such Asset Sale or (y) any other liabilities retained or payable by any Company associated with the Properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) if applicable, the principal amount of any Indebtedness secured by a Permitted Lien on the assets subject to such Asset Sale (other than Indebtedness secured under the Security Documents or otherwise subject to an intercreditor agreement pursuant to this Agreement) that has been repaid or refinanced in accordance with its terms with the proceeds of such Asset Sale or Casualty Event and (iv) the Borrower’s good faith estimate of the amount of payments required to be made with respect to unassumed liabilities relating to the properties sold within thirty (30) days of such Asset Sale (provided that (x) the funds described in this clause (iv) are deposited into escrow with a third party escrow agent or set aside in a separate deposit account that is subject to a Control Agreement entered into with the Collateral Agent and (y) to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within the earlier of thirty (30) days after such Asset Sale or at such time when such amounts are no longer required to be set aside as such a reserve, such reserved amounts shall constitute Net Cash Proceeds);

(b)    with respect to any Debt Issuance or any issuance or sale of Equity Interests by the Borrower or any of its Subsidiaries that is not an Equity Issuance, the cash proceeds thereof received by, or on behalf of, any Company, net of fees, commissions, costs and other expenses incurred in connection therewith; and
(c)    with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received by, or on behalf of, any Company in respect thereof, net of all costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event (including, in respect of any such Casualty Event, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale (after taking into account any available tax credits or deductions and any tax sharing arrangements) (provided that, to the extent and at the time that any such taxes are no longer required to be paid or payable, such amounts shall then constitute Net Cash Proceeds)).
“Net Working Capital” shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.
“New Lender” shall have the meaning assigned to such term in Section 2.19(b).
“New Revolving Commitments” shall have the meaning assigned to such term in Section 2.19(a).
“New Term Loan Commitments” shall have the meaning assigned to such term in Section 2.19(a).
“New Term Loans” shall have the meaning assigned to such term in Section 2.19(a).
“Non-Guarantor Subsidiary” shall mean any Subsidiary of the Borrower that is not a Subsidiary Guarantor.
“Non-Public Information” shall mean material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to the Borrower or its Subsidiaries or their respective securities.
“Notes” shall mean any notes evidencing the Term Loans, Delayed Draw Term Loans or Revolving Loans, in each case issued pursuant to Section 2.04(e) of this Agreement, if any, substantially in the form of Exhibit E-1, E-2 or E-3 respectively.
“Obligations” shall mean (a) all obligations and guarantees thereof of the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including any PIK Interest and any interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees (including the Third Amendment Term Loan Effective Date PIK Fee, the Third Amendment Term Loan Deferred Fee and the Third Amendment RCF Deferred Fee), costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising.
“OFAC” shall mean the Office of Foreign Asset Control of the Department of Treasury of the United States of America.
“Off-Balance Sheet Obligations” of a person shall mean, without duplication, (a) any repurchase obligation or liability of such person with respect to accounts or notes receivable sold by such person, (b) any Synthetic Lease Obligations of such person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such person (other than operating leases).
“Offer Process” shall have the meaning assigned to such term in Section 11.04(c)(ii).
“Officers’ Certificate” shall mean a certificate executed by (a) the chairman of the Board of Directors (if an officer), the chief executive officer, the president or the chief operating officer or (b) one of the Financial Officers, each in his or her official (and not individual) capacity.
“Order” shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.
“Organizational Documents” shall mean, collectively, with respect to any person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar constitutive documents) of such person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar constitutive documents) of such person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such person, (d) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such person, (e) in any other case, the functional equivalent of the foregoing, and (f) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such person.
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean any and all present or future stamp, court, intangible, recording, property, filing or documentary Taxes or any similar Taxes, charges or levies arising from any payment made or required to be made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
“Partial Third Amendment RCF Deferred Fee Amount” shall mean, with respect to any permanent reduction or termination in part of the Revolving Commitments (including any automatic acceleration or termination as a result of any Event of Default) of the Consenting Revolving Lenders on any date of determination, the amount equal to (a) the Total Third Amendment RCF Deferred Fee Amount multiplied by (b) a percentage, determined by dividing (i) the aggregate amount of the Revolving Commitments of the Consenting Revolving Lenders so reduced or terminated (including any automatic acceleration or termination as a result of any Event of Default) on such date by (ii) the aggregate amount of the Revolving Commitments held by the Consenting Revolving Lenders immediately prior to the effectiveness of the Third Amendment on the Third Amendment Effective Date.
“Partial Third Amendment Term Loan Deferred Fee Amount” shall mean, with respect to any prepayment or repayment in part of the Term Loans of the Consenting Term Lenders on any date of determination, the amount equal to (a) the Total Third Amendment Term Loan Deferred Fee Amount multiplied by (b) a percentage, determined by dividing (i) the aggregate principal amount of the Term Loans of the Consenting Term Lenders so prepaid or repaid on such date by (ii) the aggregate outstanding principal amount of the Term Loans held by the Consenting Term Lenders immediately prior to the effectiveness of the Third Amendment on the Third Amendment Effective Date.
“Participant” shall have the meaning assigned to such term in Section 11.04(f).
“Participant Register” shall have the meaning assigned to such term in Section 11.04(f).
“Patriot Act” shall have the meaning assigned to such term in Section 3.21(a).
“Payment Recipient” shall have the meaning assigned to it in Section 10.14(a).
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Pension Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan and other than a Foreign Plan) subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA (a) which is maintained, sponsored, contributed to or required to be contributed to by any Company or any ERISA Affiliate or (b) with respect to which any Company or ERISA Affiliate has incurred any undischarged liability or could reasonably be expected to incur any liability (whether contingent or otherwise) including under Section 4062 or Section 4069 of ERISA.
“Perfection Certificate” shall mean a perfection certificate in the form of Exhibit F-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.
“Perfection Certificate Supplement” shall mean a perfection certificate supplement in the form of Exhibit F-2 or any other form approved by the Collateral Agent.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”
“Permitted Acquisition” shall mean any consensual transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any person, or all or substantially all of any business or division of any person, (b) acquisition of all or substantially all of the Equity Interests of any person, and otherwise causing such person to become a Subsidiary of such person, if each of the following conditions is met, or (c) merger or consolidation or any other combination with any person if the Required Lenders have otherwise consented in writing thereto; in the case of clauses (a) through (c), so long as each of the following conditions are satisfied:
(i)    no Default or Event of Default has occurred and is continuing immediately prior to an after giving effect to the consummation of such acquisition (or in the case of a Limited Condition Acquisition, no Default or Event of Default has occurred and is continuing at the time the definitive agreement for such acquisition is executed);
(ii)    the persons or business to be acquired shall be, or shall be engaged in, a business of the type that the Borrower and its Subsidiaries are then permitted to be engaged in under Section 6.11;
(iii)    to the extent that any Specified Acquired Property is to be acquired (or is acquired) pursuant to such proposed transaction or series of related proposed transactions, the Acquisition Consideration paid (or payable) with respect to such Specified Acquired Property shall not exceed, together with the amount of Acquisition Consideration paid (or payable) for any other Specified Acquired Property acquired pursuant to a Permitted Acquisition after the Closing Date, $20,000,000 in the aggregate;
(iv)    (a) in the case of an acquisition of all or substantially all of the Property of any person or all or substantially all of any business or division of any person (other than, in either case, Specified Acquired Property), the person making such acquisition is Borrower or a Subsidiary Guarantor, or upon consummation of the Permitted Acquisition becomes a Subsidiary Guarantor pursuant to the requirements of and only to the extent required by Section 5.10, (b) in the case of an acquisition of the Equity Interests of any person (other than Specified Acquired Property), both the person making such acquisition and the person directly so acquired is Borrower or a Subsidiary Guarantor, or upon consummation of the Permitted Acquisition becomes a Subsidiary Guarantor pursuant to the requirements of and only to the extent required by Section 5.10 and (c) in the case of a merger or consolidation or any other combination with any person (other than Specified Acquired Property), the person surviving such merger, consolidation or other combination is Borrower or a Subsidiary Guarantor, or upon consummation of the Permitted Acquisition becomes a Subsidiary Guarantor pursuant to the requirements of and only to the extent required by Section 5.10;
(v)    if the Acquisition Consideration for such acquisition is greater than $10,000,000, Administrative Agent shall have received a copy of any quality of earnings report prepared in respect of any such transaction;
(vi)    after giving effect to such Permitted Acquisition, the Borrower or the applicable Subsidiary shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 6.15 applicable for the four (4) consecutive fiscal quarters of the Borrower ended on, or most recently preceding, the date of such Permitted Acquisition for which financial statements have been (or were required to have been) delivered to the Administrative Agent pursuant to Section 5.01(a) or (b); provided, that, with respect to any Limited Condition Acquisition, the Borrower or the applicable Subsidiary shall be, as of the date of the execution and delivery of the applicable definitive purchase agreement in connection with such Limited Condition Acquisition, in compliance on a Pro Forma Basis with the financial covenants applicable for the four (4) consecutive fiscal quarters of the Borrower ended on, or most recently preceding, such date for which financial statements have been (or were required to have been) delivered to the Administrative Agent pursuant to Section 5.01(a) or (b); and
(vii)    within seven (7) Business Days after the consummation of the transaction or first of the series of related transactions, the Borrower shall have delivered to the Administrative Agent for distribution to the Lenders an Officer’s Certificate (A) certifying that such transaction or series of related transactions complies with all provisions of this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance) and (B) identifying all Persons acquired in connection therewith and whether each such Person will be a Loan Party or a non-Loan Party following its acquisition, and, if a non-Loan Party, the basis on which the Borrower has determined that such Person is an Excluded Subsidiary or otherwise not required to become a Subsidiary Guarantor pursuant to the Guarantee (including, if applicable, reasonably detailed backup data and calculations with respect to any necessary calculations for such determination (e.g., for any determination that a Person constitutes an Immaterial Subsidiary, calculation of total assets, Consolidated Total Assets, total revenue and Consolidated EBITDA in accordance with the definition of “Immaterial Subsidiary”); provided, that if the transaction or series of related transactions constitutes a Limited Condition Acquisition, the requirement under this clause (vii) shall be bifurcated and the Borrower shall have delivered to the Administrative Agent for distribution to the Lenders within seven (7) Business Days after the definitive agreement for such acquisition being executed, an Officer’s Certificate certifying that such transaction or series of related transactions complies with clauses (i) and (vi) of this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance);
provided that, during the Amendment Relief Period, the Borrower and its Subsidiaries shall not be permitted to, and shall not, make any Permitted Acquisitions.
“Permitted Bond Hedge Transaction” shall mean any call or capped call option (or substantively equivalent derivative transaction) on the Borrower’s common stock purchased by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the sale of such Permitted Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Convertible Indebtedness” shall mean unsecured Convertible Indebtedness that satisfies each the following conditions: (i) such Indebtedness shall not, until 180 days or more after the Term Loan Maturity Date, (x) require any amortization or other scheduled cash repayment (other than cash interest payments and payments of cash in lieu of any fraction shares upon conversion, and cash payments in connection with a “fundamental change” (defined as is typical for public company Convertible Indebtedness) (all of which, shall, for the avoidance of doubt, be subject to the covenants and limitations contained in the Loan Documents, including, without limitation, Section 6.07 and Section 6.09); and (y) have any put rights, redemption, repayment or other conditions that cause payment that are not customary redemption or repayment events for public company Convertible Indebtedness (provided that any put rights, redemption, repayment or other conditions that cause payment shall, for the avoidance of doubt, be subject to the covenants and limitations contained in the Loan Documents, including, without limitation, Section 6.07 and Section 6.09); (ii) other than provided in (i)(x) above, such Indebtedness shall not require any cash payments until at least 180 days after the Term Loan Maturity Date; provided, that any such cash payments, shall, for the avoidance of doubt, be subject to the covenants and limitations contained in the Loan Documents); (iii) such Indebtedness shall have no (x) events of default other than those that are typical for public company Convertible Indebtedness; provided that any events of defaults of the type set forth in the Loan Documents shall be set back with at least a 25% cushion relative to such event of default under the Loan Documents; provided, further, that in no event shall any events of default in such Indebtedness be more burdensome for the Borrower and its Subsidiaries, taken as a whole, than those events of default set forth in the Loan Documents; provided, however, that such Convertible Indebtedness shall only cross-accelerate and shall not cross-default to the Loan Documents, (y) financial covenants or (z) other covenants other than covenants customary for public company Convertible Indebtedness; provided that any covenants of the type set forth in the Loan Documents shall be set back with at least a 25% cushion relative to such covenants under the Loan Documents; provided, further, that in no event shall the covenants in such Indebtedness be more burdensome for the Borrower and its Subsidiaries, taken as a whole, than those covenants set forth in the Loan Documents; (iv) the interest payable on account of such Indebtedness shall not exceed 4.25% per annum, (v) the maturity date of such Indebtedness shall be at least 180 days after the Term Loan Maturity Date and (vi) such Indebtedness shall be issued by the Borrower and only guaranteed by BAS Evansville Inc. and no other Subsidiary.
“Permitted Cure Securities” shall mean Equity Interests of the Borrower issued (in the form of common equity and/or other Qualified Stock) to the extent (and only to the extent) necessary to fund the Cure Right, as the same is immediately contributed as cash common equity to the Borrower.
“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.
“Permitted Refinancing” shall have the meaning assigned to such term in Section 6.01(k).
“Permitted Warrant Transaction” shall mean any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Borrower’s common stock sold by the Borrower substantially concurrently with any purchase by the Borrower of a related Permitted Bond Hedge Transaction.
“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, company (whether limited in liability or otherwise), partnership (whether limited in liability or otherwise) or Governmental Authority, or any other entity, in any case, whether acting in a personal, fiduciary or other capacity.
“PIK Amounts” shall mean, collectively, the Third Amendment Term Loan Effective Date PIK Fee and any PIK Interest, in each case, as applicable, that have been capitalized and added to the principal amount of the Term Loans pursuant to, and in accordance with, Section 3(a) of the Third Amendment and Section 2.06(f).
“PIK Interest” shall have the meaning assigned to such term in Section 2.06(f).
“PIK Rate” shall mean, with respect to any Term Loan, a portion of the Applicable Margin equal to 0.25% per annum.
“Platform” shall mean IntraLinks, SyndTrak or a substantially similar electronic transmission system.

“Pledgor” shall mean each Company listed on Schedule 1.01(a), and each other Subsidiary of any Company that is or becomes a party to this Agreement (in its capacity as a Subsidiary Guarantor) and the Security Documents pursuant to Section 5.10.
“Premises” shall have the meaning assigned thereto in the applicable Mortgage.
“Pro Forma Basis” shall mean, with respect to compliance with any test or covenant hereunder (excluding Section 2.10(e)), that all Subject Transactions (including, to the extent applicable, the Transactions, but excluding any investments, acquisitions and dispositions in the ordinary course of business), restructuring or other cost saving actions and the following transactions in connection therewith (if any) shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant and all definitions (including Consolidated EBITDA) used for purposes of the financial covenants or tests hereunder (excluding Section 2.10(e)) shall be determined subject to pro forma adjustments which are attributable to such event or events, which may include the amount of run rate cost savings, operating expense reductions and cost synergies projected by the Borrower in good faith to result from or relating to any Subject Transaction which is being given pro forma effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and cost synergies are taken or with respect to which substantial steps have been taken or are reasonably expected to be taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Borrower and certified by a Financial Officer of the Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period and “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are reasonably expected to be taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included (without duplication of any amounts that are otherwise added back in computing Consolidated EBITDA or any other components thereof) in the initial pro forma calculations of such financial ratios or tests and during any subsequent period in which the effects thereof are expected to be realized)) relating to such Subject Transaction, restructuring or other cost saving actions; provided that such amounts are (A) certified by the Borrower as having been determined in good faith to be reasonably anticipated to be realized from actions taken or with respect to which substantial steps have been taken within eighteen (18) months following such Subject Transaction, restructuring or other cost saving actions or (B) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities And Exchange Commission (or any successor agency); provided, further, that, the aggregate amount pursuant to clause (A) of the preceding proviso and clause (e) of the definition of “Consolidated EBITDA” in any period of four consecutive fiscal quarters, together with the aggregate amount of extraordinary or nonrecurring losses and expenses excluded from Consolidated Net Income pursuant to clause (h) of the definition thereof for such period, shall not exceed 25% of Consolidated EBITDA prior to giving effect to such add-backs and adjustments for such period.
“Pro Rata Percentage” of any (a) Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender’s Revolving Commitment, (b) Initial Term Lender at any time shall mean the percentage of the total Initial Term Loan Commitments of all Initial Term Lenders represented by such Lender’s Initial Term Loan Commitment or (c) Delayed Draw Term Loan Lender at any time shall mean the percentage of the total Delayed Draw

Term Loan Commitments of all Delayed Draw Term Loan Lenders represented by such Lender’s Delayed Draw Term Loan Commitment; provided that, in the case of the Revolving Credit Facility, if such Commitments have been terminated or have expired, then the Pro Rata Percentage of each Lender shall be determined based on the Pro Rata Percentage of such Lender immediately prior to such termination or expiration and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Pro Rata Share” shall have the meaning assigned to such term in Section 7.10(a).
“Projections” shall have the meaning assigned to such term in Section 3.04(b).
“Property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property, cash, securities, accounts, revenues and contract rights.
“Public Lenders” shall mean any Lender that does not wish to receive Non-Public Information with respect to the Borrower or its Subsidiaries or their respective securities.
“Public Official” shall mean (i) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency, or other division; (ii) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary or medical facility; (iii) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; (iv) any person acting in an official capacity for any government or government entity, enterprise, or organization identified above; and (v) any political party, party official or candidate for political office.
“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets (including Equity Interests of any person owning fixed or capital assets) or the cost of installation, construction or improvement of any fixed or capital assets (including capitalized leasehold improvements); provided, however, that (a) such Indebtedness is incurred prior to or within 90 days after such acquisition, installation, construction or improvement of such fixed or capital assets by such person and (b) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.
“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Stock” of any person shall mean any Equity Interest of such person that does not constitute Disqualified Stock.
“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other Property and rights incidental to the ownership, lease or operation thereof.
“Reference Date” shall have the meaning assigned to such term in the definition of “Cumulative Amount”.
“Refinancing” shall have the meaning assigned to such term in the preamble hereto.
“Refinancing Amendment” shall mean an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender that agrees to provide any portion of the extending, renewing or refinancing Indebtedness being incurred pursuant thereto.
“Refinancing Revolving Loan Commitments” shall mean one or more tranches of Revolving Loan commitments hereunder that result from a Refinancing Amendment.
“Refinancing Revolving Loans” shall mean one or more tranches of Revolving Loans that result from a Refinancing Amendment.
“Refinancing Term Commitments” shall mean one or more tranches of Term Loan Commitments hereunder that result from a Refinancing Amendment.
“Refinancing Term Loans” shall mean one or more tranches of Term Loans that result from a Refinancing Amendment.
“Register” shall have the meaning assigned to such term in Section 11.04(d).
“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Reinvestment Funds” shall mean, with respect to any Net Cash Proceeds of any Asset Sale or Casualty Event in respect of the single event or series of related events giving rise thereto, that portion of such funds as shall be reinvested (or be subject to a binding commitment for any such reinvestment) within 365 days after receipt thereof by the Borrower or any Subsidiary in assets (other than ordinary course current assets) useful in the business of the Borrower and its Subsidiaries; provided that, if any such Net Cash Proceeds are not actually so reinvested within 365 days of such receipt (or 545 days of receipt if committed to be so reinvested pursuant to a binding agreement entered into on or prior to such 365th day), such unreinvested portion shall no longer constitute Reinvestment Funds and shall be applied on the last day of such period as a mandatory prepayment as provided in Section 2.10(c).

“Related Person” shall mean, with respect to any person, (a) each Affiliate of such person and each of the officers, directors, partners, trustees, employees, affiliates, shareholders, Advisors, agents, administrators, managers, representatives, attorneys-in-fact and Controlling persons of each of the foregoing, and (b) if such person is an Agent, each other person designated, nominated or otherwise mandated by or assisting such Agent pursuant to Section 10.05 or any comparable provision of any Loan Document.
“Release” shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, depositing, dispersing, migrating, dumping or disposing in, on, into, through or from the Environment or any Real Property (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).
“Required Lenders” shall mean, at any date of determination, Lenders (other than Defaulting Lenders) having Loans and unused Revolving Commitments, outstanding Initial Term Loans and Initial Term Loan Commitments and outstanding Delayed Draw Term Loans and Delayed Draw Term Loan Commitments representing more than 50% of the sum of all Loans outstanding and unused Revolving Commitments, outstanding Initial Term Loans and Initial Term Loan Commitments, outstanding Delayed Draw Term Loans and Delayed Draw Term Loan Commitments at such time; provided that, if there are two (2) or more unaffiliated Lenders, “Required Lenders” shall also be required to include two (2) such unaffiliated Lenders.
“Required Revolving Lenders” shall mean, at any date of determination, Revolving Lenders (other than Defaulting Lenders) having Revolving Commitments representing more than 50% of the sum of all Revolving Commitments at such time; provided that, if there are two (2) or more unaffiliated Revolving Lenders, “Required Revolving Lenders” shall also be required to include two (2) such unaffiliated Revolving Lenders.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(25) or any other applicable Environmental Law, or (b) all other actions required pursuant to Environmental Law to (i) clean up, remove, treat, abate, monitor or in any other way address any Release or presence of Hazardous Materials at, in, on, under or from any Real Property, or otherwise in the Environment, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material, or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.
“Responsible Officer” of any person shall mean any executive officer, any executive vice president or Financial Officer of such person.
“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.
“Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Annex II or on Schedule 1 to the Assignment and Assumption pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) increased from time to time pursuant to Section 2.19, (b) reduced from time to time pursuant to Section 2.07 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The aggregate principal amount of the Lenders’ Revolving Commitments on the Closing Date is $15,000,000.
“Revolving Commitment Increase” shall have the meaning assigned to such term in Section 2.19(d).
“Revolving Credit Facility” shall mean the credit facility represented by the Revolving Commitments and the Revolving Loans.
“Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender.
“Revolving Increasing Lender” shall have the meaning assigned to such term in Section 2.19(d).
“Revolving Lender” shall mean a Lender with a Revolving Commitment.
“Revolving Loan” shall mean a Loan made by the Lenders to the Borrower pursuant to Section 2.01(b) and Section 2.19. Each Revolving Loan shall either be an ABR Revolving Loan or a Term SOFR Revolving Loan.
“Revolving Maturity Date” shall mean November 5, 2026.
“S&P” shall mean Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and any successor thereto.
“Sale and Leaseback Transaction” shall have the meaning assigned to such term in Section 6.03.
“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).
“Sanctioned Person” shall mean, at any time, any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state or the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person 50% or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons as described in the foregoing clauses (a) (b), or (c).
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or the United Kingdom (including His Majesty’s Treasury).
“Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder.

“SEC” shall mean the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” shall mean that certain Second Amendment to Credit Agreement, dated as of December 29, 2022, by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.
“Second Amendment Effective Date” shall mean the date on which the conditions precedent set forth in Section 2 of the Second Amendment are satisfied.
“Secured Leverage Ratio” shall mean, at any date of determination, the ratio of (a) the Consolidated Secured Indebtedness outstanding on such date minus Unrestricted Cash and Cash Equivalents of the Borrowers and its Subsidiaries that are Domestic Subsidiaries in an aggregate amount not to exceed $35,000,000 to (b) Consolidated EBITDA for the Test Period then most recently ended.
“Secured Obligations” shall mean (a) the Obligations, (b) the Specified Hedging Agreement Obligations, (c) the Bank Product Obligations and (d) Erroneous Payment Subrogation Rights.
“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders, each Bank Product Provider and each counterparty to a Specified Hedging Agreement and such counterparty executes and delivers to the Administrative Agent a letter agreement in form and substance reasonably acceptable to the Administrative Agent pursuant to which such counterparty (i) appoints the Administrative Agent and the Collateral Agent as its agents under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Section 11.03, Section 11.09 and Section 11.12 as if it were a Lender hereunder.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Securities Collateral” shall have the meaning assigned to such term in the Security Agreement.
“Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time by one or more Joinder Agreements, or otherwise, in accordance with the terms hereof and thereof.
“Security Agreement Collateral” shall mean all Property pledged or granted as collateral pursuant to the Security Agreement delivered on the Closing Date or thereafter pursuant to Section 5.18 or Section 5.10.
“Security Documents” shall mean, collectively, the Security Agreement, the Mortgages (if any), each Control Agreement, and each other security document or pledge agreement delivered in accordance with applicable local or foreign Legal Requirements to grant a valid, enforceable, perfected security interest (with the priority required under the Loan Documents) in any Property as collateral for the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, any Mortgage, any Control Agreement or any other such security document or pledge agreement to be filed with respect to the security interests in Property created pursuant to the Security Agreement, any Mortgage, any Control Agreement and any other document or instrument utilized to pledge any Property as collateral for all (or any of) the Secured Obligations.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” shall mean a Borrowing comprised of Term SOFR Loans.
“SOFR Screen Rate” shall mean the SOFR quote on the applicable screen page the Administrative Agent designates to determine SOFR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“SOFR Successor Rate” shall have the meaning assigned to such term in Section 2.11(b).
“SOFR Successor Rate Conforming Changes” shall mean, with respect to any proposed SOFR Successor Rate, any conforming changes to the definition of “Alternate Base Rate”, “SOFR” or “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such SOFR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such SOFR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).
“SPC” shall have the meaning assigned to such term in Section 11.04(i).
“Specified Acquired Property” shall mean (a) any person that does not, upon the consummation of the Permitted Acquisition, become a Subsidiary Guarantor and (b) Property acquired in connection with any Permitted Acquisition that is not made subject to the Lien of the Security Documents in accordance with Section 5.10.
“Specified Extraordinary Receipts” shall mean any Extraordinary Receipts (i) described in clause (i) of the definition thereof arising from litigation commenced prior to the Third Amendment Effective Date or (ii) described in clause (iv) of the definition thereof arising from purchase agreements entered into prior to the Third Amendment Effective Date.
“Specified Guarantor Release Provision” shall have the meaning assigned to such term in Section 10.12(c).
“Specified Hedging Agreement” shall mean each Hedging Agreement (to the extent the Hedging Obligations thereunder are permitted pursuant to Section 6.01(c)) entered into with any counterparty that was an Agent, a Lender or an Affiliate of an Agent or a Lender at the time that such Hedging Agreement was entered into and that has been designated as a “Specified Hedging Agreement” by the Borrower in a written notice to the Administrative Agent.
“Specified Hedging Agreement Obligations” shall mean (a) all obligations of the Borrower and its Subsidiaries from time to time arising under or in respect of the due and punctual payment of each amount (including all liabilities) required to be paid by Borrower and its Subsidiaries under each Specified Hedging Agreement (and under each Loan Document with respect thereto), when and as due, including payments in respect of interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral and all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower under each Specified Hedging Agreement (and under each Loan Document with respect thereto), and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and its Subsidiaries under or pursuant to each Specified Hedging Agreements (and under each Loan Document with respect thereto); provided, that the Specified Hedging Agreement Obligations shall exclude any Excluded Swap Obligations.
“Specified Merger Agreement Representations” shall mean the representations and warranties made by or on behalf of (or related to) Envigo, its subsidiaries or their respective businesses in the Merger Agreement which are material to the interests of the Lenders, but which are required to be true and correct only to the extent that the Borrower (or its applicable Affiliate party to the Merger Agreement) has the right to terminate, taking into account any cure provisions, its obligations under the Merger Agreement or to decline to consummate the Mergers as a result of a breach of such representations and warranties.
“Specified Representations” shall mean the representations and warranties set forth in Section 3.01 (as it relates to corporate or other organizational existence, organizational power and authority), 3.02 (as it relates to the due authorization execution, delivery and performance of the Loan Documents and the enforceability thereof), 3.15, 3.03 (as it relates to no conflicts resulting from the entering into and performance of the Loan Documentation with charter documents, existing agreements and legal proceedings), 3.09, 3.10, the last sentence of 3.11(a), Section 3.19 (as it relates to the creation, validity and perfection of the security interests in the Collateral) and Section 3.21.
“Subject Transaction” shall mean, (a) any Permitted Acquisition or similar Investment that is otherwise permitted by this Agreement, (b) any disposition of all or substantially all of the assets or all the Equity Interests of any Subsidiary (or any business unit, line of business or division of any of the Subsidiaries of the Borrower for which financial statements are available) not prohibited by this Agreement, (c) discontinued divisions or lines of business or operations or (d) the proposed incurrence of Indebtedness or making of a restricted payment or payment in respect of Indebtedness in respect of which compliance with any financial ratio is by the terms of this Agreement required to be calculated on a Pro Forma Basis.
“Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (a) any person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors (or similar governing body) thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (c) any partnership (i) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (ii) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (d) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary of any Loan Party that (i) is a Domestic Subsidiary and (ii) is or becomes a party to this Agreement and the Security Documents pursuant to and in compliance with all the requirements set forth in Section 5.10, including the Subsidiaries listed on Schedule 1.01(c) and specified on such schedule as a Subsidiary Guarantor.
“Survey” shall mean American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, reasonably acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent and (i) dated or redated no more than 30 days before the relevant date, certified to the Administrative Agent and the issuer of the Mortgage policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located, or (ii) dated or redated no more than five (5) years before the relevant date, with an affidavit from the Borrower confirming that since the date of such survey no material exterior construction has occurred on the applicable property nor any material easement, right of way or other interest in such property has been granted or become effective through operation of law or otherwise which can be depicted on a survey which survey is sufficient for the Title Company to remove all standard survey exceptions from the Title Policy for such Property.
“Swap Agreement” shall mean (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Synthetic Lease” shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any Property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the Property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor.
“Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Tax Returns” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, fees, deductions, withholdings (including backup withholding) or other similar charges, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.
“Term Borrowing” shall mean a Borrowing comprised of Term Loans.
“Term Loan” shall mean an Initial Term Loan made by a Lender to the Borrower pursuant to Section 2.01(a), any term loan made by a Term Loan Lender to the Borrower pursuant to Section 2.19 or Section 2.20 or any delayed draw term loan made by a Delayed Draw Term Loan Lender to the Borrower pursuant to Section 2.01(c), and, in each case, including any PIK Amounts. Each Term Loan shall be either an ABR Term Loan or a Term SOFR Term Loan.
“Term Loan Commitment” shall mean, (a) with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan on the Closing Date and (b) with respect to any 2022 Incremental Term Loan Lender, the commitment of such Lender to make 2022 Incremental Term Loans to the Borrower on the First Amendment Effective Date.
“Term Loan Facility” shall mean the credit facility represented by the Term Loans made under this Agreement.
“Term Loan Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan, including any 2022 Incremental Term Loan Lender with a 2022 Incremental Term Loan Commitment or an outstanding 2022 Incremental Term Loan.
“Term Loan Maturity Date” shall mean (a) with respect to (i) the Initial Term Loans advanced on the Closing Date, (ii) the 2022 Incremental Term Loans advanced on the First Amendment Effective Date and (iii) any Delayed Draw Term Loans (including the 2022 Incremental Delayed Draw Term Loans), November 5, 2026, (b) with respect to any tranche of New Term Loans made pursuant to Section 2.19, the final maturity date as specified in the applicable Incremental Loan Amendment and accepted by the respective Increasing Lenders and New Lenders and (c) with respect to any tranche of Extended Term Loans made pursuant to Section 2.20, the final maturity date as specified in the applicable Extension Offer accepted by the respective Lender or Lenders.
“Term Loan Repayment Date” shall have the meaning assigned to such term in Section 2.09.
“Term SOFR” shall mean:
(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term

SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and
(b)    for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day;
provided that to the extent a comparable or successor rate is determined in accordance with Section 2.11 in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
“Term SOFR Adjustment” shall mean a percentage equal to (a) 0.11448% per annum for Interest Periods of up to (and including) 1 month, (b) 0.26161% per annum for Interest Periods longer than 1 month and up to (and including) 3 months and (c) 0.42826% per annum for Interest Periods longer than 3 months.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Loan” shall mean a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
“Test Period” shall mean, at any time, the four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b).
“Third Amendment” shall mean that certain Third Amendment to Credit Agreement, dated as of January 9, 2023, by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.
“Third Amendment Effective Date” shall mean the date on which the conditions precedent set forth in Section 2 of the Third Amendment are satisfied.
“Third Amendment RCF Deferred Fee” shall have the meaning assigned to such term in the Third Amendment.

“Third Amendment Term Loan Deferred Fee” shall have the meaning assigned to such term in the Third Amendment.
“Third Amendment Term Loan Effective Date PIK Fee” shall have the meaning assigned to such term in the Third Amendment.
“Title Company” shall mean any title insurance company as shall be retained by Borrower and reasonably acceptable to the Collateral Agent.
“Title Policy” shall mean, with respect to each Mortgage, a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in an amount equal to not less than 100% of the Fair Market Value of such Mortgaged Property and fixtures (or such lesser amount as may be required by the Collateral Agent), which policy (or such marked-up commitment) shall be issued by a Title Company, and contain such endorsements as shall be reasonably requested by the Collateral Agent and no exceptions to title other than Permitted Liens and additional exceptions reasonably acceptable to the Collateral Agent.
“Total Third Amendment RCF Deferred Fee Amount” shall mean the aggregate amount of the Third Amendment RCF Deferred Fees of the Consenting Revolving Lenders earned on the Third Amendment Effective Date.
“Total Third Amendment Term Loan Deferred Fee Amount” shall mean the aggregate amount of the Third Amendment Term Loan Deferred Fees of the Consenting Term Lenders earned on the Third Amendment Effective Date.
“Transaction Costs” shall mean any fees, premiums, expenses and other transaction costs incurred or paid by the Loan Parties in connection with the Transactions, including those amounts set forth in the Engagement Letter.
“Transactions” shall mean, collectively, (a) the transactions to occur on or prior to the Closing Date pursuant to, or contemplated by, the Loan Documents, including the execution, delivery and performance of the Loan Documents and the initial Credit Extensions hereunder, (b) the Mergers and the other transactions contemplated by the Merger Agreement and (c) the Refinancing.
“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.
“Transition Date” shall have the meaning assigned to such term in the Second Amendment.
“Treasury Regulations” shall mean the regulations promulgated by the United States Department of the Treasury under the Code, as amended from time to time.
“Type” shall mean, when used in reference to any Loan or Borrowing, a reference to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted Term SOFR or the Alternate Base Rate.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.
“United States” and “U.S.” shall mean the United States of America.
“Unrestricted Cash and Cash Equivalents” shall mean, at any time, the aggregate amount of unrestricted cash and Cash Equivalents (i) held in accounts of the Borrower and its Subsidiaries that are Domestic Subsidiaries that are subject to Deposit Account Control Agreements (as defined in the Security Agreement) or (ii) that are free and clear of all Liens (other than Liens permitted pursuant to Section 6.02(j) or pursuant to this Agreement).
“Unsecured Notes Offering” shall mean the issuance and sale of senior unsecured notes of the Borrower.
“U.S. Foreign Holdco” shall mean any Domestic Subsidiary that (i) is disregarded as an entity separate from its owner for U.S. federal income tax purposes and (ii) does not own any material assets other than Equity Interests (or any debt instrument, option, warrant or other instrument treated as equity for U.S. federal income tax purposes) that have the power to vote under Treasury Regulation Section 1.956-2(c)(2) of one or more CFCs.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“USCO” shall mean the United States Copyright Office.
“USPTO” shall mean the United States Patent and Trademark Office.
“Voluntary Loan Prepayment Amount” shall mean, with respect to any Excess Cash Flow Period, the aggregate amount of voluntary prepayments made in respect of (a) Term Loans and (b) Revolving Loans (to the extent, other than as provided in Section 2.10(e), accompanied by a concurrent and concomitant permanent reduction of the Revolving Commitment), in each case, to the extent that such voluntary prepayments are made with Internally Generated Funds (that the Borrower certifies, to the Administrative Agent and the Lender, shall not be included in the Cumulative Amount).
“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then-outstanding principal amount of such Indebtedness.
“Weighted Average Yield” shall mean, with respect to any Loan, on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Loan on such date and giving effect to interest rate floors, upfront fees, original issue discount or similar yield-related discounts or deductions payable with respect to such Loans (but, excluding, for the avoidance of doubt, any customary arranging, underwriting, structuring or similar fees not paid to all of the Lenders providing such Loans) based on (i) an assumed four-year average life for the applicable Loans or (ii) if the stated maturity of the applicable Loans is less than four years, the actual life of such Loans.
“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest (other than immaterial directors’ qualifying shares to the extent required by applicable law) at such time.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing,” “Borrowing of Term Loans”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Revolving Borrowing”).
Section 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The phrase “Material Adverse Effect” shall be deemed to be followed by the phrase “, individually or in the aggregate.” The word “asset” shall be construed to have the same meaning and effect as the word “Property.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, refinancing, extensions, supplements or modifications set forth in any Loan Document), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated, (e) any references to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing or interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) all references to “knowledge” in this Agreement or any other Loan Document refers to the actual knowledge (after reasonable inquiry) of such Responsible Officer or other Person making such certification. This Section 1.03 shall apply, mutatis mutandis, to all Loan Documents. Any Responsible Officer executing any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto, so executes or certifies in his/her capacity as a Responsible Officer on behalf of the applicable Loan Party and not in any individual capacity. Notwithstanding anything to the contrary, (a) unless specifically stated otherwise herein, any dollar, number, percentage or other amount available under any basket set forth in any affirmative, negative or other covenant in this Agreement or the other Loan Documents may be accumulated, added, combined, aggregated or used together by any Loan Party and its Subsidiaries with any other basket in the same such covenant; provided that such accumulation, addition, combination or aggregation may only occur to the extent such Loan Party would be permitted to use each such basket for the same transaction or occurrence, and (b) any action or event permitted by this Agreement or the other Loan Documents need not be permitted solely by reference to one provision permitting such action or event but may be permitted in part by one such provision and in part by one or more other provisions of this Agreement and the other Loan Documents; provided that such action or event complies with each such provision applicable to such action or event.
Section 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the Closing Date. If at any time any change in GAAP would affect the computation of any financial ratio set forth in any Loan Document, and the Borrower or the Administrative Agent shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to approval by the Required Lenders and the Borrower); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Administrative Agent and the Lenders within five days after delivery of each certificate or financial report required hereunder that is affected thereby a written statement of a Financial Officer of the Borrower setting forth in reasonable detail the differences (including any differences that would affect any calculations relating to the financial covenants as set forth in Section 6.15). For purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat operating leases and capital leases in a manner consistent with their current treatment under generally accepted accounting principles as in effect on the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.
Section 1.05    Pro Forma Calculations. Notwithstanding anything to the contrary herein, all financial ratios and tests (including the First Lien Leverage Ratio, the Secured Leverage Ratio and the amount of Consolidated Total Assets and Consolidated EBITDA) contained in this Agreement (other than for purposes of calculating Excess Cash Flow) that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction shall have occurred or (y) any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Subsidiaries since the beginning of such Test Period shall have consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (it being understood, for the avoidance of doubt, that solely for purposes of calculating quarterly compliance with Section 6.15, the date of the required calculation shall be the last day of the Test Period, and no Subject Transaction occurring thereafter shall be taken into account).
Section 1.06    Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof or thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.
Section 1.07    Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.08    Currency Fluctuations. For purposes of determining compliance with Section 6.01, Section 6.02, Section 6.04, Section 6.06 or Section 6.09, with respect to any Indebtedness, Liens, Investments, Asset Sales or other dispositions, or prepayments of other Indebtedness in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time the Borrower or one of its Subsidiaries is contractually obligated to incur, make or acquire such Indebtedness, Liens, Investments, Asset Sales or other dispositions or prepayments of other Indebtedness (so long as, at the time of entering into the contract to incur, make or acquire such Indebtedness, Liens, Investments, Asset Sales or other dispositions or prepayments of other Indebtedness, it was permitted hereunder) and once contractually obligated to be incurred, made or acquired, the amount of such Indebtedness, Liens, Investments, Asset Sales or other dispositions or prepayments of other Indebtedness, shall be always deemed to be at the Dollar amount on such date, regardless of later changes in currency exchange rates.
Section 1.09    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II
THE CREDITS
Section 2.01    Commitments.
(a)    Term Loan. Subject to the terms and conditions set forth herein and relying upon the representations and warranties set forth herein, (i) the Initial Term Lenders agree, severally and not jointly, to make Initial Term Loans to the Borrower on the Closing Date in the original aggregate principal amount of $165,000,000 and (ii) the 2022 Incremental Term Loan Lenders agree, severally and not jointly, to make 2022 Incremental Term Loans to Borrower on the First Amendment Effective Date in the original aggregate principal amount of $40,000,000.
(b)    Revolving Loans. Subject to the terms and conditions set forth herein and relying upon the representations and warranties set forth herein, each Revolving Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time on or after the Closing Date until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment.
(c)    Delayed Draw Term Loans. Subject to the terms and conditions set forth herein and relying upon the representations and warranties set forth herein, each Delayed Draw Term Loan Lender agrees, severally and not jointly, to make Delayed Draw Term Loans to the Borrower, at any time and from time to time on or after the Closing Date until the earlier of the Term Loan Maturity Date and the termination of the Delayed Draw Term Loan Commitment of such Lender in accordance with the terms hereof.
Amounts paid or prepaid in respect of Term Loans may not be reborrowed. Subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.
Section 2.02    Loans.
(a)     Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).
(a)    Subject to Section 2.11 and Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Term SOFR Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Lender to make such Loan and the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten SOFR Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(b)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate from time to time not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders within two Business Days.
(c)    Unless the Administrative Agent shall have received written notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation, and (ii) in the case of the Borrower, the interest rate applicable to the Borrowing pursuant to which the Borrower received such funds. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Term Loan Maturity Date, as applicable
(e)    The Delayed Draw Term Loans may be borrowed in up to ten (10) borrowings commencing on the Closing Date until the date that is the earlier of (x) eighteen (18) months after the Closing Date and (y) the date on which the Delayed Draw Term Loan Commitments are reduced to zero (the “Delayed Draw Term Loan Commitment Expiration Date”). The 2022 Incremental Delayed Draw Term Loans may be borrowed in up to ten (10) borrowings commencing on the First Amendment Effective Date until the date that is the earlier of (x) twenty four (24) months after the First Amendment Effective Date and (y) the date on which the 2022 Incremental Delayed Draw Term Loan Commitments are reduced to zero (the “2022 Incremental Delayed Draw Term Loan Commitment Expiration Date”). Each Borrowing in respect thereof shall comprise an aggregate principal amount that is not less than $500,000.
(f)    The availability and funding of Delayed Draw Term Loans shall, to the extent used as contemplated by Section 5.07, be subject to customary “SunGard” conditionality provisions and limitations, including in a manner consistent with Section 4.01. If the Borrower has made an LCA Election prior to the Delayed Draw Term Loan Commitment Expiration Date with respect to any Permitted Acquisition or similar Investment (and related transactions) that the Borrower in good faith believes be consummated after the Delayed Draw Term Loan Commitment Expiration Date, the

associated Delayed Draw Term Loans may be funded into escrow on the Delayed Draw Term Loan Commitment Expiration Date pending the consummation of such Permitted Acquisition or similar Investment (and related transactions), subject to terms and conditions reasonably acceptable to the Administrative Agent.
Section 2.03    Borrowing Procedure. To request a Revolving Borrowing or Term Borrowing, the Borrower shall deliver, by hand delivery, email through a “pdf” copy or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of a SOFR Term Borrowing, not later than 12:00 p.m., New York City time, on the third Business Day before the date of the proposed Borrowing (or such later time as may be reasonably acceptable to the Administrative Agent, in the case of any Borrowing), (ii) in the case of an ABR Term Borrowing, not later than 4:00 p.m., New York City time, on the Business Day prior to the proposed Borrowing (or such later time on such Business Day as may be reasonably acceptable to the Administrative Agent) and (iii) in the case of any Revolving Borrowing, not later than 12:00 p.m., New York City time, on the fifth Business Day before the date of the proposed Borrowing (or such later time as may be reasonably acceptable to the Administrative Agent). Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
(a)    whether the requested Borrowing is to be a Borrowing of Revolving Loans or Term Loans;
(b)    the aggregate amount of such Borrowing;
(c)    the date of such Borrowing, which shall be a Business Day;
(d)    whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;
(e)    in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(f)    the location and number of the Borrower’s account to which funds are to be disbursed;
(g)    that, in the case of a Revolving Borrowing, the conditions set forth in Section 4.02(b), Section 4.02(c) and Section 4.02(d) are satisfied as of the date of the notice and, in the case of a Delayed Draw Term Loan Borrowing, the conditions set forth in Section 4.03(b), 4.03(c) and 4.03(d) (with supporting calculations demonstrating the satisfaction of the condition set forth in Section 4.03(d) attached thereto) are satisfied as of the date of the notice; and
(h)    a reasonably detailed description of the planned use of proceeds of such Borrowing (which use shall comply with Sections 3.11 and 5.08).
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing of Revolving Loans if, after giving pro forma effect to such Borrowing and the scheduled use of proceeds thereof, together with any other Borrowings and other scheduled use of cash and Cash Equivalents on hand, in each case, through the third Business Day after such Borrowing as determined in good faith by the Borrower, the Borrower and its Subsidiaries would have cash and Cash Equivalents maintained in the U.S. in an aggregate amount greater than $10,000,000.
Section 2.04    Evidence of Debt; Repayment of Loans.
(a)    Borrower hereby unconditionally promises to pay to (i) the Administrative Agent for the account of each Term Loan Lender, the principal amount of each Term Loan of such Term Loan Lender as provided in Section 2.09 and (ii) the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c)    The Administrative Agent shall maintain the Register in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the Register maintained pursuant to paragraph (c) above shall be conclusive evidence, absent manifest error, of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower and the other Loan Parties to pay, and perform, the Obligations in accordance with the Loan Documents. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such entries, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(e)    Any Lender by written notice to the Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall promptly (and, in all events, within seven Business Days of receipt of such written notice), execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit F-1, F-2, F-3 or F-4, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.05    Fees.
(a)    Commitment Fee. Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender (other than a Defaulting Lender) a commitment fee (a “Commitment

Fee”) equal to 0.50% per annum of the average daily unused amount of each Revolving Commitment of such Revolving Lender during the period from and including the Closing Date to but excluding the date on which such Revolving Commitment terminates. Accrued Commitment Fees shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which such Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees, a Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans of such Lender
(b)    Delayed Draw Ticking Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Delayed Draw Term Loan Lender of any Class (other than any Defaulting Lender) a commitment fee (the “Delayed Draw Ticking Fee”), which shall accrue at a rate per annum equal to the Delayed Draw Term Loan Commitment Fee Rate applicable to the Delayed Draw Term Loan Commitments of such Class on the actual amount of the unused Delayed Draw Term Loan Commitments of such Class of such Delayed Draw Term Loan Lender calculated based upon the actual number of days elapsed over a 360-day year for the period from and including the Closing Date to the date on which such Lender’s Delayed Draw Term Loan Commitment of such Class terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December for the quarterly period then ended and on the Delayed Draw Term Loan Commitment Expiration Date. The Delayed Draw Ticking Fee shall be distributed to the Delayed Draw Term Loan Lenders pro rata in accordance with the amount of each such Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitment.
(c)    Administrative Agent Fees. Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Agent Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent (the “Administrative Agent Fees”).
(d)    Other Fees.
(i)    Other Agent Fees. The Borrower agrees to pay the Agents, for their own account, fees payable in the amounts and at the times separately agreed upon between Borrower and the applicable Agents.
(ii)    Third Amendment Term Loan Effective Date PIK Fee. The Borrower shall pay the Third Amendment Term Loan Effective Date PIK Fee on the Third Amendment Effective Date in accordance with the Third Amendment.
(iii)    Third Amendment Term Loan Deferred Fee. The Borrower shall pay to the Administrative Agent, for the account of each Consenting Term Lender, the Third Amendment Term Loan Deferred Fee in cash upon any occurrence of (A) any voluntary prepayment of the Term Loans, (B) any mandatory prepayment of the Term Loans pursuant to Section 2.10 (other than Section 2.10(e)), (C) any repayment of the Term Loans (other than scheduled amortization installment payments prior to the Term Loan Maturity Date pursuant to Section 2.09(a)) and (D) any acceleration of the Term Loans (including any automatic acceleration as a result of any Event of Default), in each case, in whole or in part; provided that (1) in the case of any acceleration, prepayment or repayment of the Term Loans in part, but not in whole, the amount of the Third Amendment Term Loan Deferred Fee then payable to each

Consenting Term Lender shall be equal to its pro rata share of the applicable Partial Third Amendment Term Loan Deferred Fee Amount (with the remaining balance of the Total Third Amendment Term Loan Deferred Fee Amount (or the applicable portion thereof) due upon the occurrence of the next succeeding prepayment or repayment specified in the foregoing clauses (A) through (D)) and (2) in the case of any acceleration, prepayment or repayment of the Term Loans in full, the Borrower shall pay to the Administrative Agent, for the account of each Consenting Term Lender, any unpaid amount of the Total Third Amendment Term Loan Deferred Fee Amount, such that the Third Amendment Term Loan Deferred Fee shall have been paid in full on the date of such acceleration, prepayment or repayment of the Term Loans.
(iv)    Third Amendment RCF Deferred Fee. The Borrower shall pay to the Administrative Agent, for the account of each Consenting Revolving Lender, the Third Amendment RCF Deferred Fee in cash upon any acceleration or permanent reduction or termination of the Revolving Credit Commitments (including any automatic acceleration or termination as a result of any Event of Default), in each case, in whole or in part; provided that (A) in the case of any acceleration or permanent reduction or termination of the Revolving Commitments in part, but not in whole, the amount of the Third Amendment RCF Deferred Fee then payable to each Consenting Revolving Lender shall be equal to its pro rata share of the applicable Partial Third Amendment RCF Deferred Fee Amount (with the remaining balance of the Total Third Amendment RCF Deferred Fee Amount (or the applicable portion thereof) due upon the occurrence of the next succeeding reduction or termination) and (B) in the case of any acceleration, permanent reduction or termination of the Revolving Credit Commitments (including any automatic acceleration or termination as a result of any Event of Default) in full, the Borrower shall pay to the Administrative Agent, for the account of each Consenting Revolving Lender, any unpaid amount of the Total Third Amendment RCF Deferred Fee Amount, such that the Third Amendment RCF Deferred Fee shall have been paid in full on the date of such acceleration, permanent reduction or termination of the Revolving Credit Commitments.
(e)    Payment of Fees. All Fees shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Borrower shall pay the Fees provided under Section 2.05(d)(i) directly to the Agents. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.06    Interest on Loans.
(a)    Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.
(b)    Subject to the provisions of Section 2.06(c), (i) for any day prior to the Transition Date, as set forth in the Credit Agreement as in effect from time to time prior to the Second Amendment Effective Date and (ii) for any day from and including the Transition Date and thereafter, the Loans comprising each SOFR Borrowing shall bear interest at a rate per annum equal to Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.
(c)    Notwithstanding the foregoing, effective immediately upon the occurrence of any Event of Default under Section 8.01(a), (b), (g) or (h), (x) all principal and, to the extent permitted under applicable law, interest in respect of the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to the rate which is 2% in excess of the non-default rate applicable to the respective Loans from time to time and (y) all other amounts owing under the Loan Documents shall bear interest, after as well as before judgment, at a rate per annum equal to the rate which is 2% in excess of the non-default rate then applicable to ABR Loans from time to time (the “Default Rate”).
(d)    Accrued interest on each Loan shall be payable in cash (except as expressly set forth in Section 2.06(f) with respect to interest on the Term Loans attributable to the PIK Rate) in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All per annum interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted Term SOFR shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.
(f)    Notwithstanding anything to the contrary in this Agreement or any other Loan Document, and solely with respect to the Term Loans, a portion of the interest on each Term Loan attributable to the PIK Rate due and payable on each Interest Payment shall be payable in kind, with such interest amount being added to, and made part of, the outstanding principal amount of the Term Loans for all purposes hereof (including with respect to the accrual of interest thereon at the rates applicable to such Term Loan under this Agreement) on each Interest Payment Date (all interest that will be or has been paid in kind pursuant to this Agreement, “PIK Interest”); provided that the Borrower may elect for any Interest Payment Date, by delivering written notice to the Administrative Agent of its election at least five (5) Business Days prior to such Interest Payment Date, to pay such portion of the interest on each Term Loan attributable to the PIK Rate in cash and, thereafter, all interest payable on the Term Loans shall be payable solely in cash. Unless the context otherwise requires, for all purposes under this Agreement, references to the “principal” and the “principal amount” of any Term Loans include any increase in the principal amount thereof due to the addition of PIK Interest thereto pursuant to this Section 2.06(f) and the Third Amendment Term Loan Effective Date PIK Fee.
Section 2.07    Termination and Reduction of Commitments.
(a)    Unless previously terminated, the Initial Term Loan Commitments in effect on the Closing Date shall automatically terminate upon the funding of the Initial Term Loans on the Closing Date and the Delayed Draw Term Loan Commitments shall automatically terminate (i) in the event a Delayed Draw Term Loan is funded, upon the making of such Delayed Draw Term Loan in a corresponding amount and (B) in any event, on the Delayed Draw Term Loan Commitment Expiration Date. The 2022 Incremental Term Loan Commitments in effect on the First Amendment Effective Date shall automatically terminate upon the funding of the 2022 Incremental Term Loans on the First Amendment Effective Date. Subject to the provisions of clause (b) below, the Revolving Commitments shall automatically terminate on the Revolving Maturity Date.

(b)    At its option, the Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class (other than Delayed Draw Term Loans, which may be reduced or terminated as provided in Section 2.07(d) below); provided that (i) each reduction of the Commitments of any Class (other than Delayed Draw Term Loans) shall be in an amount that is an integral multiple of $250,000 and not less than $500,000 and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments.
(c)    The Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under Section 2.07(b) at least three Business Days prior to the effective date of such termination or reduction (which effective date shall be a Business Day), specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section 2.07(c) shall be irrevocable; provided, that a notice of termination of the Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of any other credit facilities, the closing of a securities offering or other refinancing of the Facilities, in which case, such notice may be revoked by Borrower (by written notice to the Administrative Agent during normal business hours on the Business Day prior to the specified effective date of such termination) if such condition is not satisfied and the Borrower shall pay any amounts due under Section 2.13, if any, in connection with any such revocation. With respect to the effectiveness of any such other credit facilities, the closing of any such securities offering, the Borrower may, subject to paying any amounts due under Section 2.13 with respect to such proposed extension, extend the date of termination to a Business Day occurring within three Business Days of the then effective termination date at any time during normal business hours prior to the then effective termination date with the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned). Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
(d)    Upon delivering the notice required by Section 2.07(e), the Borrower may at any time terminate or from time to time reduce the Delayed Draw Term Loan Commitments of any Class; provided that each reduction of the Delayed Draw Term Loan Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 or if less, the remaining amount thereof.
(e)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Delayed Draw Term Loan Commitment, as applicable, under Section 2.07(d) in writing at least three (3) Business Days prior to the effective date of such termination or reduction (or such later date to which the Administrative Agent may agree), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise each applicable Delayed Draw Term Loan Lender of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07(e) shall be irrevocable; provided that any such notice may state that it is conditioned upon the effectiveness of other transactions or contingencies, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any effective termination or reduction of any Delayed Draw Term Loan Commitment pursuant to this Section 2.07(e) shall be permanent. Upon any reduction of any Delayed Draw Term Loan Commitment, the Delayed Draw Term Loan Commitment of each Delayed Draw Term Loan Lender of the relevant Class shall be reduced by such Delayed Draw Term Loan Lender’s applicable Pro Rata Percentage of such reduction amount.

Section 2.08    Interest Elections.
(a)    Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07(c). Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary in this Agreement, the Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than ten SOFR Borrowings outstanding hereunder at any one time.
(b)    To make an election pursuant to this Section 2.07(c), the Borrower shall deliver, by hand delivery, email through a “pdf” copy or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing or Term Borrowing the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable.
(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and
(iv)    if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If an Interest Election Request with respect to a SOFR Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent, at the direction of the Required Lenders, may require, by notice to the Borrower, that (i) no outstanding Borrowing may be converted to or continued, after any then-applicable Interest Period, as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.09    Amortization of Term Borrowing.
(a)    The Borrower shall pay to the Administrative Agent, for the account of the Term Loan Lenders, on the dates set forth on Annex I, or if any such date is not a Business Day, on the immediately following Business Day (each such date, a “Term Loan Repayment Date”), a principal amount of the Term Loans equal to the amount set forth on Annex I for such date (as adjusted from time to time in connection with any prepayment pursuant to Section 2.10 and in connection with any additional Term Loans made pursuant to Section 2.19), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
(b)    To the extent not previously paid, all Term Loans shall be due and payable on the applicable Term Loan Maturity Date.
Section 2.10    Optional and Mandatory Prepayments of Loans.
(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, or to permanently reduce any portion of the Commitment, subject to any reimbursement required under Section 2.13 and the requirements of this Section 2.10; provided that each optional partial prepayment or permanent reduction in any Commitment shall be in an amount that is an integral multiple of $250,000 and not less than $500,000 or, if less, the outstanding principal amount of such Borrowing.
(b)    Revolving Loan Prepayments.
(i)    In the event of the termination of all the Revolving Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings.
(ii)    In the event of any partial reduction of the unutilized portion of Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then Borrower shall, on the date of such reduction, repay or prepay Revolving Borrowings in an aggregate amount sufficient to eliminate such excess.
(iii)    In the event that the sum of all Lenders’ Revolving Exposures exceeds the Revolving Commitments then in effect, the Borrower shall, without notice or demand, immediately repay or prepay Revolving Borrowings in an aggregate amount sufficient to eliminate such excess.

(iv)    In the event that, as of the last day of any calendar month (each such date, a “Measurement Date”), (x) the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries maintained in the U.S. as of such Measurement Date, after giving pro forma effect to any Borrowings, the scheduled use of proceeds thereof and any other scheduled use of cash and Cash Equivalents on hand, in each case, through the third Business Day after such Measurement Date as determined in good faith by the Borrower, exceeds $10,000,000 and (y) there are Revolving Loans outstanding, then the Borrower shall promptly (but in any event not more than two Business Days after the applicable Measurement Date) prepay the Revolving Loans in such an amount equal to the lesser of (A) the then outstanding amount of the Revolving Loans and (B) the amount of such excess.
(c)    Asset Sales and Casualty Events. Not later than five (5) Business Days following the receipt by any Company of any Net Cash Proceeds of any Asset Sale or Casualty Event, the Borrower shall apply 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(h) and (i); provided that:
(i)    no such prepayment shall be required under this clause (c) to the extent the aggregate Net Cash Proceeds of all Asset Sales and Casualty Events taken together do not result in more than $1,000,000 in any fiscal year (the “Asset Disposition Threshold”), it being understood that once Net Cash Proceeds in excess of the Asset Disposition Threshold have been received in any fiscal year, then all such Net Cash Proceeds (including amounts not in excess of the Asset Disposition Threshold) received in such fiscal year shall be subject to prepayment under this clause (c);
(ii)    such Net Cash Proceeds shall not be required to be so applied on such date to the extent that the Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in assets used or useful in the business (other than ordinary course current assets and excluding, in any event, any Investments and non-maintenance Capital Expenditures) of the Borrower and the other Loan Parties within 365 days following the date of such Casualty Event or Asset Sale (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended); provided that if the Property subject to such Casualty Event or Asset Sale constituted Collateral, then all Property purchased or otherwise acquired with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the first priority perfected Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties; and
(iii)    if all or any portion of such Net Cash Proceeds permitted to be reinvested pursuant to clause (ii) above is not contractually committed to be so reinvested within such 365-day period (and actually reinvested within 180 days after such contractual commitment was entered into), such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(c).
(d)    Debt Issuance. Not later than five (5) Business Days following the receipt of any Net Cash Proceeds of any Debt Issuance by any Company (other than Indebtedness permitted by this Agreement (other than Indebtedness pursuant to Section 2.21 to refinance all or a portion of the Term Loans or New Term Loans)), the Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate principal amount equal to 100% of such Net Cash Proceeds.

(e)    Excess Cash Flow. No later than five (5) Business Days after the date on which the audited financial statements with respect to such fiscal year in which such Excess Cash Flow Period occurs are required to be delivered pursuant to Section 5.01(a) (for the avoidance of doubt, commencing with the fiscal year of the Borrower ending on September 30, 2024), the Borrower shall make prepayments in accordance with Sections 2.10(h) and (i), in an aggregate principal amount equal to the following percentage of Excess Cash Flow for the Excess Cash Flow Period then ended based on the Secured Leverage Ratio at the end of such Excess Cash Flow Period then ended

Secured Leverage Ratio	Percentage of Excess Cash Flow
Greater than 3.50:1.00	75%
Less than or equal to 3.50:1.00	50%

(f)    Extraordinary Receipts. Not later than five (5) Business Days following the receipt by the Borrower and its Subsidiaries of Extraordinary Receipts in an aggregate amount in excess of $2,500,000 in any fiscal year, the Borrower shall apply 100% of such Extraordinary Receipts (in excess of such threshold) to make prepayments in accordance with Sections 2.10(h) and (i); provided that:
(i)    the Net Cash Proceeds of Specified Extraordinary Receipts shall not be required to be so applied on such date to the extent that the Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in assets used or useful in the business (other than ordinary course current assets and excluding, in any event, any Investments and non-maintenance Capital Expenditures) of the Borrower and the other Loan Parties within 365 days following the date of receipt of such Extraordinary Receipts (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended); provided that all Property purchased or otherwise acquired with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the first priority perfected Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties; and
(ii)    if all or any portion of such Net Cash Proceeds permitted to be reinvested pursuant to clause (i) above is not contractually committed to be so reinvested within such 365-day period (and actually reinvested within 180 days after such contractual commitment was entered into), such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(f).
(g)    Cure Amount. Not later than one (1) Business Day following the receipt by the Borrower of any Cure Amount, the Borrower shall apply 100% of such Cure Amount to make prepayments in accordance with Sections 2.10(h) and (i).
(h)    Application of Prepayments.
(i)    Mandatory Prepayments. Except as may be set forth in any Incremental Loan Amendment, any Extension Amendment or any Refinancing Amendment, all amounts required to be paid pursuant to Sections 2.10(c), 2.10(d), 2.10(e), 2.10(f) and 2.10(g) shall be applied (x) first, pro rata to the outstanding Revolving Loans of each Class (without a permanent reduction of the corresponding Revolving Commitments) and (y) second, pro rata to the outstanding Term Loans of each Class (or, in the case of the incurrence of Refinancing Term Loans, to the Term Loans of the Class or Classes to be refinanced with the proceeds of such Refinancing Term Loans), and to the remaining unpaid amortization payments required under Section 2.09 thereof as directed by the Borrower at the time of the respective prepayment (or, in the absence of such direction, in direct order of maturity to the remaining unpaid amortization payments required under Section 2.09).
(ii)    Optional Prepayments. Except as may be set forth in any Incremental Loan Amendment, any Extension Amendment or any Refinancing Amendment, all amounts applied to the voluntary prepayment of any Term Loans pursuant to Section 2.10(a) shall be applied pro rata to the outstanding Term Loans of each Class, and to the remaining unpaid amortization payments required under Section 2.09 thereof as directed by the Borrower at the time of the respective prepayment (or, in the absence of such direction, in direct order of maturity to the remaining unpaid amortization payments required under Section 2.09).
(iii)    Within the parameters of the applications set forth above, prepayments shall be applied first to ABR Loans and then to Term SOFR Loans in direct order of Interest Period maturities. All prepayments of Term SOFR Loans under this Section 2.10(h) shall be subject to Section 2.13.
(i)    Notice of Prepayment. Borrower shall notify the Administrative Agent by written notice of any prepayment hereunder (i) in the case of prepayment of a SOFR Borrowing, not later than Noon, New York City time, on the third Business Day before the date of prepayment (or such later time as may be agreed to by Administrative Agent in its sole discretion) and (ii) in the case of prepayment of an ABR Borrowing, not later than Noon, New York City time, one Business Day before the date of prepayment (or such later time as may be agreed to by Administrative Agent in its sole discretion). Each such notice shall be irrevocable, provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked or extended if such termination is revoked or extended in accordance with Section 2.07. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Such notice to the Lenders may be by electronic communication. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.
(j)    Waiver of Mandatory Prepayments. Notwithstanding the foregoing provisions of this Section 2.10, (i) in the case of any mandatory prepayment of the Term Loans, Term Loan Lenders, as applicable, may waive by written notice to the Borrower and the Administrative Agent on or before the date on which such mandatory prepayment would otherwise be required to be made hereunder the right to receive the amount of such mandatory prepayment of the Term Loans, as applicable, (ii) any amounts not applied to the prepayment of Term Loans, as applicable, shall be applied instead to the prepayment of outstanding Revolving Loans (but without any corresponding reduction in Revolving Commitments and

(iii) so long as no Default or Event of Default has occurred and is continuing, to the extent there are any prepayment amounts remaining after the foregoing application, such amounts shall be paid promptly by the Administrative Agent to the Borrower.
(k)    Loan Call Protection. In the event that, prior to the second anniversary of the Closing Date, (i) the Borrower makes any prepayment or repayment of Initial Term Loans pursuant to Section 2.10(a), 2.10(c) and 2.10(d), (ii) the Borrower makes any prepayment or repayment of Initial Term Loans in whole or in part following a Change in Control or an acceleration of the Initial Term Loans (with the date of such prepayment or repayment, for purposes of calculating the payment required pursuant to this Section 2.10(k), to be deemed to be the date on which such Change in Control or acceleration of the Initial Term Loans occurs) or (iii) the Borrower replaces any Lender in accordance with Section 2.16(b)(iv), in each case, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the Lenders holding Initial Term Loans (including any Lender that is replaced pursuant to Section 2.16(b)(iv)), a premium equal to (x) if such event occurs prior to the first anniversary of the Closing Date, 2.00% and (y) if such event occurs on or after the first anniversary but prior to the second anniversary of the Closing Date, 1.00% of the aggregate principal amount of the Initial Term Loans being prepaid or repaid (or mandatorily assigned) (such premiums, the “Prepayment Premium”). Without limiting the generality of the foregoing, it is understood and agreed that if the Initial Term Loans are accelerated or otherwise become due prior to the Term Loan Maturity Date, in each case, in respect of any Event of Default (including upon the occurrence of an Event of Default under Section 8.01(g) or 8.01(h) (including the acceleration of claims by operation of law)), any Prepayment Premium that would otherwise be applicable with respect to a prepayment of the Initial Term Loans at such time pursuant to Section 2.10(a) will also be due and payable on the date of such acceleration or such other prior due date as though the Initial Term Loans were voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s loss as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Lender and the Borrower agrees that it is reasonable under the circumstances currently existing. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph. It is understood and agreed that any accrued and unpaid PIK Amounts that have been capitalized and added to the principal amount of the Initial Term Loans prior to such date of repayment or prepayment shall constitute Initial Term Loans subject to the Prepayment Premium.
(l)    Foreign Subsidiary Restrictions. Notwithstanding any other provisions of this Section 2.10, (A) to the extent that any or all of the Net Cash Proceeds of any Asset Sale or Casualty Event by a Foreign Subsidiary or the portion of Excess Cash Flow for any Excess Cash Flow Period attributable to a Foreign Subsidiary are prohibited, restricted or delayed from being repatriated to the United States, or such repatriation or prepayment would present a material risk of liability for the applicable Foreign Subsidiary or its directors or officers (or would give rise to a material risk of breach of fiduciary or statutory duties by any director or officer), the Borrower shall not be required to make a prepayment at the time provided in this Section 2.10 with respect to such affected amounts, and instead, such amounts may be retained by the applicable Foreign Subsidiary (the Borrower hereby agreeing to use commercially reasonable efforts to otherwise cause the applicable Foreign Subsidiary following the date on which the respective payment would otherwise have been required, promptly to take all actions reasonably required by the applicable local Law or other impediment to permit such repatriation), and if following the date on which the respective payment would otherwise have been required, such repatriation of any of such Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local Law or other impediment (or is otherwise received by the Borrower or a Subsidiary Guarantor), such repatriation will be promptly effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than three (3) Business Days after such repatriation could be made) applied (whether or not repatriation actually occurs) to the repayment of the Term Loans pursuant to this Section 2.10 to the extent provided herein and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all Net Cash Proceeds or Excess Cash Flow could reasonably be expected to have an adverse Tax consequence that is not de minimis (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary; provided that, in the case of this clause (B), on or before the date that is twelve months after the date on which any Net Cash Proceeds or Excess Cash Flow so retained would otherwise have been required to be applied to prepayments pursuant to this Section 2.10, the Borrower shall apply an amount equal to such Net Cash Proceeds or Excess Cash Flow to such prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrower rather than a Foreign Subsidiary, less the amount of additional Taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated.
Section 2.11    Alternate Rate of Interest.
(a)    If prior to the commencement of any Interest Period for a Borrowing:
(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining Adjusted Term SOFR for a Loan or for the applicable Interest Period; or
(ii)    the Administrative Agent is advised by the Required Lenders that Adjusted Term SOFR for a Loan or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent (upon the instruction of the Required Lenders in the case of clause (ii) above) notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing shall be ineffective and the Loans shall be converted to an ABR Borrowing and (y) if any Borrowing Request requests a SOFR Borrowing, such Borrowing shall be made as an ABR Borrowing.
(b)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining Term SOFR for any requested Interest Period, including, without limitation, because the SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary,
(ii)    the administrator of the SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which SOFR or the SOFR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section 2.11, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace SOFR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace SOFR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “SOFR Successor Rate”), together with any proposed SOFR Successor Rate Conforming Changes, and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.
If no SOFR Successor Rate has been determined and the circumstances under clause (b)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) the SOFR component shall no longer be utilized in determining the Alternate Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of SOFR Successor Rate shall provide that in no event shall such SOFR Successor Rate be less than the Floor for purposes of this Agreement.
Section 2.12    Increased Costs; Change in Legality.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against Property of, deposits with or for the account of, or credit extended by, any Lender;

(ii)    subject the Administrative Agent, any Lender or such other Recipient to any Taxes (other than (x) Excluded Taxes and (y) Indemnified Taxes that are covered by Section 2.15) on or with respect to its Loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable to any Loan or Commitment; or
(iii)    impose on any Lender any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender therein;
and the result of any of the foregoing shall be to increase the cost to the Administrative Agent, such Lender or such other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to the Administrative Agent, such Lender or such Lender’s holding company, if any, to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then Borrower will pay to the Administrative Agent, such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that the foregoing shall not apply to any such costs incurred more than 270 days prior to the date on which Borrower receives a certificate in regard thereto (provided, further, that the foregoing limitation shall not apply to any such costs arising out of the retroactive application of any Change in Law), as provided in subsection (c) below. The protection of this Section 2.12 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.
(b)    If any Lender determines (in good faith in its reasonable discretion) that any Change in Law regarding Capital Requirements or liquidity has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company, for any such reduction suffered; provided that the foregoing shall not apply to any such costs incurred more than 270 days prior to the date on which Borrower receives a certificate in regard thereto (provided, further, that the foregoing limitation shall not apply to any such costs arising out of the retroactive application of any Change in Law), as provided in subsection (c) below.
(c)    A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s right to demand such compensation, except as otherwise expressly provided in subsection (a) and (b) above.

(e)    If any Lender determines in good faith in its reasonable discretion that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Term SOFR Loans, or to determine or charge interest rates based upon Adjusted Term SOFR, then, on written notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Term SOFR Loans or to convert ABR Loans to Term SOFR Loans or, if such notice relates to the unlawfulness or asserted unlawfulness of charging interest based on Adjusted Term SOFR, to make ABR Loans as to which the interest rate is determined with reference to Adjusted Term SOFR shall be suspended until such Lender notifies in writing the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, within three Business Days after demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender and ABR Loans as to which the interest rate is determined with reference to Adjusted Term SOFR to ABR Loans as to which the rate of interest is not determined with reference to Adjusted Term SOFR, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans or a ABR Loan as to which the interest rate is determined with reference to Adjusted Term SOFR.  Notwithstanding the foregoing and despite the illegality for such a Lender to make, maintain or fund Term SOFR Loans or ABR Loans as to which the interest rate is determined with reference to Adjusted Term SOFR, that Lender shall remain committed to make ABR Loans as to which the rate of interest is not determined with reference to Adjusted Term SOFR and shall be entitled to recover interest at such Alternate Base Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
(f)    For purposes of paragraph (e) of this Section 2.12, a written notice to the Borrower by any Lender shall be effective as to each Term SOFR Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Term SOFR Loan; in all other cases such notice shall be effective on the date of receipt by Borrower.
Section 2.13    Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Term SOFR Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan earlier than the last day of the Interest Period applicable thereto, to the extent thereof, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto, to the extent thereof, or (d) the assignment of any Term SOFR Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16, to the extent thereof, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Term SOFR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender in good faith to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at Adjusted Term SOFR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), in excess of (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the U.S. market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within seven Business Days after receipt thereof.
Notwithstanding any of the other provisions of this Section 2.13, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term SOFR Loans is required to be made under Section 2.10 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to Section 2.10 in respect of any such Term SOFR Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit with the Administrative Agent the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.10. Such deposit shall constitute cash collateral for the Term SOFR Loans to be so prepaid, provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to Section 2.10.
Section 2.14    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)     The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.12, 2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 520 Madison Avenue, New York, New York 10022 (or such other office as the Administrative Agent shall specify in writing to the Borrower), except that payments pursuant to Sections 2.12, 2.13, 2.15 and 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. Subject to Article X, the Administrative Agent shall distribute any such payments received by it for the account of any other persons ratably to the appropriate recipients promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.
(a)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(b)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise (including by exercise of its rights under the Security Documents), obtain payment in respect of any principal of or interest on any of its Revolving Loans or Term Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and Term Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and Term

Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and Term Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or Term Loans to any assignee or participant, other than to any Company or any Affiliates thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Legal Requirements, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party pursuant to this Agreement in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(c) applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(c) to share in the benefits of the recovery of such secured claim.
(c)    Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.
(d)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.14(d) or 11.03(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.15    Taxes.
(a)    Any and all payments by or on account of any obligation of any of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes; provided that if applicable Legal Requirements (as determined in the good faith discretion of an applicable withholding agent) shall require deduction or withholding of any Tax from such payments, then (i) if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall be entitled to make such deductions or withholdings as required by applicable Legal Requirements and (iii) the applicable withholding agent shall timely pay, or cause to be paid, the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirements.
(b)    In addition, the Borrower and any other Loan Party shall timely pay, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes to the relevant Governmental Authority in accordance with applicable Legal Requirements.
(c)    Borrower and all other Loan Parties shall jointly and severally indemnify the Administrative Agent, each Lender and each other Recipient, within ten Business Days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient or required to be withheld or deducted from a payment to such Recipient (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15, but, for the avoidance of doubt, without duplication of any amounts withheld or deducted by the applicable withholding agent and for which the Recipient has been paid pursuant to clause (i) of Section 2.15(a)) and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Recipient (in each case, with a copy delivered concurrently to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Taxes pursuant to this Section 2.15 and in any event within thirty (30) days following any such payment being due by Borrower or any other Loan Party to a Governmental Authority, the Borrower or any other Loan Party, as applicable, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If the Borrower or any other Loan Party fails to pay any Indemnified Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other documentary evidence, the Borrower or such Loan Party shall indemnify the Administrative Agent, each Lender and each other Recipient for any incremental Taxes or expenses that may become payable by the Administrative Agent, such Lender or such other Recipient, as the case may be, as a result of any such failure.
(e)    Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent or as prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law and reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding (including backup withholding) or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and delivery of such documentation (other than such documentation set forth in Section 2.15(e)(i), Section 2.15(e)(ii) or Section 2.15(e)(iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or delivery would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing, each Foreign Lender (as well as the Administrative Agent, in the event the Administrative Agent is not a “United States person” (as defined in Section 7701(a)(30) of the Code)) shall (i) furnish to the Borrower and the Administrative Agent on or prior to the date it becomes a party hereto, either (a) two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8BEN, or W-8BEN-E, claiming the benefits under any applicable income tax treaty (or successor form), (b) two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8ECI (or successor form), (c) two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8IMY (or successor form) and certification documents from each beneficial owner, as applicable, or (d) two accurate and complete executed copies of U.S. Internal Revenue Service Forms W-8EXP (or successor form), together with any required schedules or attachments, certifying, in each case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder, as may be applicable, and (ii) to the extent it may lawfully do so at such times, provide Borrower and the Administrative Agent a new copy of U.S. Internal Revenue Service Form W-8BEN, W-8BEN-E (or successor form), U.S. Internal Revenue Service Form W-8ECI (or successor form) or U.S. Internal Revenue Service Form W-8IMY (or successor form) or U.S. Internal Revenue Service Form W-8EXP (or successor form) (in each case, together with any required schedules or attachments) upon the expiration or obsolescence of any previously delivered form, or at any other time upon the reasonable request of the Borrower or the Administrative Agent, to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder; provided that any Foreign Lender that is claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” shall furnish a “U.S. Tax Certificate” in the form of Exhibit G-1 attached to such Foreign Lender’s U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E; provided, further, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner.
(ii)    Each Recipient that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall furnish to the Borrower and the Administrative Agent on or prior to the date it becomes a Recipient hereunder an accurate, properly completed and duly executed U.S. Internal Revenue Service Form W-9 (or successor form) establishing that such Recipient is not subject to U.S. backup withholding or shall otherwise establish an exemption from U.S. backup withholding, and provide a new U.S. Internal Revenue Service Form W-9 (or successor form) upon obsolescence of any previously delivered form.
(iii)    If a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative

Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Recipient has or has not complied with such Recipient’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for the purposes of this Section 2.15(e), “FATCA” shall include any amendment made to FATCA after the date of this agreement.
Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding the foregoing, this Section 2.15(e) shall not require any Recipient to provide any forms or documentation that it is not legally entitled to provide.
(f)    If the Administrative Agent or a Lender determines in its sole discretion, exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.15 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that if the Administrative Agent or such Lender is required to repay all or a portion of such refund to the relevant Governmental Authority, the Borrower, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to the Borrower that is required to be repaid (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender within three Business Days after receipt of written notice that the Administrative Agent or such Lender is required to repay such refund (or a portion thereof) to such Governmental Authority. Nothing contained in this Section 2.15(f) shall require the Administrative Agent or any Lender to make available its Tax Returns or any other information which it deems confidential to the Borrower or any other person. Notwithstanding anything to the contrary, in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower the payment of which would place the Administrative Agent or such Lender in a less favorable net after-tax position than the Administrative Agent or such Lender would have been in if the Indemnified Taxes giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Indemnified Taxes had never been paid.
(g)    Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.16    Mitigation Obligations; Replacement of Lenders.
(a)    Mitigation of Obligations. If any Lender requests compensation under Section 2.12(a) or (b), or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender if requested by Borrower shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce materially amounts payable pursuant to Section 2.12(a), 2.12(b), or 2.15, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense, (iii) would not require such Lender to take any action materially inconsistent with its internal policies or legal or regulatory restrictions, and (iv) would not otherwise be materially disadvantageous to such Lender. Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses in reasonable detail submitted by such Lender to the Administrative Agent shall be conclusive absent manifest error.
(b)    Replacement of Lenders. In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.12(a) or (b), (ii) any Lender delivers a notice described in Section 2.12(e), (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.15, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by Borrower that requires the consent of 100% of the Lenders or 100% of all affected Lenders, and which, in each case, has been consented to by Required Lenders or (v) any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or other extensions of credit hereunder, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 11.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (u) in the case of any such assignment resulting from a claim for compensation under Section 2.12(a) or (b) or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter, (v) in the case of any assignment resulting from the circumstances described in clause (iv) above, the applicable assignee shall have consented to the applicable amendment, waiver or other modification, (w) except in the case of clause (iv) above if the effect of such amendment, waiver or other modification of the applicable Loan Document would cure all Defaults and Events of Defaults then ongoing, no Default or Event of Default shall have occurred and be continuing, (x) such assignment shall not conflict with any applicable Legal Requirement, (y) to the extent required pursuant to Section 11.04(b)(v), the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender affected by such assignment plus all Fees and other amounts owing to or accrued for the account of such Lender or Administrative Agent hereunder (including any amounts under Sections 2.12 and 2.13 and the assignment fee described in Section 11.04(b)(iii)); provided, further, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.12(a) or (b) or notice under Section 2.12(e) or the amounts paid pursuant to Section 2.15, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.12(e), or cease to result in amounts being payable under Section 2.15, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (a) of this Section 2.16), or if such Lender shall waive its right to claim further compensation under Section 2.12(a) or (b) in respect of such circumstances or event or shall withdraw its notice under Section 2.12(e) or shall waive its right to further payments under Section 2.15 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent (other than any Lender upon written request at the sole discretion of the Administrative Agent) an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.16(b).
(c)    Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender becomes a Defaulting Lender, then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender”, and the amount of such Defaulting Lender’s Revolving Commitment and Revolving Loans and/or Term Loan Commitments and Term Loans shall be excluded for purposes of voting, and the calculation of voting, on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, except that the amount of such Defaulting Lender’s Revolving Commitment and Revolving Loans and/or Term Loan Commitments and Term Loans shall be included for purposes of voting, and the calculation of voting, on the matters set forth in Section 11.02(b)(i) to (xii) (including the granting of any consents or waivers) only to the extent that, in the case of Section 11.02(b)(i) to (iii), any such matter directly affects such Defaulting Lender or, in the case of Section 11.02(b)(iv) to (xii), any such matter disproportionately affects such Defaulting Lender; (ii) to the extent permitted by applicable Legal Requirements, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero, (A) any voluntary prepayment of the Loans pursuant to Section 2.10(a) shall, if the Borrower so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) in accordance with Section 2.10(a) as if such Defaulting Lender had no Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (B) any mandatory prepayment of the Loans pursuant to Section 2.10 shall, if the Borrower so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) in accordance with Section 2.10 as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that the Borrower shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (B); (iii) the amount of such Defaulting Lender’s Revolving Commitment and Revolving Loans shall be excluded for purposes of calculating the Commitment Fee payable to Revolving Lenders pursuant to Section 2.05(a) in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section 2.05(a) with respect to such Defaulting Lender’s Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; and (iv) the Revolving Exposure of all Lenders as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. In the event that each of the Administrative Agent and the Borrower agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Revolving Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Commitment.
For purposes of this Agreement, (i) “Funding Default” shall mean, with respect to any Defaulting Lender, the occurrence of any of the events set forth in the definition of “Defaulting Lender,” (ii) “Default Period” shall mean, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (a) the date on which all Commitments are cancelled or terminated and/or the Secured Obligations are declared or become immediately due and payable, (b) with respect to any Funding Default (other than any such Funding Default arising pursuant to clause (e) of the definition of “Defaulting Lender”), the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero

(whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms hereof or any combination thereof) and (2) such Defaulting Lender shall have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Commitment(s), and (c) the date on which Borrower, the Administrative Agent and the Required Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (iii) “Default Excess” shall mean, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Percentage of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of Loans of such Defaulting Lender.
No amount of the Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in Section 2.16(c), performance by Borrower of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of Section 2.16(c). The rights and remedies against a Defaulting Lender under Section 2.16(c) are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Funding Default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.
Section 2.17    [reserved].
Section 2.18    [reserved].
Section 2.19    Increases of the Term Loan and Revolving Commitments.
(a)    Prior to the Third Amendment Effective Date, the Borrower may by written request to the Administrative Agent (I) prior to the Term Loan Maturity Date, establish one or more new Term Loan Commitments under a new term facility or under the existing term facility or any increase under an existing tranche of Term Loans (each, a “New Term Loan Commitment” and the Loans made thereunder, the “New Term Loans”) or (II) prior to the Revolving Maturity Date, establish one or more increases in the amount of the Revolving Commitments under the then existing revolving facility (each, a “New Revolving Commitment” and together with the New Term Loans, the “Incremental Facilities” and each, an “Incremental Facility”), in each case, the proceeds of which may be used for general corporate purposes, including, without limitation, for additional dividends, distributions, Investments, general working capital, capital expenditures, Permitted Acquisitions and other expenditures not prohibited by this Agreement; provided that:
(i)    the aggregate principal amount of the New Term Loan Commitments and New Revolving Commitments pursuant to this Section 2.19 shall not exceed the Maximum Incremental Facilities Amount. The aggregate principal amount of any requested increase in New Term Loan Commitment or New Revolving Commitment shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or such lower amount that represents all remaining availability pursuant to this Section 2.19).
(ii)    no Default or Event of Default shall have occurred and be continuing or would immediately occur after giving effect to such increase and the application of proceeds therefrom; provided that, solely with respect to any New Term Loans incurred in connection with a Limited Condition Acquisition, the absence of a Default or Event of Default (other than an

Event of Default as a result of any of the events set forth in Sections 8.01(a), 8.01(b), 8.01(g) or 8.01(h)) shall be tested only at the time the definitive documentation for such Limited Condition Acquisition is executed;
(iii)    the representations and warranties of each Loan Party set forth in Article III and in each other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) immediately prior to, and immediately after giving effect to, the incurrence of such New Term Loans or the making of such New Revolving Commitments (although any representations and warranties which expressly relate to a given date or period shall be required to be true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of the respective date or for the respective period, as the case may be); provided that to the extent the proceeds of any New Term Loan or New Revolving Loan are being used to finance a Limited Condition Acquisition, only the Specified Representations (and not any other representations or warranties in Article III or any of the other Loan Documents or otherwise) shall be required to be true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) immediately prior to, and immediately after giving effect to, the incurrence of such New Term Loans or the making of such New Revolving Commitments (although any Specified Representations which expressly relate to a given date or period shall be required to be true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of the respective date or for the respective period, as the case may be;
(iv)    the New Term Loans made under this Section 2.19 shall have a maturity date no earlier than the later of the then existing Term Loan Maturity Date and the maturity date of any then-outstanding New Term Loans and shall have a weighted average life to maturity no shorter than the weighted average life of the then existing Term Loans and then existing New Term Loans;
(v)    the New Revolving Commitments shall mature no earlier than, and require no scheduled amortization or differing mandatory commitment reduction prior to, the Revolving Maturity Date then in effect and all other terms (including pricing provisions (other than upfront fees)) of any New Revolving Commitments shall be substantially identical to the initial Revolving Credit Facility or otherwise reasonably acceptable to the Administrative Agent;
(vi)    if the Weighted Average Yield applicable to the New Term Loans made pursuant to this Section 2.19 exceeds (x) with respect to any New Term Loans incurred as an increase to an existing Class of Term Loans, the Weighted Average Yield for such existing Class of Term Loans by more than 0.50% per annum or (y) with respect to any New Term Loans not incurred as an increase to an existing Class of Term Loans, the Weighted Average Yield for all existing Classes of Term Loans (calculated on a weighted average basis) by more than 0.50% per annum (in either case, such amount in excess of 0.50%, hereinafter referred to as the “Incremental Excess Yield”), then the Weighted Average Yield with respect to the applicable existing Term Loans of such tranche shall be increased by the Incremental Excess Yield (it being understood that any increase in the Weighted Average Yield of the existing Term Loans, may (A) take the form of upfront fees, with such upfront fees being equated to interest margins based on a four-year average life to maturity or, if less, the remaining life to maturity or (B) be accomplished by a combination of an increase in the weighted average interest rates, interest rate floors and/or upfront fees) of such New Term Loans made pursuant to this Section 2.19 (for the avoidance of doubt, the Incremental Excess Yield applicable to New Term Loans made pursuant to this Section 2.19 shall only be applied to existing Term Loans); provided that, any increase in yield with respect to an existing Class of Term Loans required pursuant to this clause (vi) and resulting from the application of an Adjusted Term SOFR or Alternate Base Rate “floor” on any New Term Loans will be effected solely through an increase in such “floor” (or an implementation thereof, as applicable) in respect of any existing Class of Term Loans;
(vii)    notwithstanding anything to the contrary in this Section 2.19 or otherwise, (1) the borrowing and repayment (except for payments of interest and fees at different rates on New Revolving Commitments (and related outstandings)) of Loans with respect to New Revolving Commitments after the associated Increased Amount Date shall be made on a pro rata basis with all other Revolving Commitments, (3) the permanent repayment of Revolving Loans with respect to, and termination of, New Revolving Commitments after the associated Increased Amount Date shall be made on a pro rata basis with all other Revolving Commitments, and (3) assignments and participations of New Revolving Commitments shall be governed by the same assignment and participation provisions applicable to the other Revolving Commitments and Revolving Loans;
(viii)    the New Term Loans and New Revolving Commitments shall not benefit from any Guarantees or Collateral that do not ratably benefit the Term Loans and Revolving Loans, respectively and shall be secured on a pari passu basis by the Collateral securing the Term Loans and Revolving Loans (and, for the avoidance of doubt and notwithstanding anything to the contrary, such New Term Loans and/or New Revolving Commitments shall be treated as Consolidated First Lien Indebtedness for all purposes hereunder);
(ix)    prior to the Delayed Draw Term Loan Commitment Expiration Date, the Borrower may not establish an Incremental Facility consisting of New Term Loans if there are undrawn Delayed Draw Term Loan Commitments under this Agreement;
(x)    after giving effect to such New Term Loan Commitments and New Term Loans and the application of the proceeds thereof, the Borrower shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 6.15 applicable for the four (4) consecutive fiscal quarters of the Borrower ended on, or most recently preceding, such Increased Amount Date for which financial statements have been (or were required to have been) delivered to the Administrative Agent pursuant to Section 5.01(a) or (b) (but excluding, for purposes of such calculation, New Term Loan proceeds from any Unrestricted Cash and Cash Equivalents permitted to be netted in the calculation of the financial covenants); provided, that, with respect to any Incremental Loan Amendment incurred for purposes of financing a Limited Condition Acquisition, the Borrower shall be, as of the date of the execution and delivery of the applicable definitive purchase agreement in connection with such Limited Condition Acquisition, in compliance on a Pro Forma Basis with the financial covenants applicable for the four (4) consecutive fiscal quarters of the Borrower ended on, or most recently preceding, such date for which financial statements have been (or were required to have been) delivered to the Administrative Agent pursuant to Section 5.01(a) or (b);
(xi)    the New Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary prepayments pursuant to Section 2.10(a) or any mandatory prepayments of Term Loans under Section 2.10(c), 2.10(d) and 2.10(e), as specified in the applicable Incremental Loan Amendment;

(xii)    terms and provisions of the New Term Loans (other than upfront fees and original issue discount) shall be, except as otherwise set forth herein or in the Incremental Loan Amendment, identical to the Term Loans (it being understood that New Term Loans may be a part of the Term Loans) or otherwise reasonably satisfactory to the Administrative Agent; and
all other terms and conditions with respect to the New Term Loans made pursuant to this Section 2.19 shall be on terms determined by the Borrower; provided, further, that to the extent such terms and documentation are not consistent with then existing Term Loans (except to the extent relating to pricing, optional prepayment or redemption terms, call protections and premiums), they shall be either (a) reasonably satisfactory to the Administrative Agent (except for covenants or other provisions applicable only to the periods after the latest maturity date of any then-existing Term Loans or New Term Loans) or (b) added for the benefit of the existing Term Loans (and, if an individual term is more beneficial to the Lenders holding existing Term Loans than the corresponding term then-applicable to the existing Term Loans, such individual beneficial term or terms may be applied to the existing Term Loans without the consent of any Lender holding existing Term Loans). Any request under this Section 2.19 shall be submitted by the Borrower in writing to the Administrative Agent (which shall promptly forward copies to all the Lenders); provided that each such notice shall specify the date (each, an “Increased Amount Date”) on which Borrower proposes that the New Revolving Commitments or New Term Loan Commitments, as applicable, shall be effective, which shall not be less than fifteen (15) Business Days after the date on which such notice is delivered to the Administrative Agent. No Lender shall have any obligation, expressed or implied, to offer to increase the aggregate principal amount of its Term Loan Commitment and/or Revolving Commitment. Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the Term Loan Commitments and/or Revolving Commitments pursuant to this Section 2.19. No Lender which declines to increase the principal amount of its Term Loan Commitment and/or Revolving Commitment may be replaced with respect to its existing Term Loan Commitment and/or Revolving Commitment as a result thereof without such Lender’s consent.
(b)    Each then existing Lender (collectively, the “Increasing Lenders”) that agrees to increase the principal amount of their Term Loan Commitments and/or Revolving Commitments, or in the case of Lenders that do not have any Term Loan Commitments or Revolving Commitments, that agrees to assume New Term Loans and/or New Revolving Commitments shall as soon as reasonably practicable specify in writing to the Borrower and the Administrative Agent the principal amount of the proposed New Term Loan Commitments and/or New Revolving Commitments that it is willing to assume (provided that any Lender not so responding within five (5) Business Days shall be deemed to have declined such a request). After such five (5) Business Day period has ended, Borrower may then solicit and accept some or all of the rejected offered amounts from new lenders (or designate new lenders) (provided that if Administrative Agent would have consent rights with respect to such new lender under Section 11.04 herein were such new lender to take an assignment of Loans or Commitments hereunder, then such new lender shall be reasonably acceptable to the Administrative Agent (in consultation with the Borrower) (such acceptance not to be unreasonably withheld or delayed); provided, however, that, notwithstanding anything to the contrary, no new lender shall be a Loan Party or an Affiliate of a Loan Party) (each such new lender being a “New Lender”), which New Lenders may assume all or a portion of the aggregate principal amount of the applicable New Term Loan Commitments and/or New Revolving Commitments. For the avoidance of doubt, the Borrower shall not have to offer any existing Lender the opportunity to be an Increasing Lender prior to accepting any offered amounts from any potential New Lender.

(c)    Subject to the foregoing, any request by Borrower pursuant to Section 2.19(a) shall be effective upon (A) delivery to the Administrative Agent of each of the following documents: (i) an originally executed copy of a Joinder Agreement signed by a duly authorized officer of each New Lender; (ii) a notice to the Increasing Lenders and New Lenders, in form and substance reasonably acceptable to the Administrative Agent, signed by a Financial Officer of the Borrower; (iii) an Officers’ Certificate of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, confirming compliance with all conditions precedent for any such increase, including, subject to the limitation in clauses (a)(ii) and (a)(iii) above, compliance with Sections 4.02(a), (b) and (c); (iv) to the extent requested by any New Lender or Increasing Lender, executed term notes and/or revolving notes issued by Borrower in accordance with Section 2.04(e); (v) an amendment (an “Incremental Loan Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Borrower, each Increasing Lender (if any), each New Lender (if any), the Administrative Agent and, if reasonably requested by the Administrative Agent, each other Loan Party; and (vi) any other reasonable and customary documents and officer’s certificates that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent, and (B) satisfaction on the Increased Amount Date of (x) subject to the limitations set forth in clauses (a)(ii) and (a)(iii) above, each of the conditions specified in Section 4.02 (it being understood that (1) for purposes of Section 4.02(b), all references to “the date of such Credit Extension” or similar language shall be deemed to refer to the date the definitive documentation for such Limited Condition Acquisition is executed and (2) for purposes of Section 4.02(a) and (c), all references to “the date of such Credit Extension” or similar language shall be deemed to refer to the Increased Amount Date), and (y) such other conditions as the parties thereto (including Borrower) shall agree (if any). Any such increase shall, subject to Section 2.19(a), be in an aggregate principal amount equal to (A) the principal amount that Increasing Lenders are willing to assume as increases to the principal amount of their Term Loan Commitments and/or Revolving Commitments plus (B) the principal amount offered by New Lenders with respect to the New Term Loan Commitments and/or New Revolving Commitments, in either case as adjusted by Borrower and the Administrative Agent pursuant to this Section 2.19. Notwithstanding anything to the contrary in Section 11.02, the Administrative Agent is expressly permitted, without the consent of the other Lenders, to amend the Loan Documents (including Section 2.09 and Annex I hereto) to the extent necessary or appropriate in the reasonable opinion of the Administrative Agent to give effect to any New Term Loan Commitment or New Revolving Commitments pursuant to this Section 2.19 (which may be in the form of an amendment and restatement).
(d)    Upon each increase in the Revolving Commitments pursuant to this Section 2.19, (A) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of any increase in the Revolving Commitments pursuant to this Section 2.19 (any such increase, a “Revolving Commitment Increase” and each such Lender, a “Revolving Increasing Lender”) in respect of such increase, (B) if, on the Increased Amount Date, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.13, (C) each Revolving Increasing Lender shall become a Revolving Lender with respect to the New Revolving Commitments and all matters relating thereto, and (D) each New Revolving Commitment shall be deemed, for all purposes, a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(e)    Notwithstanding anything to the contrary in this Agreement, from and after the Third Amendment Effective Date, no Incremental Facilities may be established or incurred.
Section 2.20    Extensions of the Term Loan.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made by Borrower, from time to time on any Business Day prior to the 30th day before the applicable Term Loan Maturity Date or Revolving Maturity Date, to all Term Loan Lenders or Revolving Lenders, as applicable, on a pro rata basis (based on the aggregate outstanding principal amount of the Term Loans or Revolving Commitments then outstanding) and on the same terms to each such Term Loan Lender or Revolving Lender, as applicable, the Borrower may from time to time with the consent of any Lender that shall have accepted such offer, extend the maturity date of any Term Loans or Revolving Commitments and otherwise modify the terms of such Term Loans or Revolving Commitments of such Lender pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Term Loans or Revolving Commitments, modifying the amortization schedule in respect of such Term Loans or any other modification contemplated by this Section 2.20) (each, an “Extension”, and each group of Term Loans or Revolving Loans as so extended, as well as the original Term Loans and Revolving Loans not so extended, being a “tranche” and a separate “Class” hereunder; any Extended Term Loans shall constitute a separate tranche of Term Loans and a separate “Class” hereunder from the tranche of Term Loans from which they were converted) and any Extended Revolving Loans shall constitute a separate tranche of Revolving Loans and a separate “Class” hereunder from the tranche of Revolving Loans from which they were converted), so long as the following terms are satisfied: (i) no Event of Default shall exist at the time the notice in respect of an Extension Offer is delivered to the applicable Lenders, and no Event of Default shall exist immediately prior to or immediately after giving effect to the effectiveness of any Extension, (ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv), (v) and (vi), be determined by Borrower and set forth in reasonable detail in the relevant Extension Offer), the Term Loans or Revolving Loans, as applicable, of any Lender (an “Extending Lender”) extended pursuant to any Extension (“Extended Term Loans” or “Extended Revolving Loans”, as applicable) shall have the same terms as the tranche of Term Loans or Revolving Loans, as applicable, subject to such Extension Offer (except for covenants or other provisions contained therein applicable only to periods after the then latest Term Loan Maturity Date or Revolving Maturity Date, as applicable), (iii) the final maturity date of any Extended Term Loans shall be no earlier than the then latest Term Loan Maturity Date of any tranche of Term Loans then outstanding at the time of Extension and the amortization schedule of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the amortization schedule of the Terms Loans extended thereby (with any such delay resulting in a corresponding adjustment to the amortization schedule reflected on Annex I or in an Incremental Loan Amendment, as the case may be, with respect to the existing Term Loans from which such Extended Term Loans were extended), (iv) the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term Loans extended thereby, (v) the maturity date of any Extended Revolving Loans shall be no earlier than the latest Revolving Maturity Date of any tranche of Revolving Loans then outstanding at the time of Extension, (vi) prior to the latest Term Loan Maturity Date of any tranche of Term Loans then outstanding at the time of Extension, the amortization payments on any Extended Term Loans shall not exceed equal quarterly installments in an annual aggregate amount equal to 1% of original principal amount of such Extended Term Loans, (vii) any Extended Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Extension Offer, (viii) (A) such Extended Term

Loans and Extended Revolving Loans shall not benefit from any Guarantees or Collateral that do not ratably benefit the Term Loans and Revolving Loans, respectively, (B) (x) the liens securing such Indebtedness shall not be of higher priority than the lien securing the applicable Indebtedness being extended and (y) if such Indebtedness being extended is unsecured, such Extended Term Loans and Extended Revolving Loans shall be unsecured, and (C) if such Indebtedness being extended is subordinated with respect to the Obligations, such Extended Term Loans and Extended Revolving Loans shall be subordinated at least to the same extent as such Indebtedness being extended; (ix) if the aggregate principal amount of the Term Loans (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans offered to be extended by Borrower pursuant to such Extension Offer, then the Term Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (x) if the aggregate principal amount of the Revolving Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments offered to be extended by Borrower pursuant to such Extension Offer, then the Revolving Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective commitment amounts with respect to which such Lenders have accepted such Extension Offer, (xi) all documentation in respect of such Extension shall be consistent with the foregoing, (xii) any applicable Minimum Extension Condition shall be satisfied unless waived by Borrower and (xiii) the interest rate margin applicable to any Extended Term Loans or Extended Revolving Loans will be determined by Borrower and the lenders providing such Extended Term Loans or Extended Revolving Loans. No Lender shall have any obligation to agree to have any of its existing Term Loans or Revolving Commitments converted into Extended Term Loans or Extended Revolving Loans pursuant to any Extension.
(b)    With respect to all Extensions consummated by Borrower pursuant to this Section 2.20, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.10 and (ii) any Extension Offer is required to be in any minimum amount of $25,000,000, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in Borrower’s sole discretion and may be waived by Borrower) of Term Loans of any or all applicable tranches be tendered.
(c)    The Lenders hereby irrevocably authorize the Administrative Agent and the Collateral Agent to enter into amendments (“Extension Amendments”) to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans and Revolving Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.20.
(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or reasonably acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.20.
(e)    This Section 2.20 shall supersede any provisions in Section 2.14 or Section 11.02 to the contrary.

Section 2.21    Refinancing Facilities.
(a)    At any time after the Closing Date, subject to the prior written consent of the Required Lenders, the Borrower may obtain, from any Lender on a pro rata basis (based on the aggregate outstanding principal amount of the Term Loans or Revolving Commitments then outstanding) or, to the extent declined by an existing Lender after having five (5) Business Days to respond after written notice from the Agent (which shall be redeemed rejected if not received at the end of such five (5) Business Days period), any new lender (provided that if Administrative Agent would have consent rights with respect to such new lender under Section 11.04 herein were such new lender to take an assignment of Loans or Commitments hereunder, then such new lender shall be reasonably acceptable to the Administrative Agent (in consultation with the Borrower) (such acceptance not to be unreasonably withheld or delayed); provided, however, that, notwithstanding anything to the contrary, no new lender shall be a Loan Party or an Affiliate of a Loan Party) (each such new lender being an “Additional Lender”) Refinancing Term Loans, Refinancing Term Loan Commitments, Refinancing Revolving Loans or Refinancing Revolving Loan Commitments in exchange for, or to extend, renew, replace or refinance, in respect of all of the Term Loans or Revolving Loans then outstanding under this Agreement (which will be deemed to include any then-outstanding New Term Loans under any New Term Loan Commitments or any then-outstanding New Revolving Commitments) and any then-outstanding Refinancing Term Loans in the form of Refinancing Term Loans or Refinancing Term Commitments or any then-outstanding Refinancing Revolving Loans in the form of Refinancing Revolving Loans or Refinancing Revolving Loan Commitments in each case, pursuant to a Refinancing Amendment, together with any applicable intercreditor agreement or other customary subordination agreement (“Refinanced Debt”); provided, that (i) such extending, renewing or refinancing Indebtedness shall be unsecured or, to the extent secured, shall rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder, (ii) such Indebtedness shall not mature or have scheduled amortization or payments of principal prior to the date that is 91 days after the Final Maturity Date at the time such Indebtedness is incurred, (iii) such Indebtedness does not have a Weighted Average Life to Maturity equal to or less than that of the Refinanced Debt and does not have mandatory prepayment or redemption provisions (other than customary asset sale, similar events and change of control offers) that would result in a mandatory prepayment or redemption of such Indebtedness prior to the date that is 91 days after the Final Maturity Date at the time such Indebtedness is incurred, (iv) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date that such Indebtedness is issued, incurred or obtained, (v) (x) such Indebtedness, to the extent secured, shall be secured only by the Collateral, or be guaranteed by any person other than the Guarantors under the outstanding Loans, (y) if such Indebtedness being refinanced is unsecured, such Refinanced Debt shall be unsecured, and (z) if such Indebtedness being refinanced is subordinated with respect to the Obligations, such Refinanced Debt shall be subordinated at least to the same extent as such Indebtedness being refinanced, (vi) the liens securing such Indebtedness shall not be of higher priority than the lien securing the applicable Refinanced Debt, (vii) the other terms of such Indebtedness (other than pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) shall be substantially similar to, or (taken as a whole) no more favorable to the lenders providing such Indebtedness than those applicable to the Loans or Revolving Commitments being refinanced or replaced (except for covenants and other provisions applicable only to the periods after the Final Maturity Date), (vii) such Indebtedness will, to the extent permitted by clauses (i) to (vi), have such pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions and terms as may be agreed by the Borrower and the Lenders thereof and (viii) will, to the extent in the form of Refinancing Revolving Loans or Refinancing Revolving Loan Commitments, participate in the payment, borrowing, participation and commitment reduction provisions herein on a pro rata basis with any all then-outstanding Revolving Loans and Revolving Commitments.

The effectiveness of any Refinancing Amendment shall be subject to, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinanced Debt incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Refinancing Term Loans or Refinancing Revolving Loans) and any Indebtedness being replaced or refinanced with such Refinanced Debt shall be deemed permanently reduced and satisfied in all respects. Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section.
(b)    This Section 2.21 shall supersede any provisions in Section 11.02 to the contrary.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders on the Closing Date and on the date of each Credit Extension (to the extent required pursuant to Article IV) that:
Section 3.01    Existence, Qualification and Power. Each Company (a) is duly incorporated or organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to own, lease and operate its Property and (c) is registered, qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so register, qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.
Section 3.02    Authorization; Enforceability. The Loan Documents to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary corporate or other organizational action on the part of each such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.
Section 3.03    No Conflicts. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, the initial Credit Extensions contemplated hereunder and the other Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i)  as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect or maintain the perfection or priority of the Liens created by the Security Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure of which to obtain or perform would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate or result in a default or require any consent or approval under (x) any indenture, agreement, or other instrument binding upon any Company or its Property or to which any Company or its Property is subject, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect or (y) any Organizational Document of any Company, (d) will not violate any Legal Requirement in any material respect and (e) will not result in the creation or imposition of any Lien on any Property of any Company, other than the Liens created by the Security Documents.
Section 3.04    Financial Statements; Projections; No Material Adverse Effect.
(a)    The Borrower has heretofore delivered to the Agents and the Lenders (i) the Historical Financial Statements, in the case of the financials described in clause (a) of the definition thereof, audited by and accompanied by the unqualified opinion of RSM US LLP, independent public accountants, and (ii) the consolidated balance sheets of the Borrower and certain of its Affiliates (as specified therein) and Envigo and certain of its Affiliates (as specified therein) and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows as of and for the dates specified therein. Such financial statements and all financial statements delivered pursuant to Sections 5.01(a) and (b) have been prepared in accordance with GAAP consistently applied throughout the applicable period covered, thereby and present fairly and accurately, in all material respects, the financial condition and results of operations and cash flows of the entities specified therein as of the dates and for the periods to which they relate (subject to year-end audit adjustments and the absence of footnote disclosures). No Company has any material liabilities of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise except as reflected in such financial statements and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.
(b)    The Borrower has heretofore delivered to the Agents and the Lenders the forecasts of financial performance of the Borrower and its Subsidiaries for various periods ending September 30, 2022 through to the fiscal year ended September 30, 2026 (the “Projections”) and the assumptions upon which the Projections are based. The Projections have been prepared in good faith by the Loan Parties and based upon (i) the assumptions stated therein (which assumptions are believed by the Loan Parties to be reasonable at the time of delivery thereof and on the Closing Date), (ii) accounting principles consistent with the Historical Financial Statements delivered pursuant to Section 3.04(a) and management’s historical adjustments thereto, in each case consistently applied throughout the fiscal years covered thereby, and (iii) the information reasonably available to, or in the possession or control of, the Loan Parties as of the date of delivery thereof and on the Closing Date (it being recognized by the Agents and the Lenders that (x) the Projections are not to be viewed as facts or a guarantee of performance and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries and (y) no assurance can be given that any particular financial projection will be realized, and that actual results during the period or periods covered by the Projections may differ from the projected results, and such differences may be material).
(c)    Since October 1, 2020, or if more recent, the date of the most recent audited financial statements delivered to the Agents and the Lenders in accordance with Section 5.01(a), there has been no event, change, circumstance, condition, development or occurrence that has had, or would reasonably be expected to result, either individually or in the aggregate, a Material Adverse Effect.

Section 3.05    Properties.
(a)    Each Company has good, valid and marketable fee simple title to, or valid leasehold interests in, all its Property, free and clear of all Liens except for Permitted Liens. The Property of the Companies, individually and in the aggregate, (i) is in good operating order, condition and repair (ordinary wear and tear and Casualty Events excepted), and (ii) constitutes all of the Property which is required for the business and operations of the Companies as presently conducted.
(b)    As of the Closing Date, Schedule 3.05(b) contains a true and complete list of each ownership and leasehold interest in Real Property (i) owned by any Company and describes the type of interest therein held by such Loan Party, the common street address, and the name of the Loan Party that owns such Real Property and (ii) leased, subleased, licensed or otherwise occupied or utilized by any Company, as lessee, sublessee, franchisee or licensee, the name of the Loan Party that leases such Real Property, a description of the lease, sublease, license, use or occupancy agreement pursuant to which such rights have been granted, and the parties to such agreement (collectively, the “Real Property Leases”). Each Real Property Lease is in full force and effect and constitutes a legal, valid and binding obligation on the applicable Loan Party which is a party to it, enforceable in accordance with its terms, No Loan Party, nor to the Company’s knowledge any other party, is in breach or default under such Real Property Lease and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under such Real Property Lease, and no Loan Party nor the Company has subleased, licensed, or otherwise granted to any Person the right to use or occupy any Real Property.
(c)    No Mortgage encumbers Real Property on which a “Building” (as defined in 12 C.F.R. Chapter III, Section 339.2) is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained and is in full force and effect as required by this Agreement.
(d)    Each Company owns or has rights to use all of its property and all rights with respect to any of the foregoing which are required for the business and operations of the Companies as presently conducted. The use by each Company of its property and all such rights with respect to the foregoing do not infringe on the rights or other interests of any person. No claim has been made and remains outstanding that any Company’s use of any of its property does or may violate the rights of any third party. The present uses of the Real Property and the current operations of each Company’s business do not violate in any material respect any provision of any applicable building codes, subdivision regulations, fire regulations, health regulations or building and zoning by-laws.
(e)    There is no pending or threatened condemnation or eminent domain proceeding with respect to, or that could affect, any of the Real Property of any Company.
(f)    Each parcel of Real Property is taxed as a separate tax lot and is currently being used in a manner that is consistent with and in compliance in all material respects with the property classification assigned to it for real estate tax assessment purposes.
(g)    No Company is obligated under, or a party to, any option, right of first refusal or other contractual right to sell, assign or dispose of any Real Property or any portion thereof or interest therein.

(h)    Other than as set forth on Schedule 3.05(h), there are no leases, subleases, licenses or other use or occupancy agreements granting any other person the right to the possession, use or occupancy of any portion of the Real Property.
(i)    All buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof included in the Real Property (the “Improvements”) are in good condition and repair (reasonable wear and tear excepted) and sufficient for the operation of the Company’s business. To the knowledge of the Loan Parties, there are no material structural deficiencies or latent defects affecting any of the Improvements and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the Company’s business.
Section 3.06    Intellectual Property. (a) Each Company owns or is licensed to use, free and clear of all Liens (other than Permitted Liens), patents, copyrights, trademarks, service marks, trade dress, trade names, domain names trade secrets, confidential information, proprietary information, inventions, databases, software, formulae, works of authorship, know-how, processes, and other intellectual property (collectively, the “Intellectual Property”) used in the conduct of the business of such Company as currently conducted and (b) no actions, suits, claims, disputes, or proceedings are pending, or to the knowledge of such Loan Party are threatened, (i) alleging that any Company infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of any third-party, or (ii) challenging the validity, enforceability, registration, or ownership of any Intellectual Property owned any Company, and such Loan Party is not aware of any facts or circumstances that would reasonably form the basis of any such actions, suits, claims, disputes, or proceedings, except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 3.07    Equity Interests and Subsidiaries.
(a)    Schedule 3.07(a) sets forth a list of (i) each Company and its jurisdiction of incorporation or organization as of the Closing Date and (ii) the number of each class of the Equity Interests of each Company authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights on the Closing Date. All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable (as applicable). Each Loan Party is the record and beneficial owner of, and has good title to, the Equity Interests pledged (or purporting to be pledged) by it under the Security Documents, free of any and all Liens, rights or claims of other persons and, as of the Closing Date, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or Property that is convertible into, or that requires the issuance or sale of, any such Equity Interests (or any economic of voting interests therein).
(b)    Other than as required by foreign Legal Requirements with respect to the Equity Interests in any Foreign Subsidiary, no consent of any person including any general or limited partner, any other member or manager of a limited liability company, any shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or first priority status (or the maintenance thereof) of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent under the Security Documents or the exercise by the Collateral Agent or any other Secured Party of the voting or other rights provided for in the Security Documents or the exercise of remedies in respect of such Equity Interests.

(c)    A complete and accurate organization chart, showing the ownership structure of the Companies on the Closing Date, after giving effect to the Transactions, is set forth on Schedule 3.07(c).
Section 3.08    Litigation; Compliance with Laws.
(a)    There are no actions, suits, claims, disputes, proceedings or, to the knowledge of any Loan Party, investigations at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened against or affecting any Company or any business, Property or rights of any Company that purport to affect or (i) involve any Loan Document, any Specified Hedging Agreement, any Bank Product Agreement or any of the Transactions or (ii)  have resulted in, or, individually or in the aggregate, would reasonably be expected to result in, a Material Adverse Effect.
(b)    No Company or any of its Property is in (i) violation of, nor will the continued operation of its Property or business as currently conducted violate, any Legal Requirements (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company’s Real Property or (ii) default with respect to any Order, where such violation or default contemplated under subclauses (i) or (ii), would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 3.09    Federal Reserve Regulations.
(a)    No Company is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.
(b)    No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying Margin Stock or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Agreement does not violate such regulations.
Section 3.10    Investment Company Act. No Company is an “investment company” or a Company “controlled” by an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 3.11    Use of Proceeds.
(a)    On the Closing Date, the Borrower will use the proceeds of the Term Loans to finance, in part, the Merger, fund all or a portion of the Refinancing and to pay all or a portion of any related fees and expenses (including any upfront fees and original issue discount) related thereto.  Subject to Section 3.11(c), the Borrower will use the proceeds of the Revolving Loans after the Closing Date for working capital and general corporate purposes not prohibited by this Agreement.  Substantially concurrently with the funding of the 2022 Incremental Term Loans on the First Amendment Effective Date, the Borrower will use the proceeds of the 2022 Incremental Term Loans to (i) finance the acquisition of Orient BioResource Center, Inc. and to pay all or a portion of any related fees and expenses (including any upfront fees and original issue discount) related thereto and (ii) repay Revolving Loans outstanding on the First Amendment Effective Date. The use of proceeds of the Loans hereunder will not be used, directly or indirectly, in violation of any law, rule or regulation.

(b)    The Borrower shall use the proceeds of the Delayed Draw Term Loans to (i) directly or indirectly finance Permitted Acquisitions (other than the Mergers), (ii) finance Designated Capital Expenditures or (iii) replenish cash on the balance sheet or repay Revolving Loans that, in either case, were drawn to finance Permitted Acquisitions or Designated Capital Expenditures and were drawn within 180 days of such Revolving Loans draw.
(c)    Notwithstanding the foregoing, in no event shall the proceeds of the Revolving Loans be used for any purpose (i) during the Amendment Relief Period, other than funding operational expenses of the Borrower and its Subsidiaries in the ordinary course of business (and, for the avoidance of doubt, not for the making or funding of Investments, Permitted Acquisitions or Restricted Payments, payments or purchases with respect to any Indebtedness, bonuses or executive compensation, or judgments, fines or settlements), or (ii) that violates any Legal Requirements, including, without limitation, any Animal Welfare Laws.
Section 3.12    Taxes. Each Company has (a) timely filed or caused to be timely filed all U.S. federal and state income Tax Returns and all other material Tax Returns required to have been filed by it and (b) duly and timely paid or caused to be duly and timely paid all U.S. federal and state income Taxes and all other material Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. There is no material action, suit, proceeding, investigation, audit, assessment, deficiency or other claim now pending by any taxing authority regarding any Taxes relating to any Company, except to the extent that (i) the validity or amount thereof is currently being contested in good faith by appropriate proceedings timely instituted and diligently conducted and (ii) the applicable entity has set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with. No Loan Party is a party to any Tax sharing or similar agreement with any person that is not a Loan Party.
Section 3.13    No Material Misstatements. On the Closing Date (in the case of the Lender Presentation) or at the time furnished (in the case of all other reports, financial statements, certificates or other written information), the Lender Presentation and the other reports, financial statements, certificates or other written information furnished (other than the Projections, forecasts and other forward-looking information, budgets, estimates and information of a general economic or industry-specific nature) by or on behalf of any Company to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) are complete and correct in all material respects and do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.
Section 3.14    Labor Matters. There are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of the Loan Parties, threatened that have resulted in, or could reasonably be expected to result in, a Material Adverse Effect. To the knowledge of the Loan Parties, the hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Legal Requirement dealing with such matters in any manner that has resulted in, or would reasonably be expected to result in, a material liability to the Company. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company, except to the extent that the failure to do so has not resulted in, and would not reasonably be expected to result in, a material liability to the Company. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.
Section 3.15    Solvency. After giving effect to the Transactions, the Borrower and its Subsidiaries (on a consolidated basis) (a) have property with fair value greater than the total amount of their debts and liabilities, contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated or otherwise, (b) have assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital. For the purposes of this Section 3.15, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
Section 3.16    Employee Benefit Plans.
(a)     (i) Each Employee Benefit Plan complies and is operated and maintained in compliance with all applicable Legal Requirements, including all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and (ii) each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service or can rely upon an advisory or opinion letter issued by the Internal Revenue Service and nothing has occurred which would prevent, or reasonably be expected to cause the loss of, such qualification.
(a)    Except as could not reasonably be expected to result in a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.
(b)    The Companies have no knowledge of any actions, suits or claims pending or threatened with respect to, against or involving an Employee Benefit Plan (other than routine claims for benefits) which would reasonably be expected to be asserted successfully against any Employee Benefit Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.
(c)    The Companies and, to the knowledge of the Loan Parties, each ERISA Affiliate, have made all material contributions to or under each Employee Benefit Plan and Multiemployer Plan required by law within the applicable time limits described thereby, the terms of such Employee Benefit Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to an Employee Benefit Plan or Multiemployer Plan save where any failure to comply, individually or in the aggregate, would not result in a material liability to the Companies.
(d)    Except as would not reasonably be expected to result in a Material Adverse Effect, each Foreign Plan has been maintained in compliance with its terms and with the requirements of all Legal Requirements and has been maintained, where required, in good standing with applicable

Governmental Authorities. All contributions required to be made with respect to a Foreign Plan have been timely made. None of the Companies have incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Plan.
Section 3.17    Environmental Matters. Except as set forth on Schedule 3.17, or would not reasonably be expected to result in a Material Adverse Effect:
(i)    the Companies and their businesses, operations and Real Property are and have at all times during the Companies’ ownership or lease thereof been in compliance with, and the Companies have no liability under, any applicable Environmental Law, and the Loan Parties reasonably believe that compliance with any Environmental Law that is or is expected to become applicable to the Companies and their businesses will be timely attained and maintained without material expense;
(ii)    the Companies have obtained, maintained in good standing and are in compliance with all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their Real Property. No material expenditures or operational adjustments are reasonably anticipated to be required to remain in compliance with the terms and conditions of, or to renew or modify, such Environmental Permits;
(iii)     there has been no Release or threatened Release or any handling, management, generation, treatment, transport, storage or disposal of Hazardous Materials on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by any of the Companies or their predecessors in interest or, to the knowledge of the Loan Parties, at, on, under or from any other location (including, without limitation, any location to which Hazardous Materials have been sent for re-use, recycling, treatment, storage, or disposal), that has resulted in, or is reasonably likely to result in, either liability or obligations of the Companies under Environmental Law, assertion of an Environmental Claim against the Companies, interfere with any of the Companies’ businesses and operations, or impair the fair saleable value of any Real Property;
(iv)    there is no Environmental Claim pending or, to the knowledge of the Loan Parties, threatened in writing against any of the Companies, or relating to the Real Property currently or formerly owned, leased or operated by any of the Companies or relating to the operations of the Companies (including, for the avoidance of doubt, any request for information under CERCLA or other Environmental Laws), and, to the knowledge of the Loan Parties, there are no actions, activities, circumstances, conditions, events or incidents that are reasonably likely to form the basis of such an Environmental Claim;
(v)    the Companies are not subject to any pending or outstanding Order or agreement pursuant to which any Company is subject to any material liabilities or obligations under Environmental Law;
(vi)    no person with an indemnity, contribution or other obligation to any of the Companies relating to compliance with or liability under Environmental Law is in default with respect to any such indemnity, contribution or other obligation, and the Companies have not assumed or retained, by contract or operation of law, any liability arising under Environmental Law of any kind, whether fixed or contingent, known or unknown;

(vii)    the Companies have made available to the Lenders all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability or obligation under Environmental Law, including those concerning the environmental condition of the Real Property or the existence of Hazardous Materials at Real Property or facilities currently or formerly owned, operated, leased or used by any of the Companies.
Section 3.18    Insurance. Schedule 3.18 sets forth a description in reasonable detail of all insurance maintained by each Company as of the Closing Date. All insurance maintained by the Companies is in full force and effect, all premiums due have been duly paid, no Company has received notice of violation or cancellation thereof, the Premises, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no default under any Insurance Requirement. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.
Section 3.19    Security Documents.
(a)     The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interests in the Security Agreement Collateral described therein and the proceeds and products thereof and, when (i) financing statements in appropriate form are filed in the offices specified in the Perfection Certificate (as updated in accordance with the terms hereof) and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Document), the Liens created by the Security Agreement shall constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than (A) the Intellectual Property Collateral (as defined in the Security Agreement), except to the extent that the filing of a financing statement is sufficient to perfect a Lien in such Intellectual Property, and (B) such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction by (x) the filing of the financing statements referred to in clause (i) of this Section 3.19(a) or (y) the taking of possession or control to the extent required by each Security Document), in each case subject to no Liens other than Permitted Liens.
(a)    When (i)  financing statements in appropriate form are filed in the offices specified on Schedule 9 to the Security Agreement (as updated in accordance with the terms hereof), and (ii) with respect to US registered copyrights, US patents and patent applications, and US registered trademarks and trademark applications, when the Security Agreement or one or more of the short forms thereof is filed in the USPTO or the USCO, as applicable, the Liens created by such Security Agreement shall constitute in the United States fully perfected first priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral, in each case, if and to the extent a security interest in such Intellectual Property Collateral can be perfected by such filings.
(b)    Each Mortgage, if any, upon the execution and delivery thereof, shall be effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, a legal, valid, binding and enforceable first priority Lien on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds and products thereof (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)), and when such Mortgage is filed or recorded in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 4.01, 5.10 and 5.11, the Mortgages shall constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage) to the extent a security interest in such Mortgagee Property can be perfected by such filings or recordings.
(c)    Each Security Document delivered pursuant to Sections 5.10 and 5.11 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, each of the Loan Party’s respective right, title and interest in and to the Collateral thereunder, and in the case of (i) pledged equity interests represented by certificates (x) when such certificates are delivered to the Collateral Agent or (y) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(d) and (ii) the other Collateral described in the Security Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(d) and such other filings as are specified on Schedule 9 to the Security Agreement have been completed to the extent a security interest in such other Collateral can be perfected by such other filings, the Liens in favor of the Collateral Agent created under such Security Document will constitute valid, enforceable and fully perfected first priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in such Collateral, in each case subject to no Liens other than Permitted Liens.
Section 3.20    Sanctions.
(a)    None of the Borrower, any Subsidiary or any of their respective directors, officers, employees, or agents that act in any capacity with the credit facility established hereby is, or has been within the past five years, (i) a Sanctioned Person, (ii) involved in any transactions or dealings with or involving a Sanctioned Country or Sanctioned Person, (iii) the subject of or otherwise involved in investigations or enforcement actions by any Governmental Authority or other legal proceedings with respect to any actual or alleged violations of Sanctions, or (iv) engaged in a transaction, dealing, or activity that might reasonably be expected to cause such Person to become a Sanctioned Person.
(b)    The Borrower, its Subsidiaries, and their respective directors, officers, employees, and agents that act in any capacity in connection with the credit facility established hereby, are, and have been throughout the past five years, in compliance with applicable Sanctions.
(c)    The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries, and their respective directors, officers, employees and agents with applicable Sanctions.
(d)    The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (a) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 3.21    Anti-Terrorism Laws.
(a)    No Company and, to the knowledge of the Loan Parties, none of their respective Affiliates is in violation of any Legal Requirements relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the USA PATRIOT Improvement and Reauthorization Act, Public Law 109-177 (March 9, 2006), as amended (the “Patriot Act”).
(b)    No Company and, to the knowledge of the Loan Parties, no broker or other agent of any Company acting in any capacity in connection with the Loans conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person or Sanctioned Country.
Section 3.22    Anti-Corruption.
(a)    None of the Borrower or its Subsidiaries nor any Affiliate, director, officer, employee of the Borrower or its Subsidiaries or Affiliates, or any Person acting on behalf of the Borrower or its Subsidiaries or Affiliates has: (i) taken any action in violation of any Legal Requirements relating to any applicable anti-corruption law, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.), the UK Bribery Act 2010, and laws and regulations implementing the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions or the UN Convention against Corruption (collectively, “Anti-Corruption Laws”); or (ii) corruptly offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Person, including any Public Official for purposes of (a) influencing any act or decision of any Person, including any Public Official in an official capacity; (b) inducing such Public Official to do or omit to do any act in violation of a lawful duty; (c) securing any improper advantage; or (d) inducing such Public Official to use his or her influence with a government, government entity, commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary or medical facilities), in order to assist the business or any party related in any way to the business, in obtaining or retaining business.
(b)    The Borrower, its Subsidiaries and Affiliates have implemented and maintain policies and procedures designed to ensure compliance with Anti-Corruption Laws.
(c)    There have not been, and are not pending or, to the knowledge of the Loan Parties, threatened, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions, involving the Loan Parties in any way relating to this Section 3.22.
Section 3.23    Animal Welfare Laws. Other than with respect to any matters disclosed in writing to the Lenders prior to the Second Amendment Effective Date, none of the Borrower, its Subsidiaries or any of their respective Affiliates, nor any of their respective directors, officers or employees, have, to the knowledge (after due inquiry of Responsible Officers who should or could reasonably be expected to know or so inquire (the “Relevant Responsible Officers”)) of the Loan Parties, violated any Animal Welfare Laws in any material respect as reasonably determined in the good faith judgment of the Relevant Responsible Officers of the Loan Parties.

ARTICLE IV
CONDITIONS TO CREDIT EXTENSIONS
Section 4.01    Conditions to Initial Credit Extension. The obligation of each Lender to fund the initial Credit Extension on the Closing Date requested to be made by Borrower shall be subject to the prior or concurrent satisfaction or waiver of the conditions precedent set forth in this Section 4.01 (the making of such initial Credit Extension by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent):
(a)    Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, (ii) a Note, executed and delivered by the Borrower in favor of each Lender that has requested a Note and (iii) the Security Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor;
(b)    Perfection Certificate. Each Loan Party shall have delivered to the Collateral Agent a completed Perfection Certificate, dated as of the Closing Date, executed by a duly authorized officer of each Loan Party, together with all attachments contemplated thereby;
(c)    Corporate Documents. The Administrative Agent shall have received:
(i)    a certificate of the secretary or assistant secretary (or equivalent officer) on behalf of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party and, with respect to the articles or certificate of incorporation or organization (or similar document) certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate, and (C) as to the incumbency and specimen signature of each Responsible Officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer or authorized person as to the incumbency and specimen signature of the officer or authorized person executing the certificate in this clause (i));
(ii)    to the extent applicable, a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or other applicable Governmental Authority) of its jurisdiction of organization;
(iii)    the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices (including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office) in which UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties), and such search shall reveal no Liens or judgments on any of the assets of the Loan Parties, except for (x) Liens and judgments to be terminated on the Closing Date and (y) Existing Liens; and

(iv)    a certificate dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in Sections 4.01(h) and (i) and Sections 5.02(b) and (c).
(d)    Refinancing. The Refinancing shall occur on the Closing Date substantially simultaneously with the Credit Extension.
(e)    [reserved].
(f)    Legal Opinions. The Administrative Agent shall have received the legal opinion of (i) Ice Miller LLP, counsel for the Loan Parties and (ii) McGuireWoods LLP, Pennsylvania counsel for the Loan Parties, which opinions shall (A) be dated as of the Closing Date, (B) be addressed to the Agents and the Lenders and (C) cover such matters relating to the Loan Documents and the Transactions as the Administrative Agent may reasonably require. Each Loan Party hereby instructs such counsel to deliver such opinions to the Agents and the Lenders.
(g)    Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit H dated the Closing Date and signed by a Financial Officer of the Borrower.
(h)    Representations and Warranties. The (i) Specified Merger Agreement Representations shall be true and correct solely to the extent required by the terms of the definition thereof and (ii) Specified Representations shall be true and correct in all material respects, or, to the extent qualified by materiality or “Material Adverse Effect,” in all respects, as of the Closing Date (except in the case of any such representation which expressly relates to a given date or period, such representation shall be true and correct in all material respects (or in all respects, as the case may be) as of the respective date or period).
(i)    No Material Adverse Effect. Since the Effective Date (as defined in the Merger Agreement), there shall have been no events or occurrences that have resulted in a Closing Date Material Adverse Effect.
(j)    Fees and Expenses. The Arranger, the Lenders and the Administrative Agent shall have received all fees and other amounts due and payable to them on or prior to the Closing Date, including, to the extent invoiced at least two Business Days prior to the Closing Date (unless otherwise reasonably agreed by the Borrower), reimbursement or payment of all reasonable and documented out-of-pocket fees and expenses (including the legal fees and expenses of Latham & Watkins LLP, special counsel to the Agents) and recording taxes and fees.
(k)    Patriot Act. The Administrative Agent and the Lenders shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information with respect to each Loan Party that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act to the extent reasonably requested by any Lender in writing at least ten (10) Business Days in advance of the Closing Date.
(l)    Beneficial Ownership Certification. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, then the Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification in relation to the Borrower, to the extent reasonably requested by any Lender in writing at least ten (10) Business Days in advance of the Closing Date.
(m)    [reserved].
(n)    Letter of Direction. The Administrative Agent shall have received a funds flow memorandum and duly executed borrowing notice and letter of direction from the Borrower addressed to the Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Closing Date of the proceeds of the Loans made on such date.
(o)    Creation and Perfection of Security Interests. All actions necessary to establish that the Collateral Agent will have a perfected first priority security interest (subject to Permitted Liens) in the Collateral under the Loan Documents shall have been taken (including, without limitation, the execution and delivery to the Administrative Agent of all documents and instruments (if applicable, in proper form for filing) required to establish such security interests), in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required to be provided on the Closing Date; provided that, to the extent any security interest in any Collateral to be provided by any Loan Party is not or cannot be provided and/or perfected on the Closing Date (other than the pledge and perfection of the security interest in the Equity Interests of the Borrower and its Wholly Owned Subsidiaries (which stock certificates shall be delivered on the Closing Date; provided that stock certificates representing Equity Interests in Foreign Subsidiaries shall be delivered within ten (10) Business Days of the Closing Date) that are required to be pledged pursuant to this Agreement and the other Loan Documents (and other assets of the Borrower and the Subsidiary Guarantors pursuant to which a lien may be perfected by the filing of a Form UCC-1 or such other financing statement)) after the Loan Parties’ use of commercially reasonable efforts to do so, neither the perfection of such Collateral nor, in the case of real estate Collateral, the delivery of any mortgages related title policies, surveys, title insurance documents, endorsements or similar documentation, shall constitute a condition precedent to the availability of the Initial Term Loans on the Closing Date, but shall be required to be perfected within 90 days after the Closing Date (subject to extensions by the Administrative Agent, in its sole discretion).
(p)    Acquisition. Mergers shall have been consummated, or substantially simultaneously with the initial borrowings of the Loans hereunder, shall be consummated in accordance with the terms of the Merger Agreement, without giving effect to any alteration, amendment, modification, supplement or waiver or consent thereunder unless otherwise permitted under, or effected in accordance with, the Commitment Letter.
(q)    Minimum Cash Amount. On the Closing Date, the pro forma balance sheet of the Acquiror and its subsidiaries shall have a minimum amount of $25,000,000 in cash, which cash balance will be automatically reduced by any cash acquisition consideration for transactions that would constitute Permitted Acquisitions had they been consummated after the Closing Date so long as, after giving effect to such acquisition, the First Lien Leverage Ratio would not exceed 3.25:1.00.
(r)    Unsecured Notes Offering. On or prior to the Closing Date, the Unsecured Notes Offering shall have been consummated.
The documents referred to in this Section 4.01 shall be delivered to the Administrative Agent no later than the Closing Date. The certificates and opinions referred to in this Section 4.01 shall be dated the Closing Date.

Without limiting the generality of the provisions of Article XI, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, or waived each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Promptly after the Closing Date occurs, the Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.
Section 4.02    Conditions to Revolving Loan Extensions. The obligation of each Revolving Lender to make any Credit Extension (including on the Closing Date) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.
(a)    Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested.
(b)    No Default. At the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing on such date.
(c)    Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects (provided that, any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if any such representation and warranty is qualified by “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of such earlier date).
(d)    Anti-Cash Hoarding; Use of Proceeds. (i) At the time of and immediately after giving effect to such Credit Extension and the scheduled use of proceeds thereof, together with any other Borrowings and other scheduled use of cash and Cash Equivalents on hand, in each case, through the third Business Day after such Credit Extension as determined in good faith by the Borrower, the Borrower and its Subsidiaries shall not have cash and Cash Equivalents maintained in the U.S. in an aggregate amount greater than $10,000,000 and (ii) the use of proceeds of such Credit Extension shall comply with Section 5.08.
The delivery of a Borrowing Request pursuant to this Section 4.02 and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.02 have been satisfied.
Section 4.03    Conditions to Delayed Draw Term Loan Extensions. Subject to clauses (a)(ii) and (a)(iii) of Section 2.19, the obligation of each Delayed Draw Term Loan Lender to make any Credit

Extension (including on the Closing Date) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.
(a)    Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested.
(b)    No Default. At the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing on such date.
(c)    Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects (provided that, any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if any such representation and warranty is qualified by “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of such earlier date).
(d)    First Lien Leverage Ratio. The First Lien Leverage Ratio shall not exceed 3.25:1.00, including the application of the proceeds of such Credit Extension (without “netting” the cash proceeds of the applicable Delayed Draw Term Loans to the Borrower) and related transactions (but giving effect to other permitted pro forma adjustments).
The delivery of a Borrowing Request pursuant to this Section 4.03 and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.03 have been satisfied.
ARTICLE V
AFFIRMATIVE COVENANTS
Each Loan Party warrants, covenants and agrees with the Administrative Agent, the Collateral Agent and each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than unasserted contingent indemnification obligations), each Loan Party will, and will cause each of its Subsidiaries to:
Section 5.01    Financial Statements, Reports, etc. Furnish to the Administrative Agent for distribution to the Lenders:
(a)    Annual Reports. Within 90 days after the end of each fiscal year (or, solely with respect to the fiscal year ending September 30, 2022, on or before the earlier of (x) January 13, 2023 and (y) the date by which the Borrower is required to file its 10-K for such fiscal year with the SEC under

Section 13 or 15(d) of the Exchange Act giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor thereto)), (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP and (except with respect to consolidating information) accompanied by an opinion of Ernst & Young LLP or other independent public accountants of recognized national standing reasonably satisfactory to the Required Lenders (which opinion shall not be qualified as to scope or contain any “going concern” or like qualification or exception other than a “going concern” qualification with respect to (A) any upcoming maturity date of any Indebtedness that is scheduled to occur within one year or (B) any potential inability to satisfy the financial covenants under any Indebtedness on a future date or in a future period), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied, and (ii) a management’s discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries;
(b)    Quarterly Reports. Within forty five (45) days after the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ended September 30, 2021, (i) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income in reasonable detail and cash flows for the comparable periods in the previous fiscal year, all prepared in accordance with GAAP and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with the Historical Financial Statements and management’s historical adjustments thereto, subject to normal year-end adjustments, including audit adjustments, and the absence of footnotes, (ii) a management’s discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries and (iii) a “key performance indicator” report, segment reported in accordance with GAAP, with such content as may be reasonably agreed by the Required Lenders and the Borrower;
(c)    Monthly Reports. Within thirty (30) days after the end of each fiscal month, (i) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal month and related consolidated statements of income and cash flows for such fiscal month and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income in reasonable detail and cash flows for the comparable periods in the previous fiscal year, all prepared in accordance with GAAP (other than any statements of cash flows, which shall be prepared in internal reporting form) and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied (other than any statements of cash flows, which shall be prepared in internal reporting form), and on a basis consistent with the Historical Financial Statements and management’s historical adjustments thereto, subject to normal year-end adjustments, including audit adjustments, and the absence of footnotes and (ii) a “key performance indicator” report, segment reported in accordance with GAAP, with such content as may be reasonably agreed by the Required Lenders and the Borrower and which shall include the metrics specified by the Required Lenders (or their counsel) to the Borrower on or prior to the Second Amendment Effective Date;
(d)    Financial Officer’s Certificate. Concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate (A) certifying that no Default and no Event of Default has occurred or, if a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and that each of the representations and warranties made by any Loan Party in the Loan Documents are true and correct in all material respects as of the date of such Compliance Certificate with the same effect as though made on and as of such date, (B) setting forth (1) the Borrower’s calculation of the First Lien Leverage Ratio, the Secured Leverage Ratio, the Fixed Charge Coverage Ratio and Consolidated Total Assets in detail reasonably satisfactory to the Required Lenders (including any Pro Forma Basis calculations and adjustments in reasonable detail) and a certification as to compliance (or non-compliance) with Section 6.15 and (2) in the case of financial statements under Section 5.01(a) (commencing with the financial statements for the fiscal year ending September 30, 2024), the Borrower’s calculation of Excess Cash Flow and (C) setting forth a list of any Material Foreign Subsidiaries (and their respective jurisdictions of organization);
(e)    Budgets. No later than 90 days after the end of each fiscal year of the Borrower (or, solely with respect to the fiscal year ending September 30, 2022, on or before the earlier of (x) January 13, 2023 and (y) the date by which the Borrower is required to file its 10-K for such fiscal year with the SEC under Section 13 or 15(d) of the Exchange Act giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor thereto)), commencing with the fiscal year ending September 30, 2022, an annual budget (on a quarterly basis) in form customarily prepared with regard to the Borrower and its Subsidiaries by the Borrower;
(f)    Other Information. Promptly, from time to time, such other reasonably necessary information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, any Specified Hedging Agreement or any Bank Product Agreement or the environmental condition of any Real Property (but in any event, excluding attorney-client privileged information), as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request;
(g)    Certification of Public Information. Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through a Platform, any document or notice that the Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for Public Lenders. Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower which is suitable to make available to Public Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive Non-Public Information with respect to the Borrower, its Subsidiaries or their respective securities;
(h)    Lender Calls. (i) Within fifteen (15) Business Days (which may be extended for reasonable cause at the Borrower’s and the Administrative Agent’s reasonable discretion) after delivery of the financial statements required by Section 5.01(b) and (ii) at the request of the Required Lenders, within five (5) Business Days (which may be extended for reasonable cause at the Borrower’s and the

Administrative Agent’s reasonable discretion) after delivery of the financial statements required by Section 5.01(c), the Borrower shall hold a conference call to which the Administrative Agent, the Collateral Agent and the Lenders shall be invited to discuss such financial statements, the financial condition of the Loan Parties and the results of operations for the relevant reporting period; and
(i)    Monthly Thirteen Week Cash Flow Forecasts. Within ten (10) Business Days following the end of each calendar month, commencing with the calendar month ending January 31, 2023, a rolling thirteen (13) week cash flow forecast (each a “Cash Flow Forecast”) setting forth all forecasted receipts and disbursements prepared on a monthly basis for the Borrower and its Subsidiaries, which shall be in form and detail reasonably satisfactory to the Required Lenders and the Borrower.
Section 5.02    Litigation and Other Notices. Furnish to the Administrative Agent (for distribution to the Lenders) written notice of the following promptly (and, in any event, within ten (10) Business Days) following any Responsible Officer’s knowledge thereof:
(a)    any Default or Event of Default specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
(b)    the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity or otherwise by or before any Governmental Authority, (i) against any Company or any Affiliate thereof that would reasonably be expected to result in a Material Adverse Effect, (ii) with respect to any Loan Document, any Specified Hedging Agreement or any Bank Product Agreement or (iii) with respect to any of the Transactions;
(c)    any development or event that has resulted in, or would reasonably be expected to result in a Material Adverse Effect;
(d)    the occurrence of a Casualty Event in excess of $1,500,000 (whether or not covered by insurance);
(e)    the occurrence of any ERISA Event that, alone or together with any other ERISA Event that has occurred, would reasonably be expected to result in a Material Adverse Effect; and
(f)    the receipt by any Company of any notice of Environmental Claim or violation of or a potential liability under any Environmental Law, or knowledge by any Company that there exists a condition that could reasonably be expected to result in an Environmental Claim or a violation of or liability under, any Environmental Law, in each case, which would reasonably be expected to result in a Material Adverse Effect~~.~~; and
(g)    the receipt by any Company of any claim, notice, demand, Order, action, suit, investigation, proceeding, or other communication or legal proceeding alleging that any Company has failed to observe or perform any term, covenant, condition or agreement contained in the 2024 Settlement.
Section 5.03    Existence; Businesses and Properties.
(a)    Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization, except as otherwise permitted under Section 6.05 or Section 6.06.

(b)    In each case, (x) except as would not reasonably be expected to result in a Material Adverse Effect, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, permits, privileges, franchises and authorizations to the conduct of its business; comply with all applicable Legal Requirements (including any and all zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and Orders of any Governmental Authority, whether now in effect or hereafter enacted; pay and perform its obligations under all Leases except when such payments or obligations are being contested in good faith; and at all times maintain, preserve and protect all of its Property and keep such Property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all necessary and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in all material respects and (y) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect all Intellectual Property and at all times maintain, preserve and protect all Intellectual Property; provided that nothing in this clause (b) shall prevent (i) Dispositions of Property, consolidations or mergers by or involving any Company in accordance with Section 6.05 or Section 6.06, (ii) the withdrawal by any Company of its qualification as a foreign business organization in any jurisdiction where such withdrawal would not reasonably be expected to result in a Material Adverse Effect, (iii) the expiration of patents and registered copyrights in accordance with their statutory term, (iv) the expiration of any contract, contract right or other agreement in accordance with its terms or (v) the transfer, assignment, lapse, cancellation, abandonment or other disposal by any Company of any immaterial Intellectual Property, contract, contract right or other agreement that such Company reasonably determines is not useful to its businesses and no longer commercially desirable to retain.
Section 5.04    Insurance.
(a)    Keep its insurable Property insured at all times by financially sound and reputable insurers and maintain such other insurance, in each case, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other Properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations as determined by such Company (it being agreed by the Administrative Agent that the insurance as in effect and in the amounts and manner in place on the Closing Date complies with the requirements in this Section 5.04).
(b)    With respect to the Loan Parties and the property constituting Collateral, all such insurance shall (unless otherwise agreed to by the Administrative Agent) (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof (or if such cancellation is by reason of nonpayment of premium, at least ten (10) days’ prior written notice) (unless it is such insurer’s policy not to provide such a statement) and (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable. Borrower shall not permit, consent to or seek any amendment or change to any insurance policy that effects a material reduction in amount or a material change in coverage under such policy that would reasonably be expected to be adverse in any material respect to the interests of the Lenders without first providing the Collateral Agent with at least thirty (30) days prior written notice thereof.

(c)    Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.04 is taken out by any Company; and promptly upon request of the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.
(d)    If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect) or any successor act thereto, then the Borrower shall, or shall cause the applicable Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the flood insurance laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.
Section 5.05    Obligations and Taxes. (a) Pay, file and discharge promptly when due (giving effect to any permitted extensions) all federal and state income Taxes and all other material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property, before the same shall become delinquent or in default; provided, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim to the extent (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable entity shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP and (ii) such contest operates to suspend the collection of the contested Tax, assessment, charge and enforcement of a Lien and (b) timely and accurately file all federal and state income Tax returns and other material Tax returns required to be filed.
Section 5.06    Employee Benefits. Except as would not reasonably be expected to result in a Material Adverse Effect, comply with all applicable Legal Requirements, including the applicable provisions of ERISA and the Code with respect to all Employee Benefit Plans, Multiemployer Plans and Foreign Plans. Furnish to the Administrative Agent (a) within ten (10) Business Days (or such later time Administrative Agent may agree to in its sole discretion) after any ERISA Event has occurred that, alone or together with any other ERISA Event, would reasonably be expected to result in a Material Adverse Effect, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, (b)  upon request by the Administrative Agent and to the extent such are reasonably available to such Financial Officer of the Borrower, copies of (i) the annual report (Form 5500 Series) filed by any Company with the U.S. Department of Labor or comparable foreign Governmental Authority with respect to each Pension Plan or Foreign Plan; (ii) the most recent actuarial valuation report, if any, for each Pension Plan and Foreign Plan maintained, sponsored or contributed to, or required to be maintained, sponsored or contributed to, by any Company; (iii) all notices received by any Company from a Multiemployer Plan sponsor or any Governmental Authority concerning an ERISA Event; and (iv) any documents described in Section 101(k) of ERISA that any Company may request with respect to any Multiemployer Plan to which a Company contributes or is required to contribute (provided that if the applicable Company has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, such Company shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents or notices promptly after receipt thereof), and (c) promptly, and in any event within thirty (30) days, after becoming aware that (i)

Unfunded Pension Liabilities have reached or reach the amount of $10,000,000 or more or is at a level as would be reasonably likely to have a Material Adverse Effect (taking into account only Employee Benefit Plans with positive Unfunded Pension Liabilities), (ii) potential withdrawal liability under Section 4201 of ERISA, if the Companies and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans, has reached or reaches the amount of $10,000,000 or more or are at a level as would be reasonably likely to have a Material Adverse Effect, a detailed written description thereof from a Financial Officer of the Borrower.
Section 5.07    Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Legal Requirements are made of all dealings and transactions in relation to its business and activities. Each Company will permit any representatives designated by the Collateral Agent, the Administrative Agent, the Required Lenders or, during the continuance of a Default or an Event of Default, any Lender as often as reasonably requested (except not more frequently than twice in any 12-month period unless a Default or an Event of Default has occurred and is then continuing) upon reasonable prior written notice (except no such advance notice shall be required if an Event of Default has occurred and is then continuing), in each case, to visit and inspect the financial records and the Property of such Company at reasonable times during regular business hours and to make extracts from and copies of such financial records, and permit any representatives designated by the Collateral Agent, the Administrative Agent, the Required Lenders or any Lender to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and Advisors thereof as long as representatives of the Borrower have been given reasonable prior written notice of and the reasonable opportunity to attend any such discussions; provided, that so long as no Default or Event of Default has occurred and is then continuing, the Borrower shall not bear the cost of more than two such inspections in any 12-month period by the Administrative Agent or the Collateral Agent; provided, further, that the Collateral Agent, the Administrative Agent, the Required Lenders or any Lender, as applicable, shall make all reasonable efforts not to disrupt the business or operations of any such Company. In addition, upon the request of the Required Lenders, each Company shall permit a financial advisor designated by the Required Lenders to meet on-site, in person, with the management of such Company to discuss the affairs, finances, accounts and condition of such Company during the six-month period after the Fourth Amendment Effective Date.
Section 5.08    Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.11.
Section 5.09    Compliance with Environmental Laws.
(a)    Except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply, and shall cause each of its Subsidiaries to comply, and use commercially reasonable efforts to cause all lessees and other persons occupying Real Property owned, operated or leased by any Company or any of its Subsidiaries to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and the Real Property; obtain and maintain in full force and effect all material Environmental Permits applicable to its operations and the Real Property; and conduct all Responses required by any Governmental Authority or under any applicable Environmental Laws, including making appropriate responses to any investigation, notice, demand, claim, suit or other proceeding asserting liability under Environmental Law against the Loan Parties or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder, and in accordance with, the requirements of any Governmental Authority and applicable Environmental Laws.

(b)    Except as would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to prevent any Release of Hazardous Materials by the Companies in, on, under, to or from any Real Property owned, leased or operated by any of the Companies, and ensure that there shall be no Hazardous Materials present at, in, on, or under any Real Property owned, leased or operated by any of the Companies except those that are used, stored, handled and managed in full compliance with applicable Environmental Laws.
(c)    Except as would not reasonably be expected to result in a Material Adverse Effect, undertake all actions, including Responses, required under Environmental Law or as otherwise reasonably requested by the Administrative Agent, all at the sole cost and expense of the Companies, (i) to address any Release of Hazardous Materials at, from or onto any Real Property owned, leased or operated by any of the Companies or their predecessors in interest as required pursuant to Environmental Law or the requirements of any Governmental Authority; and (ii) to address any environmental conditions relating to any Company, any Company’s business or to any Real Property owned, leased or operated by any of the Companies pursuant to any reasonable written request of the Administrative Agent and share with the Administrative Agent all data, information and reports generated or prepared in connection therewith;.
(d)    Prior to the date that is ninety (90) days after the closing date (subject to extensions by the Administrative Agent, in its sole discretion), notify the Administrative Agent in writing of: (1) any Release or threatened Release of Hazardous Materials in, on, under, at, from or migrating to any Real Property owned, leased or operated by any of the Companies, (2) any non-compliance with, or violation of, any Environmental Law applicable to any Company, any Company’s business and any Real Property owned, leased or operated by any of the Companies, (3) any Lien (other than Permitted Liens) pursuant to Environmental Law imposed on any Real Property owned by any of the Companies, (4) any investigation or remediation of any Real Property owned, leased or operated by any of the Companies required to be undertaken pursuant to Environmental Law, and (5) any written notice or other written communication received by any Company from any person or Governmental Authority relating to any material Environmental Claim or material liability or potential liability of any Company pursuant to any Environmental Law.
Section 5.10    Additional Collateral; Additional Guarantors.
(a)    Subject to this Section 5.10, with respect to any Property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject (but, in any event, excluding any Equity Interest of a Subsidiary not required to be pledged pursuant to the last sentence of Section 5.10(b) and any Excluded Asset), promptly (and in any event within sixty (60) days after the acquisition thereof or such longer period as may be agreed to in writing by the Administrative Agent) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem reasonably necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such Property under applicable U.S. state and federal law (and applicable foreign law unless the Collateral Agent shall determine in its sole discretion that the cost of complying with such applicable foreign law is excessive in relation to the value of the security to be afforded thereby) subject to no Liens other than Permitted Liens, (ii) to the extent (A) the value of such after-acquired Property would constitute a material portion of the Collateral as a whole, and (B) requested by the Administrative Agent or the Collateral Agent, deliver customary and reasonable opinions of counsel to the Borrower in form and substance, and from counsel, reasonably acceptable to the Administrative Agent, and (iii) take all actions reasonably necessary to cause such Lien to be duly perfected to the extent required by such Security Documents in accordance with all applicable Legal Requirements, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent and the delivery of Control Agreements (as defined in the Security Agreement) for the benefit of the Administrative Agent to the extent required pursuant to the Security Agreement. Subject to the limitations set forth herein and in the other Loan Documents, the Borrower and the other Loan Parties shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired Properties.
(b)    With respect to any person that is or becomes a Subsidiary of a Loan Party after the Closing Date (other than (x) Excluded Subsidiaries or (y) a merger subsidiary formed in connection with a Permitted Acquisition so long as such merger subsidiary is merged out of existence pursuant to such Permitted Acquisition within sixty (60) days of its formation thereof or such later date as permitted by the Administrative Agent in its sole discretion, the applicable Loan Party shall promptly (and in any event within sixty (60) days after such person becomes a Subsidiary or such longer period as may be agreed to in writing by the Administrative Agent (or, in the case of Inotiv Nashville, LLC and Histion, LLC, within the time period required under Section 8 of the Third Amendment)) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests (provided that if the Equity Interests of such Subsidiary is not represented by certificates, the Borrower shall not be required to cause such Equity Interests to be certificated), and all intercompany notes, if any (subject to the limitations set forth in the Security Agreement), owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) cause such new Subsidiary (A) to execute a Joinder Agreement to cause such Subsidiary to become a Guarantor and a Pledgor, (B) deliver opinions of counsel to the Borrower in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Required Lenders, and (C) to take all actions reasonably necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such Security Document in accordance with all applicable Legal Requirements, including the filing of financing statements (or equivalent registrations) in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Notwithstanding the foregoing, a Subsidiary shall not be required to take the actions specified in clause (ii) of the preceding sentence to the extent such Subsidiary (v) is prohibited from taking such actions by applicable law, rule or regulation or by any contractual obligation existing at the time of acquisition thereof after the Closing Date (to the extent such contractual obligation was not created in contemplation of such acquisition) for so long as such prohibition exists, (w) would require governmental (including regulatory) consent, approval, license or authorization to the extent such consent, approval, license or authorization has not been received upon the Loan Parties using commercially reasonable efforts to acquire the same or (x) is a CFC, a direct or indirect Domestic Subsidiary of a CFC or a U.S. Foreign Holdco if taking such actions would result in material adverse tax consequences to the Borrower and its Subsidiaries as reasonably determined by Borrower and the Required Lenders. Notwithstanding the foregoing, no actions shall be required to be taken in any U.S. or non-U.S. jurisdiction to create or perfect any security interest with respect to any such Subsidiary, including the delivery of any security agreements or pledge agreements governed under the laws of any U.S. or non-U.S. jurisdiction, except as requested by the Required Lenders under Section 5.10(c).

(c)    At the request of the Required Lenders, promptly (and in any event within forty-five (45) days after such request or such longer period as may be agreed to in writing by the Required Lenders), so long as the applicable jurisdiction of the Material Foreign Subsidiary is reasonably acceptable to the Administrative Agent (it being understood that Canada, the United Kingdom, the Netherlands, Germany, Luxembourg, Australia and Mexico are acceptable), (i) deliver pledge agreements with respect to the Equity Interests of any Material Foreign Subsidiary in accordance with applicable local or foreign law to grant a valid, perfected security interest in any such Equity Interests as collateral for the Secured Obligations, which will have substantially similar terms to the Security Agreement with appropriate changes to be agreed by the Borrower and the Required Lenders (and reasonably acceptable to the Administrative Agent) to reflect foreign law requirements and the nature of the relevant property, ~~and~~ (ii) deliver notices and security agreements in accordance with applicable local or foreign law to grant a valid, perfected security interest in any cash and Cash Equivalents of the Loan Parties held in foreign accounts, which will have substantially similar terms to the related New York law governed Security Documents with appropriate changes to be agreed by the Borrower and the Required Lenders (and reasonably acceptable to the Administrative Agent) to reflect foreign law requirements and the nature of the relevant property~~.~~ and (iii) cause such Material Foreign Subsidiary (A) to execute a Joinder Agreement to cause such Subsidiary to become a Guarantor, (B) deliver opinions of counsel in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Required Lenders, and (C) deliver a security agreement with respect to the assets of such Material Foreign Subsidiary in accordance with applicable local or foreign law to grant a valid, perfected security interest in such assets as collateral for the Secured Obligations, which will have substantially similar terms to the Security Agreement with appropriate changes to be agreed by the Borrower and the Required Lenders (and reasonably acceptable to the Administrative Agent) to reflect foreign law requirements and the nature of the relevant property.
(d)    Promptly (and in any event within 90 days of the acquisition thereof or such longer period as may be agreed to in writing by the Administrative Agent) grant to the Collateral Agent a security interest in and Mortgage on each Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a Fair Market Value of at least $2,000,000, as additional security for the Secured Obligations (unless the subject Property is already mortgaged to a third party to the extent permitted by Section 6.02, and the documents governing such third party mortgage prohibits a Mortgage in favor of the Collateral Agent). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected first priority Liens subject only to Permitted Liens. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by applicable Legal Requirements to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full by each applicable Loan Party. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, enforceability, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage) and shall take such actions relating to insurance with respect to such after-acquired Real Property and execute and/or delivery to the Collateral Agent such environmental reports, zoning reports, insurance certificates, flood determinations and evidence of flood insurance (in form and substance reasonably acceptable to the Administrative Agent and the Collateral Agent) and other documentation (including with respect to title and flood insurance), in each case in form and substance reasonably satisfactory to the Administrative

Agent and Collateral Agent, as the Collateral Agent shall reasonably request. Notwithstanding the foregoing, (i) the amount secured by such Mortgage shall be limited to the Fair Market Value of the applicable fee owned real property (to the extent that such real property is located in a jurisdiction that imposes a mortgage recording tax based on the amount of debt secured by the respective mortgage)), (ii) in the case of all leasehold interests in real property, the Borrower shall only be required to use its commercially reasonable efforts to obtain any third party consents that may be required to grant a leasehold mortgage and (iii) no action will be required with respect to any fee-owned Real Property located outside the United States. With respect to any Real Property that is ground leased, the Loan Party shall use commercially reasonable efforts to obtain estoppels and consents from the applicable ground lessors in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent. Upon receipt of any required consents, the Loan Party will deliver all other deliverables required pursuant to this Section 5.10(d).
(e)    Notwithstanding the foregoing provisions of this Section 5.10 or any other provision in this Agreement or of any other Loan Document, (i) none of the Loan Parties shall be required to grant a security interest in any Excluded Assets, (ii) none of the Loan Parties shall be required to perfect any pledges, security interests and mortgages in the Collateral by any means other than (A) filings pursuant to the Uniform Commercial Code in the office of the Secretary of State of the relevant State and (2) filings in the United States Patent and Trademark Office and United States Copyright Office with respect to intellectual property as expressly required in the Security Documents, (B) Mortgages in respect of Mortgaged Properties to be filed in the applicable recording office(s) of the counties in which the Mortgaged Property is located (and, if required or customary in the jurisdiction where such Mortgaged Properties are located, fixture filings), (C) Control Agreements and (D) subject to any intercreditor arrangements entered into pursuant to this Agreement, delivery to the Lender of all certificates evidencing equity interests required to be delivered in order to perfect the Lender’s security interest therein, and intercompany notes and other instruments to be held in its possession, in each case as expressly required in the Security Documents.
Section 5.11    Security Interests; Further Assurances.
(a)    Subject to the limitations set forth in this Agreement or any other Loan Document, promptly, upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at the Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or advisable for the continued validity, enforceability, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Liens, or obtain any consents or waivers as may be necessary or appropriate in connection therewith.
(b)    Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and Orders in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Required Lenders as the Administrative Agent, the Collateral Agent or the Required Lenders shall reasonably deem reasonably necessary or advisable to perfect or maintain the validity, enforceability, perfection and priority of the Liens on the Collateral pursuant to the Security Documents, subject to the terms, conditions and limitations of this Agreement and the Security Documents.

(c)    Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may reasonably require.
(d)    If the Administrative Agent, the Collateral Agent or the Required Lenders reasonably determine that they are required by any Legal Requirements to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, the Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Administrative Agent and the Collateral Agent.
(e)    In furtherance of the foregoing in this Section 5.11 and Section 5.10, to the maximum extent permitted by applicable Legal Requirements, each Loan Party (A) authorizes each of the Collateral Agent and/or the Administrative Agent to (x) if any of the Companies shall be in non-compliance with Section 5.11 or Section 5.12 or of any provision of any of the Security Agreement or if any Default or Event of Default has occurred and is then continuing, execute any such documentation, consents, authorizations, approvals, Orders, applications, certifications, instruments and other documents and papers in such Loan Party’s name to the extent necessary to satisfy such Company’s obligations under Section 5.11 or 5.12 herein or under any Security Document, and (y) to file such agreements, instruments or other documents in any appropriate filing office, and (B) authorizes each of the Collateral Agent and/or the Administrative Agent to file any financing statement (and/or equivalent foreign registration) required hereunder or under any other Loan Document, and any continuation statement or amendment (and/or equivalent foreign registration) with respect thereto, in any appropriate filing office without the signature of such Loan Party.
Section 5.12    Information Regarding Collateral.
(a)    Other than with respect to any Immaterial Subsidiary, not effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office (if such Loan Party is not a registered organization), (iii) in any Loan Party’s organizational type, (iv) in any Loan Party’s federal taxpayer identification number or organizational identification number, if any (except as may be required by applicable Legal Requirements, in which case, the Borrower shall promptly notify the Administrative Agent of such change), or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless (A) it gives the Collateral Agent and the Administrative Agent not less than thirty (30) days’ (or such shorter period as agreed to in writing by the Collateral Agent) prior written notice of such change, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it takes all action reasonably requested by the Collateral Agent to maintain the validity, enforceability, perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable, subject to the terms, conditions and limitations of this Agreement and the Security Documents. Each Loan Party shall promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. Each Loan Party shall promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location to a Mortgaged Property.

(b)    Concurrently with the delivery of financial statements pursuant to Section 5.01(a), deliver to the Administrative Agent and the Collateral Agent for distribution to the Lenders a Perfection Certificate Supplement accompanied by, after the Second Amendment Effective Date, a comparison of such Perfection Certificate Supplement to the most recent previously delivered Perfection Certificate or Perfection Certificate Supplement.
(c)    Concurrently with the delivery of financial statements pursuant to Section 5.01(b), deliver to the Administrative Agent and the Collateral Agent for distribution to the Lenders (i) a true and correct organization chart showing the ownership structure of the Borrower and its Subsidiaries as of the date of such delivery; and (ii) a certification dated as of such delivery date that the Borrower has no Subsidiaries other than those Subsidiaries listed on such certification, which list shall identify (w) the direct owner(s) of each such owner(s) and their percentage ownership interest therein, (x) the jurisdiction of organization of such Subsidiary, (y) if such Subsidiary is a Loan Party or a non-Loan Party, and (z) if such Subsidiary is a non-Loan Party, the basis on which the Borrower has determined that such Person is an Excluded Subsidiary or otherwise not required to become a Subsidiary Guarantor pursuant to this Agreement.
Section 5.13    [reserved].
Section 5.14    [reserved].
Section 5.15    Fiscal Year. Maintain its fiscal year-end to the date of September 30.
Section 5.16    Sanctions; Anti-Money Laundering; Anti-Corruption Compliance.
(a)    Not directly or indirectly use the proceeds of any Borrowing (i) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (ii) in any manner that would result in the violation of any Anti-Corruption Laws or Sanctions applicable to any party hereto (and the Loan Parties shall deliver to the Lenders confirmation requested from time to time by any Lender in its reasonable discretion, of the Loan Parties’ compliance with this Section 5.16).
(b)    Not cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity.
(c)    Each Loan Party (i) will comply, and will ensure that its directors, officers, employees, agents and Affiliates comply, with the Anti-Corruption Laws; and (ii) will maintain in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties and their respective directors, officers, employees, agents and Affiliates with Anti-Corruption Laws.
Section 5.17    Line of Business. Not engage in any material line of business substantially different from those lines of business conducted by any Loan Party on the Closing Date or any business reasonably related, similar, corollary, ancillary, complementary or incidental thereto or reasonable extensions thereof.
Section 5.18    Post-Closing Obligations. Within the time periods specified on Schedule 5.18 (or such later date to which the Administrative Agent consents in its sole discretion), comply with the provisions set forth in Schedule 5.18.

Section 5.19    Beneficial Ownership Certifications. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
ARTICLE VI
NEGATIVE COVENANTS
Each Loan Party warrants, covenants and agrees with the Administrative Agent, the Collateral Agent and each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full (other than unasserted contingent indemnification obligations), no Loan Party will, nor will they cause or permit any Subsidiaries to:
Section 6.01    Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:
(a)    Indebtedness incurred under this Agreement and the other Loan Documents (including Indebtedness incurred pursuant to Section 2.19 and Section 2.21 hereof);
(b)    Indebtedness outstanding on the Closing Date and listed on Schedule 6.01(b);
(c)    Indebtedness constituting Hedging Obligations entered into in the ordinary course of business and not for speculative purposes; provided that if such Hedging Obligations arise under Hedging Agreements that are designed to protect against fluctuations in interest rates (i) such Hedging Obligations relate to Indebtedness for borrowed money otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;
(d)    Indebtedness resulting from Investments, including loans or advances, permitted by Section 6.04;
(e)    Indebtedness of the Borrower and its Subsidiaries in respect of Purchase Money Obligations, Capital Lease Obligations and Synthetic Lease Obligations in an amount not to exceed, in the aggregate, at any time outstanding, $20,000,000; provided that during the Amendment Relief Period no more than $2,000,000 of aggregate Indebtedness shall be permitted to be incurred under this Section 6.01(e);
(f)    Indebtedness of the Borrower and its Subsidiaries in respect of (x) workers’ compensation claims and self-insurance obligations (in each case other than for or constituting an obligation for money borrowed), including guarantees or obligations of any Company with respect to letters of credit supporting such workers’ compensation claims and/or self-insurance obligations and (y) bankers’ acceptances and bid, performance, surety bonds or similar instruments issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to bankers’ acceptances and bid, performance or surety obligations (in each case other than for or constituting an obligation for money borrowed);
(g)    Contingent Obligations of the Borrower and its Subsidiaries in respect of Indebtedness otherwise permitted under this Section 6.01 (other than under Section 6.01(j));

(h)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so such Indebtedness is extinguished within five (5) Business Days;
(i)    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(j)    (i) Indebtedness of Subsidiaries that are not Loan Parties (but only to the extent non-recourse to the Loan Parties) in an aggregate principal amount at any time outstanding, together with Indebtedness of Subsidiaries that are not Loan Parties outstanding pursuant to Section 6.01(o), not to exceed $5,000,000; provided that no Indebtedness shall be permitted to be incurred under this Section 6.01(j)(i) during the Amendment Relief Period; and (ii) guarantees by Subsidiaries that are not Loan Parties of Indebtedness permitted under the preceding clause (i);
(k)    Indebtedness which represents a refinancing, refunding, extension or renewal of any of the Indebtedness described in clause (b), (e), (l), (o), (w) or (x) (any such refinancing, refunding, extension or renewal, a “Permitted Refinancing”); provided that (A) any such refinancing, refunded, extended or renewed Indebtedness is in an aggregate principal amount (or aggregate amount, as applicable) not greater than the aggregate principal amount (or aggregate amount, as applicable) of the Indebtedness being refinanced, refunded, extended or renewed, plus the amount of any accrued or capitalized interest, premiums required to be paid thereon and reasonable fees and expenses associated therewith, plus the amount of any existing commitments unutilized thereunder, (B) such refinancing, refunded, extended or renewed Indebtedness has a later or equal final maturity and longer or equal weighted average life to maturity than the Indebtedness being renewed or refinanced, (C) the covenants, events of default, subordination (including lien subordination) and other terms and provisions thereof (including any guarantees thereof or security documents in respect thereof) shall be, in the aggregate, no less favorable to the debtholders in respect thereof than those contained in the Indebtedness being refinanced, refunded, extended or renewed, (D) such refinanced, refunded, extended or renewed Indebtedness shall not be secured by any additional assets that do not secure such Indebtedness immediately prior to such refinancing, refunding, extension or renewal (and if so secured, such liens shall be of the same or lower priority as the liens securing such refinanced, refunded, extended or renewed Indebtedness), (E) if such Indebtedness being refinanced, refunded, extended or renewed is Guaranteed, it shall not be Guaranteed by any Person other than a Loan Party, (F) such refinanced, refunded, extended or renewed Indebtedness is incurred by the person or persons who are the obligors on the Indebtedness immediately prior to such refinancing, refunding, extension or renewal, (G) if such Indebtedness being refinanced, refunded, extended or renewed is subordinated relative to the Obligations, such Permitted Refinancing shall be at least as subordinated to the Obligations as such Indebtedness being refinanced, refunded, extended or renewed, (H) no Default or Event of Default has occurred or is continuing or would immediately thereafter result therefrom and (I) during the Amendment Relief Period, no Permitted Refinancing shall be permitted to be incurred unless within 180 days of the maturity of the Indebtedness being refinanced, refunded, extended or renewed;
(l)    intercompany Indebtedness owing (i) by and among the Loan Parties, (ii) by Subsidiaries that are not Loan Parties to Subsidiaries that are not Loan Parties, (iii) by Subsidiaries that are not Loan Parties to Loan Parties; provided that outstanding Indebtedness under this clause (l)(iii) (together with Investments in Subsidiaries that are not Loan Parties outstanding pursuant to Section 6.04(e)(iv) or Section 6.04(k)(C)) shall not exceed $7,500,000 at any time, and (iv) by Loan Parties to Subsidiaries that are not Loan Parties, provided that Indebtedness under this clause (l)(iv) shall be subordinated to the Obligations pursuant to subordination terms reasonably acceptable to the Required Lenders;
(m)    Indebtedness arising as a direct result of judgments against the Borrower or any of its Subsidiaries, in each case to the extent not constituting an Event of Default;
(n)    unsecured Indebtedness representing any Taxes to the extent such Taxes are permitted to not be paid or discharged at such time in accordance with Section 5.05 herein;
(o)    Indebtedness assumed in a Permitted Acquisition that is not made during the Amendment Relief Period; provided that (i) no Default or Event of Default has occurred and is continuing as of the date the definitive agreement for such Permitted Acquisition is executed and (ii) such Indebtedness shall not have been incurred in contemplation of such Permitted Acquisition; provided, further, that the aggregate principal amount of Indebtedness incurred pursuant to this clause (o) by Subsidiaries that are not Loan Parties (together with Indebtedness of Subsidiaries that are not Loan Parties incurred pursuant to Section 6.01(j)) shall not exceed $5,000,000 at any time outstanding;
(p)    Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(q)    the Permitted Convertible Indebtedness issued on or prior to the Closing Date in any amount not to exceed $150,000,000;
(r)    (A) unsecured non-cash Indebtedness of the Borrower or any of its Subsidiaries owing to employees, former employees, officers, former officers, directors, former directors (or any spouses, ex-spouses, or estates of any of the foregoing) in connection with the repurchase of Equity Interests of the Borrower issued to any of the aforementioned employees, former employees, officers, former officers, directors, former directors (or any spouses, ex-spouses, or estates of any of the foregoing) not to exceed, at any time outstanding, $2,000,000 or (B) other deferred compensation to employees, former employees, officers, former officers, directors, former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in the ordinary course of business or in connection with Permitted Acquisitions or other Investments permitted hereunder;
(s)    Indebtedness incurred by Borrower or any of its Subsidiaries arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the Disposition of any business, assets or Subsidiary;
(t)    Indebtedness in respect of netting services, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts incurred in the ordinary course;
(u)    obligations in respect of performance, bid, customs, government, appeal and surety bonds, performance and completion guaranties and similar obligations provided by Borrower or any of its Subsidiaries, in each case in the ordinary course of business;
(v)    conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business;

(w)    unsecured Indebtedness in an aggregate outstanding principal amount not to exceed $20,000,000 at any time; provided that (i) no Default or Event of Default shall have occurred and be continuing or shall immediately occur upon the incurrence of such Indebtedness and (ii) no Indebtedness shall be permitted to be incurred under this Section 6.01(w) during the Amendment Relief Period; provided, further, that the aggregate principal amount of Indebtedness incurred pursuant to this clause (w) by Subsidiaries that are not Loan Parties shall not exceed $5,000,000 at any time outstanding;
(x)    additional Indebtedness of the Borrower and the Subsidiaries; provided that (i) immediately after giving effect to any incurrence of Indebtedness under this clause (x), the sum of the aggregate principal amount of Indebtedness at any time outstanding under this clause (x) shall not exceed $15,000,000 at any time outstanding, (ii) the aggregate principal amount of Indebtedness incurred pursuant to this clause (x) by Subsidiaries that are not Loan Parties shall not exceed $5,000,000 at any time outstanding; provided that during the Amendment Relief Period no more than $2,000,000 of aggregate principal amount of Indebtedness shall be permitted to be incurred under this Section 6.01(x)(ii), (iii) during the Amendment Relief Period, such Indebtedness under this clause (x) shall not be permitted to be incurred to finance, or in connection with, any Permitted Acquisition or other Investment and (iv) if such Indebtedness is secured (other than Indebtedness of non-Loan Parties permitted under Section 6.01(x)(ii), which Indebtedness may be secured by assets of such non-Loan Parties with a fair market value not in excess of the amount of such Indebtedness), it shall only be secured by a Lien on the Collateral that is junior to the Lien securing the Obligations and shall be subject to intercreditor arrangements in form and substance satisfactory to the Required Lenders;
(y)    Indebtedness of the Borrower and its Subsidiaries in respect of letters of credit in an aggregate face amount not to exceed $5,000,000 at any time outstanding; and
(z)    Swap Obligations of the Borrower or any of its Subsidiaries under Swap Agreements to the extent entered into in order to manage interest rate, foreign currency exchange rate and commodity pricing risks and not for speculative purposes.
Notwithstanding the foregoing, the aggregate principal amount of Indebtedness of all non-Loan Parties and Foreign Subsidiaries shall not exceed $15,000,000 at any time outstanding.
Section 6.02    Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any Property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):
(a)    Liens for Taxes, assessments or governmental charges or levies not yet due and payable and Liens for Taxes, assessments or governmental charges or levies which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property subject to any such Lien;
(b)    Liens in respect of Property of any Company imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and  which do not individually or in the aggregate materially impair the use, occupancy or value of the Property of the Companies, and are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property subject to any such Lien;
(c)    any Lien in existence on the Closing Date and set forth on Schedule 6.02(b) (any such Lien, an “Existing Lien”) and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) except as permitted by clause (A) of the proviso to Section 6.01(k), does not secure an aggregate amount of Indebtedness or other obligations, if any, greater than that secured on the Closing Date plus any capitalized interest, fees and expenses thereon, (ii) does not encumber any Property other than the Property subject thereto on the Closing Date and any proceeds and products thereof and (iii) is of the same or lower priority than such Existing Lien;
(d)    easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case that do not or would not materially interfere with the present conduct, occupancy or value of the Companies at such Real Property;
(e)    Liens to the extent (i) arising out of judgments, attachments or awards not constituting an Event of Default at the time such Liens are created and (ii) constituting the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any Legal proceeding;
(f)    Liens (other than any Lien imposed by ERISA) (x) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, or letters of credit or guarantees issued respect thereof, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations or letters of credit or guarantees issued in respect thereof (in each case, exclusive of obligations for the payment of Indebtedness) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this clause (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings or Orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the Property subject to any such Lien, and (ii) to the extent such Liens are not imposed by Legal Requirements, such Liens shall in no event encumber any Property other than cash and Cash Equivalents;
(g)    licenses or Leases of the Properties (other than Intellectual Property) of any Company, and the rights of ordinary-course lessees described in Section 9-321 of the UCC, in each case entered into in the ordinary course of such Company’s business so long as such licenses or Leases and rights do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Company or (ii) materially impair the use (for its intended purposes) or the value of the Property subject thereto;
(h)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business in accordance with the past practices of such Company;

(i)    Liens securing Indebtedness incurred pursuant to Section 6.01(e) (or pursuant to Section 6.01(k) to the extent relating to a refinancing or renewal of Indebtedness incurred pursuant to Section 6.01(e)); provided that (i) any such Liens attach only to the Property (including proceeds thereof) being financed pursuant to such Indebtedness and (ii) do not encumber any other Property of any Company;
(j)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, including to secure amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of applicable Legal Requirements, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(k)    Liens on Property (and the proceeds thereof) of a person existing at the time such person is acquired or merged with or into or consolidated with any Company to the extent such acquisition, merger or consolidation is permitted hereunder; provided that such Liens (i) do not extend to additional Property, (ii) the amount of Indebtedness secured thereby is not increased and (iii) the Indebtedness secured thereby is permitted to be assumed under Section 6.01(o) and not increased;
(l)    Liens granted pursuant to the Security Documents to secure the Secured Obligations;
(m)    non-exclusive licenses and sublicenses of Intellectual Property granted by any Company in the ordinary course of business that, individually or in the aggregate, do not (i) interfere in any material respect with the ordinary conduct of the business of any Company or (ii) materially impair the use (for its intended purposes) or the value of the Intellectual Property subject thereto;
(n)    the filing of UCC (or equivalent) financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;
(o)    Liens of a collecting bank arising in the ordinary course of business under Section 4-208 or Section 4-210 of the UCC covering only the items being collected upon;
(p)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(q)    Liens on assets constituting Collateral securing Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed, at any one time outstanding, $15,000,000; provided that if such Indebtedness is for borrowed money, it shall be secured by a Lien on the Collateral that ranks junior in lien priority to the Lien securing the Obligations and shall be subject at all times to intercreditor arrangements in form and substance satisfactory to the Required Lenders;
(r)    Liens in favor of a seller solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Permitted Acquisition that is not made during the Amendment Relief Period;

(s)    Liens on insurance policies and the proceeds thereof granted in the ordinary course of business to secure the financing of insurance premiums for such insurance policies pursuant to Section 6.01(p);
(t)    the modification, replacement, renewal or extension of any Lien permitted hereunder to secure Indebtedness that is permitted to be refinanced, refunded, extended or renewed pursuant to Section 6.01(k); provided that (i) the Lien does not extend to any property other than the property (and proceeds thereof) securing such Indebtedness being so refinanced; (ii) the Liens are of the same or lower priority than such modified, replaced, renewed or extended Lien; and (iii) the renewal, refunding, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 6.01;
(u)    Liens on property of a non-Loan Party not constituting Collateral and securing Indebtedness of such non-Loan Party secured Indebtedness permitted to be incurred by Section 6.01(j); ~~and~~
(v)    Liens on cash collateral not to exceed 105% of the face amount of letters of credit permitted under Section 6.01(z)~~.~~; and
(w)    Liens on property of the Borrower, Envigo RMS, LLC and Envigo Global Services, Inc. in favor of the United States Department of Justice securing the deferred payments of the 2024 Settlement; provided, that such Liens shall rank junior in lien priority to the Liens securing the Obligations and shall not include any property that does not constitute Collateral.
Section 6.03    Sale and Leaseback Transactions. Other than as permitted by Section 6.01(e) or Section 6.06, sell or transfer any Property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property (a “Sale and Leaseback Transaction”).
Section 6.04    Investments, Loans and Advances. Directly or indirectly, lend money or credit (by way of guarantee, assumption of debt or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”), except that the following shall be permitted:
(a)    Investments outstanding on the Closing Date and identified on Schedule 6.04(a);
(b)    the Companies may (i) acquire, hold and Dispose of accounts receivable owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms (excluding, in all events, the Disposition of accounts receivable pursuant to any factoring or receivables securitization agreement or arrangement), (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;
(c)    Hedging Obligations permitted pursuant to Section 6.01(c);

(d)    loans and advances to directors, employees and officers of the Borrower and its Subsidiaries for bona fide business purposes (including travel and relocation), in aggregate amount not to exceed $1,500,000 at any time outstanding; provided that no loans in violation of the Sarbanes-Oxley Act (including Section 402 thereof) shall be permitted hereunder;
(e)    Investments (i) by any Loan Party in any other Loan Party; provided that, in each case, such Investments shall be pledged as Collateral pursuant to and to the extent required by the Security Documents, (ii) by a Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary, (iii) constituting loans or advances by any Non-Guarantor Subsidiary to the Borrower or any Subsidiary Guarantor; provided that such Investment shall be unsecured and subordinated to the Obligations, and (iv) by Borrower or any Loan Party in any Non-Guarantor Subsidiary; provided that (x) the aggregate amount of such investments pursuant to this clause (e)(iv) (together with intercompany Indebtedness outstanding under Section 6.01(l)(iii) and Investments in Subsidiaries that are not Loan Parties outstanding pursuant to Section 6.04(k)) shall not exceed $7,500,000 at any time, and (y) any Investment in the form of a loan or advance shall be evidenced by a note in form and substance reasonably satisfactory to the Administrative Agent, in each case pledged by such Loan Party as Collateral pursuant to the Security Documents;
(f)    Investments in securities of trade creditors or customers in the ordinary course of business and consistent with such Company’s past practices that are received (A) in settlement of bona fide disputes or delinquent obligations or (B) pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy, insolvency or other restructuring of such trade creditors or customers;
(g)    non-cash Investments to the extent arising solely from mergers, consolidations and other transactions in compliance with Section 6.05;
(h)    Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06;
(i)    to the extent constituting Investments, Dividends in compliance with Section 6.07 (with a commensurate dollar-for-dollar reduction of their ability to make additional distributions under such Section) and Indebtedness in compliance with Section 6.01 (other than clause 6.01(l) (with a commensurate dollar-for-dollar reduction of their ability to incur additional Indebtedness under such Section));
(j)    Investments of any person that becomes a Subsidiary on or after the Closing Date; provided that (i) such Investments exist at the time such person is acquired, (ii) such Investments are not made in anticipation or contemplation of such person becoming a Subsidiary, and (iii) such Investments are not directly or indirectly recourse to any of the Companies or any of their respective assets, other than to the person that becomes a Subsidiary;
(k)    Guarantees by (A) the Borrower or any Subsidiary of Indebtedness of any Loan Party to the extent such Indebtedness is otherwise permitted under Section 6.01 or of any other obligation not constituting Indebtedness, (B) a Non-Guarantor Subsidiary of any Indebtedness of a Non-Guarantor Subsidiary to the extent such Indebtedness is otherwise permitted under Section 6.01 or of any other obligation not constituting Indebtedness or (C) a Loan Party of any Indebtedness of a Non-Guarantor Subsidiary to the extent such Indebtedness is otherwise permitted under Section 6.01 or of any other obligation not constituting Indebtedness; provided, that (x) the aggregate amount of all Guarantees under this clause (l)(C) shall not (together with intercompany Indebtedness outstanding under Section 6.01(l)(iii) and Investments in Subsidiaries that are not Loan Parties outstanding pursuant to Section 6.04(e)) exceed $7,500,000 at any time, and (y) no Default or Event of Default has occurred and is continuing at the time such Guarantee is entered into or would result therefrom;
(l)    [reserved];
(m)    the Borrower’s ownership of the Equity Interests of each of its Subsidiaries and the ownership by each Subsidiary of the Borrower of the Equity Interests of each of its Subsidiaries;
(n)    non-cash Investments to the extent arising solely from a subsequent increase in the value (excluding any value for which any additional consideration of any kind whatsoever has been paid or otherwise transferred, directly or indirectly, by, or on behalf of the Borrower or any of its Subsidiaries) of an Investment otherwise permitted hereunder and made prior to such subsequent increase in value;
(o)    Investments to the extent constituting the reinvestment of the Net Cash Proceeds arising from any Asset Sales or Casualty Events to repair, replace or restore any Property in respect of which such Net Cash Proceeds were paid or to reinvest in other fixed or capital assets or assets that are otherwise useful in the business of the Companies (provided that, such Investment shall not be permitted to the extent such Net Cash Proceeds shall be required to be applied to make prepayments in accordance with Section 2.10(c));
(p)    to the extent constituting Investments, (i) purchases and other acquisitions of inventory, materials and equipment and intangible Property in the ordinary course of business, (ii) Capital Expenditures, (iii) leases or licenses of real or personal Property in the ordinary course of business and in accordance with the applicable Security Documents so long as such leases or licenses do not, individually or in the aggregate, (x) interfere in any material respect with the ordinary conduct of the business of any Company or (y) materially impair the use (or its intended purposes) or the value of the Property subject thereto and (iv) Permitted Acquisitions; provided that no Permitted Acquisitions shall be permitted to be made during the Amendment Relief Period;
(q)    other Investments in an aggregate amount not to exceed the Cumulative Amount; provided that (i) no Default or Event of Default has occurred and is continuing at the time of such Investment or would result therefrom and (ii) immediately after giving effect to such Investment, on a Pro Forma Basis, (A) the Borrower is in compliance with the financial covenants set forth in Section 6.15, (B) the maximum Secured Leverage Ratio for the most recent Test Period shall not be greater than 3.00:1.00 and (C) during the Amendment Relief Period, the minimum Fixed Charge Coverage Ratio for the most recent Test Period shall not be less than 1.10:1.00;
(r)    other Investments in an aggregate amount not to exceed $15,000,000 at any time outstanding; provided that (i) any such Investment made pursuant to this clause (r) that constitutes a transaction described in clause (a), (b) or (c) of the definition of “Permitted Acquisition” shall be required to comply with each of the conditions set forth in the definition thereof, (ii) no Default or Event of Default has occurred and is continuing at the time of such Investment or would result therefrom, and (iii) during the Amendment Relief Period, (A) no Investment made pursuant to this clause (r) may be an acquisition or similar Investment and (B) no Investment made pursuant to this clause (r) may be made in any non-Loan Parties or Foreign Subsidiaries;

(s)    to the extent constituting Investments, advances in respect of transfer pricing and cost-sharing arrangements (i.e. “cost-plus” arrangements) that are (i) in the ordinary course of business and consistent with the historical practices of the Companies and (ii) funded not more than 120 days in advance of the applicable transfer pricing and cost-sharing payment;
(t)    [reserved];
(u)    any payments in connection with a Permitted Bond Hedge Transaction.
Notwithstanding the foregoing, (i) the aggregate amount of Investments made in all non-Loan Parties and Foreign Subsidiaries shall not exceed $10,000,000 at any time outstanding and (ii) no Permitted Acquisitions shall be permitted to be, or shall be, made during the Amendment Relief Period. The amount of any Investment permitted pursuant to Sections 6.04(b), (d), and (e) shall be the initial amount of such Investment less all cash returns of capital, principal and dividends and other cash returns thereof and less all liabilities expressly assumed by another person in connection with the sale of such Investment.
Section 6.05    Mergers and Consolidations. Wind up, liquidate or dissolve its affairs or consummate any transaction of merger or consolidation, except that the following shall be permitted:
(a)    Dispositions of Property or Asset Sales in compliance with Section 6.06 (other than clause (g) thereof);
(b)    (x) any Company (other than the Borrower) may merge or consolidate with or into or dissolve or liquidate into the Borrower or any Subsidiary Guarantor (as long as Borrower or a Subsidiary Guarantor is the surviving person in such merger, consolidation, dissolution or liquidation); provided that the Lien on and security interest in such Property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with and only to the extent required by the provisions of Sections 5.10 and 5.11, as applicable and (y) any Subsidiary that is not a Guarantor may merge, consolidate, dissolve or liquidate with or into any other Subsidiary that is not a Guarantor;
(c)    any Subsidiary may dissolve, liquidate or wind up its affairs at any time if such dissolution, liquidation or winding up is not disadvantageous to any Agent or Lender in any material respect;
(d)    a merger or consolidation pursuant to, and in accordance with, the definition of “Permitted Acquisition” to the extent necessary to consummate such Permitted Acquisition; and
(e)    to the extent necessary to consummate an Investment permitted pursuant to Section 6.04.
Subject to the Specified Guarantor Release Provision, to the extent the Requisite Lenders under Section 11.02(b) waive the provisions of this Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents without any further action or consent of the Administrative Agent, Collateral Agent or any Lender hereunder, and, so long as Borrower shall have previously provided to the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 6.05, the Collateral Agent shall take all actions necessary or reasonably requested in order to effect the foregoing.
Section 6.06    Asset Sales. Effect any Disposition of any Property, except that the following shall be permitted:
(a)    Dispositions of worn out, obsolete or surplus Property by Borrower or any of its Subsidiaries in the ordinary course of business and the abandonment, transfer, assignment, cancellation, lapse or other Disposition of immaterial Intellectual Property that is, in the reasonable good faith judgment of the Borrower or such Subsidiary, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Companies;
(b)    other Dispositions of Property; provided that (i) such Dispositions of Property are made for not less than Fair Market Value, (ii) no Default or Event of Default is continuing at the time of such Disposition or would result therefrom, and (iii) at least 75% of the consideration payable in respect of such Disposition of Property shall be in the form of cash or Cash Equivalents;
(c)    leases, subleases, or non-exclusive licenses or sublicenses of real or personal Property (including Intellectual Property or other general intangibles) to third parties in the ordinary course of business and in accordance with the applicable Security Documents;
(d)    Permitted Liens in compliance with Section 6.02;
(e)    to the extent constituting a Disposition, the making of Investments in compliance with Section 6.04;
(f)    Dispositions related to mergers, consolidations and other transactions in compliance with Section 6.05;
(g)    Dividends and other transactions in compliance with Section 6.07;
(h)    Dispositions of cash and Cash Equivalents in the ordinary course of business;
(i)    any Disposition of Property that constitutes a Casualty Event;
(j)    sales, transfers, leases and other Dispositions (excluding sales of Equity Interests of any Subsidiary) (i) to the Borrower or to any other Loan Party and (ii) to any Subsidiary that is not a Loan Party from another Subsidiary that is not a Loan Party;
(k)    sale, forgiveness, or discount of customer delinquent notes or accounts receivable in the ordinary course of business (excluding, in all events, the Disposition of accounts receivable pursuant to any factoring or receivables securitization agreement or arrangement);
(l)    sale or Disposition of immaterial Equity Interests to qualified directors where required by applicable law or to satisfy other similar requirements of applicable law with respect to the ownership of Equity Interests;
(m)    any trade-in of equipment or other Property in exchange for other equipment or other replacement Property;

(n)    the unwinding of any Hedging Agreement permitted hereunder pursuant to its terms;
(o)    surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims in the ordinary course of business and consistent with past practice;
(p)    (i) Dispositions of Qualified Stock in connection with settling, in accordance with its terms, any Permitted Convertible Indebtedness incurred in compliance with Section 6.01 and (ii) (A) the unwinding or terminating of any Permitted Warrant Transaction by the Borrower, (B) the unwinding or terminating of any Permitted Bond Hedge Transaction and (C) the payment of (x) cash interest pursuant to Section 6.09(a)(ii) or (y) cash in lieu of fractional shares pursuant to Section 6.09(a)(iii), and in each case of the foregoing clauses (A), (B) and (C), the performance by the Borrower and/or any Subsidiary thereof of such Person’s obligations thereunder; and
(q)    the Envigo Israel Sale.
Notwithstanding anything to the contrary in this Agreement, in no event shall this Section 6.06 or Section 6.01 permit any factoring, receivables, securitization or similar facilities.
Subject to the Specified Guarantor Release Provision, to the extent the requisite Lenders under the applicable provisions set forth in Section 11.02(b) waive the provisions of this Section 6.06, with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.06, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents without any further action by or consent from Administrative Agent, Collateral Agent or any Lender, and, so long as Borrower shall have previously provided to the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 6.06, the Collateral Agent shall take all actions it deems necessary or reasonable in order to effect the foregoing.
Section 6.07    Dividends. Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except for the following:
(a)    Dividends by any Company (i) that is a Subsidiary of the Borrower to the Borrower or any Subsidiary Guarantor or (ii) that is a Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary; provided, that if such Company is a non-wholly owned Subsidiary, any such Dividend is paid to all shareholders on a pro rata basis;
(b)    Dividends made solely in common equity or other Qualified Stock; provided, that no Default or Event of Default has occurred and is continuing prior to, or will occur immediately after, such Dividend;
(c)    [reserved];
(d)    [reserved];
(e)    [reserved];
(f)    [reserved];
(g)    [reserved];

(h)    any Company may make additional Dividends in an amount not to exceed the Cumulative Amount; provided that at the time of any such Dividend, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) immediately after giving effect to such Dividend, on a Pro Forma Basis, (A) the Borrower is in compliance with the financial covenants set forth in Section 6.15, (B) the maximum Secured Leverage Ratio for the most recent Test Period shall not be greater than 2.50:1.00 and (C) during the Amendment Relief Period, the minimum Fixed Charge Coverage Ratio for the most recent Test Period shall not be less than 1.10:1.00;
(i)    [reserved];
(j)    other Dividends in an aggregate amount not to exceed $5,000,000; provided that (i) no Default or Event of Default has occurred and is continuing at the time such Dividend is made and (ii) no Dividends shall be permitted under this Section 6.07(j) during the Amendment Relief Period;
(k)    solely to the extent such dividends are in connection with (including, for the avoidance of doubt, the entry into, payment of any premium with respect to, and the settlement of) the Permitted Convertible Indebtedness incurred in compliance with Section 6.01: (i) payments of premium in respect of, and otherwise perform its obligations under (including the unwinding of), a Permitted Bond Hedge Transaction permitted or required in accordance with its terms and (ii) the settlement of any related Permitted Warrant Transaction (x) by delivery of shares of the Borrower’s Qualified Stock in the form of common stock upon settlement thereof or (y) by (A) a permitted set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof in Borrower’s Qualified Stock in the form of common stock upon any early termination thereof; and
(l)    (i) any payments in connection with a Permitted Bond Hedge Transaction and (ii) the settlement of any related Permitted Warrant Transaction (A) by delivery of shares of the Borrower’s common stock upon settlement thereof or (B) by (I) set-off against the related Permitted Bond Hedge Transaction or (II) payment of an early termination amount thereof in common stock upon any early termination thereof.
Section 6.08    Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions for the payment of money, sale of goods or provision of services, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among Borrower and one or more Subsidiary Guarantors), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:
(a)    (i) Dividends permitted by Section 6.07 and (ii) the Transactions, including the payment of Transaction Costs;
(b)    Investments permitted under Section 6.04, including loans and advances, permitted by Section 6.04(d) and (e) and any Indebtedness permitted by Section 6.01(l), to the extent such transactions are on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate;

(c)    director, officer and employee compensation (including bonuses and severance) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case, approved by the Board of Directors of the applicable Company;
(d)    transactions between or among (i) Loan Parties to the extent otherwise expressly permitted hereunder, (ii) Non-Guarantor Subsidiaries to the extent otherwise expressly permitted hereunder, and (iii) Loan Parties and Non-Guarantor Subsidiaries to the extent otherwise expressly permitted hereunder;
(e)    [reserved];
(f)    [reserved]; and
(g)    any other agreement, arrangement or transaction as in effect on the Closing Date and listed on Schedule 6.08(g), and any amendment or modification thereto or restatement thereof, and the performance of obligations thereunder, so long as such amendment or modification or restatement is not materially adverse to the interests of the Lenders.
Section 6.09    Prepayments of Other Indebtedness; Modifications of Organizational Documents, Acquisition and Certain Other Documents, etc. Directly or indirectly:
(a)    make or make a binding offer to make any voluntary or optional payment or prepayment on or redemption, retirement, defeasance or acquisition for value of, or any prepayment, repurchase or redemption, retirement, defeasance as a result of any asset sale, change of control or similar event of, any Junior Indebtedness of the Borrower or any of its Subsidiaries, except:
(i)    (A) repayments of loans and advances made by a Non-Guarantor Subsidiary to a Loan Party pursuant to Section 6.04(e); provided that, the repayment of such loan or advance shall only be permitted to be made with the proceeds of a Dividend made by such Non-Guarantor Subsidiary to such Loan Party and the repayment of such loan or advance shall be made substantially concurrently with the payment of such Dividend or (B) a Permitted Refinancing;
(ii)    an aggregate amount not to exceed the Cumulative Amount then available; provided that the Cumulative Amount shall not be available unless (i) no Default or Event of Default has occurred and is continuing and (ii) immediately after giving effect to such Dividend, on a Pro Forma Basis, the Borrower is in compliance with the financial covenants set forth in Section 6.15 and the Secured Leverage Ratio for the most recent Test Period shall be no greater than 2.50:1.00; and
(iii)    in connection with Permitted Convertible Indebtedness incurred in compliance with Section 6.01, (A) the issuance any Qualified Stock of the Borrower upon the repurchase, redemption, conversion, exchange, exercise or settlement of any security (including, for the avoidance of doubt, the conversion or exchange of any Permitted Convertible Indebtedness into such Qualified Stock), (B) the making of (i) interest payments in cash and (ii) cash payments upon conversion for any fractional shares of Qualified Stock in an amount that does not exceed $2,000,000 per calendar year, (C) (1) any payments in connection with a Permitted Bond Hedge Transaction to the extent permitted by Section 6.07(l) and (2) the settlement of any related Permitted Warrant Transaction to the extent permitted by Section 6.07(l)

or (b) payment of an early termination amount thereof in the Borrower’s Qualified Stock in the form of common stock upon any early termination thereof and (D) any payments in connection with repurchase, exchange or inducement of the conversion of Permitted Convertible Indebtedness by delivery of shares of Borrower’s Qualified Stock in the form of common stock.
(b)    waive, amend, modify, terminate or release any of the documents governing any Junior Indebtedness (including, without limitation, any Convertible Indebtedness) with an aggregate principal amount in excess of $1,000,000 to the extent that any such waiver, amendment, modification, termination or release would, taken as a whole, be adverse to the Lenders in any material respect or prohibited by any applicable intercreditor agreement or subordination agreement; or
(c)    amend, restate, supplement or otherwise modify any of its Organizational Documents or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not, and could not reasonably be expected to be, adverse in any material respect to the interests of the Lenders.
Section 6.10    Limitation on Certain Restrictions on Subsidiaries. Directly or indirectly create or otherwise cause or suffer to exist or become effective any encumbrance, restriction or condition on the ability of any Subsidiary to (i) pay Dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by any Company, or pay any Indebtedness owed to any Company, (ii) make loans or advances to any Company or (iii) transfer any of its Properties to any Company, except for:
(a)    such encumbrances, restrictions or conditions existing by reason of application of mandatory Legal Requirements;
(b)    (i) this Agreement and the other Loan Documents and (ii) loan documents governing other Indebtedness permitted to be incurred hereunder that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement unless (x) such restrictions apply only to periods after the then latest Final Maturity Date or (y) to the extent a substantially similar change is made to this Agreement or the other Loan Documents), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligations or ability to make any payments required hereunder;
(c)    in the case of clause (iii), customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary;
(d)    in the case of clause (iii), customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business;
(e)    customary restrictions and conditions contained in any agreement relating to the sale or other Disposition of any Property or Asset Sale permitted by Section 6.06 pending the consummation of such sale or other Disposition or Asset Sale; provided, that (i) such restrictions and conditions apply only to the Property to be sold or Disposed of and (ii) such sale or other Disposition or Asset Sale is permitted hereunder;

(f)    any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of the Borrower;
(g)    any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (f) above; provided, that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing;
(h)    in the cases of clauses (i) and (iii), customary restrictions in joint venture agreements or other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture; or
(i)    restrictions on Dividends for twelve (12) months after the Closing Date pursuant to the Main Street Credit Agreement.
Section 6.11    Business.
(a)    With respect to the Borrower, engage in any business activities or have any Properties or liabilities, other than (i) its ownership of the Equity Interests of the Borrower and business activities related thereto, (ii) obligations under the Loan Documents and (iii) sales of Equity Interests to the extent not prohibited by this Agreement.
(b)    With respect to the Borrower and its Subsidiaries, engage (directly or indirectly) in any businesses other than those businesses in which Borrower and its Subsidiaries are engaged on the Closing Date (or which are similar, corollary, ancillary, complementary, incidental or related business or reasonable extensions thereof).
Section 6.12    [reserved].
Section 6.13    Fiscal Year. Change its fiscal year-end to a date other than September 30 or make any material change in its accounting treatment and financial reporting policies except as required by GAAP.
Section 6.14    No Further Negative Pledge. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Company to create, incur, assume or suffer to exist any Lien upon any of its Properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any Lien for an obligation if a Lien is granted for another obligation, except the following: (1) this Agreement and the other Loan Documents, agreements governing any Permitted Refinancing with respect to the foregoing; (2) with respect Property not constituting Collateral, restrictions in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the Properties encumbered thereby; (3) any prohibition or limitation that (a) is non-consensual and exists pursuant to applicable Legal Requirements, or (b) consists of customary restrictions and conditions contained in any agreement relating to the sale or other Disposition of any Property pending the consummation of such sale or other Disposition; provided that (i) such restrictions apply only to such Property, and (ii) such sale or other Disposition is permitted hereunder; (4) with respect to leases not constituting Collateral, restrictions prohibiting the grant or existence of liens and encumbrances, including leasehold mortgages; and (5) as set forth in Schedule 6.14.

Section 6.15    Financial Covenants.
(a)    Maximum Secured Leverage Ratio. Permit the Secured Leverage Ratio, as of the last day of any Test Period ending on the date set forth in the table below, to exceed the ratio set forth opposite such Test Period end date in the table below:

Fiscal Quarter Ending	Maximum Secured Leverage Ratio
March 31, 2022	4.25:1.00
June 30, 2022	4.25:1.00
September 30, 2022	4.25:1.00
December 31, 2022	4.25:1.00
March 31, 2023	4.25:1.00
June 30, 2023	4.25:1.00
September 30, 2023	3.75:1.00
December 31, 2023	3.75:1.00
March 31, 2024	3.75:1.00
June 30, 2024	3.75:1.00
September 30, 2024	3.75:1.00
December 31, 2024	3.75:1.00
March 31, 2025 and each fiscal quarter ending thereafter	3.00:1.00

(b)    Minimum Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, as of the last day of each Test Period, (i) ending on or before the one year anniversary of the Closing Date, to be less than 1.00:1.00 and (ii) ending after the one year anniversary of the Closing Date, to be less than 1.10:1.00.
Section 6.16    Anti-Terrorism Law; Anti-Money Laundering; Sanctions; Anti-Corruption Law.
(a)    Violate any applicable Anti-Terrorism Law, Sanctions or Anti-Corruption Law (and the Loan Parties will deliver to the Administrative Agent any certification or other evidence requested from time to time by the Administrative Agent in its reasonable discretion, confirming the Borrower’s and its Subsidiaries’ compliance with this Section 6.16).
(b)    Directly or indirectly, cause or permit any of the funds of such Borrower or Subsidiary that are used to repay the Term Loans to be derived from any unlawful activity.
(c)    Directly or indirectly, cause, permit, or authorize any part of the proceeds or other transaction contemplated by this Agreement to be used, contributed, or otherwise made available to fund any trade, business, or other activity of or with any Sanctioned Person, or in any Sanctioned Country, or in any other manner that could reasonably be expected to result in any party to this Agreement (including any Person participating in the Transactions, whether as underwriter, agent, advisor, investor, or otherwise) being in breach of any Sanctions or becoming a Sanctioned Person.

(d)    Use, directly or indirectly, any part of the proceeds of the Loans (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law or (ii) for any unlawful activity.
Section 6.17    Sanctioned Persons. cause or permit (a) any of the funds or properties of the Borrower and its Subsidiaries that are used to repay the Term Loans to constitute property of, or be beneficially owned directly or indirectly by, any Sanctioned Person, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by applicable requirements of Law, or the Term Loans made by the Lenders would be in violation of applicable requirements of Law, or (b) any Sanctioned Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by applicable requirements of Law or the Term Loans are in violation of applicable requirements of Law.
ARTICLE VII
GUARANTEE
Section 7.01    The Guarantee. The Guarantors hereby, jointly and severally, guarantee, as primary obligors and not merely as sureties to each Secured Party and their respective successors and assigns, the prompt payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower and all other Secured Obligations, including any Secured Obligations from time to time owing to the Secured Parties by the Borrower or any of its Subsidiaries under any Specified Hedging Agreement or Bank Product Agreement in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or any other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
Section 7.02    Obligations Unconditional. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and performance and not of collection and to the fullest extent permitted by applicable Legal Requirements, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Loan Documents or the Guaranteed Obligations under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for the Discharge of the Guaranteed Obligations). Without limiting the generality of the foregoing and subject to applicable law, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i)    at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(ii)    any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, including any exercise of remedies, shall be done or omitted;
(iii)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended or modified in any respect, or any right under the Loan Documents, under the Specified Hedging Agreements, under the Bank Product Agreements or any other agreement or instrument referred to herein or, respectively, therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(iv)    any Lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be valid, perfected or to have the priority required under the Loan Documents, the Specified Hedging Agreements and/or the Bank Product Agreements or is avoided or set aside as a preference, fraudulent conveyance or otherwise;
(v)    the release of any other Guarantor pursuant to Section 7.09;
(vi)    any renewal, extension or acceleration of, or any increase in the amount of the Guaranteed Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Loan Documents, any Specified Hedging Agreement or any Bank Product Agreement; or
(vii)    any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Documents, any Specified Hedging Agreement or any Bank Product Agreement, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations.
The Guarantors hereby expressly waive, to the extent permitted by law, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower or any Guarantor under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by law, any and all notice of the modifications, creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and performance without regard to any right of offset with respect to the

Guaranteed Obligations at any time or from time to time held by the Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. Each payment required to be made hereunder shall be made without setoff or counterclaim in immediately available funds at the office of the Administrative Agent as set forth in Section 2.14. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and their respective successors and assigns, and shall inure to the benefit of the Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.
Section 7.03    Reinstatement. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
Section 7.04    Subrogation; Subordination. Each Guarantor hereby agrees that until the Discharge of the Guaranteed Obligations it shall subordinate and not exercise any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation, continuation, indemnification or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party owing to another Company shall be subordinated to such Loan Party’s Secured Obligations in the manner evidencing such Indebtedness; provided that upon the payment and satisfaction in full of all Guaranteed Obligations (other than contingent indemnity obligations) and the expiration or termination of the Commitments of the Lenders under this Agreement, without any further action by any person, the Guarantors shall be automatically subrogated to the rights of the Administrative Agent and the Lenders to the extent of any payment hereunder.
Section 7.05    Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the Obligations of the Borrower under this Agreement and other Loan Documents may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.
Section 7.06    Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
Section 7.07    Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment and performance, and shall apply to all Guaranteed Obligations whenever arising.

Section 7.08    General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Legal Requirement affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the rights of subrogation and contribution established in Section 7.04 and Section 7.10, respectively) that is valid and enforceable, not void or voidable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 7.09    Release of Guarantors. Subject to the Specified Guarantor Release Provision, if, in compliance with the terms and provisions of the Loan Documents, all of the Equity Interests or all or substantially all of the Property of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons (other than any Loan Party) then such Transferred Guarantor shall, upon the consummation of such sale or transfer, be immediately and automatically released from its obligations under this Agreement (including under Section 11.03) and the other Loan Documents and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of the sale of all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Documents shall be immediately and automatically released, and so long as Borrower shall have previously provided the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request, the Collateral Agent shall take such actions as are necessary or reasonably requested to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents.
Section 7.10    Right of Contribution.
(a)    The Loan Parties hereby agree as among themselves that, if any Loan Party shall make an Excess Payment (as defined below), such Loan Party shall have a right of contribution from each other Loan Party in an amount equal to such other Loan Party’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Loan Party under this Section 7.10 shall be subordinate and subject in right of payment to the Secured Obligations until such time as the Discharge of the Guaranteed Obligations, and none of the Loan Parties shall exercise any right or remedy under this Section 7.10 against any other Loan Party until such time as the Discharge of the Guaranteed Obligations. For purposes of this Section 7.10, (x) “Excess Payment” shall mean the amount paid by any Loan Party in excess of its Pro Rata Share of any Secured Obligations, (y) “Pro Rata Share” shall mean, for any Loan Party in respect of any payment of the Secured Obligations, the ratio (expressed as a percentage) as of the date of such payment of the Secured Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and Properties exceeds the amount of all debts and liabilities of such Loan Party (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of such Loan Party) to (ii) the amount by which the aggregate present fair salable value of its assets and other Properties of all Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of all Loan Parties) of the Loan Parties; and (z) “Contribution Share” shall mean, for any Loan Party in respect of any Excess Payment made by any other Loan Party, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and Properties exceeds the amount of all debts and liabilities of such

Loan Party (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of such Loan Party) to (ii) the amount by which the aggregate present fair salable value of all assets and other Properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment. Nothing in this Section 7.10 shall require any Loan Party to pay its Contribution Share of any Excess Payment in the absence of a demand therefor by the Loan Party that has made the Excess Payment. Without limiting the foregoing in any manner, it is the intent of the parties hereto that as of any date of determination, no Contribution Share of any Loan Party shall be greater than the maximum amount of the claim which could then be recovered from such Loan Party under this Section 7.10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
(b)    This Section 7.10 is intended only to define the relative rights of the Loan Parties and nothing set forth in this Section 7.10 is intended to or shall impair the Secured Obligations of the Loan Parties, jointly and severally, to pay any amounts and perform any Secured Obligations as and when the same shall become due and payable or required to be performed in accordance with the terms of this Agreement, any other Loan Document, the Specified Hedging Agreements and/or the Bank Product Agreements, as the case may be. Nothing contained in this Section 7.10 shall limit the liability of the Borrower to pay the Loans and other Credit Extensions made to the Borrower and accrued interest, Fees and expenses with respect thereto and the Specified Hedging Agreement Obligations and the Bank Product Obligations of the Borrower and its Subsidiaries, in each case, for which Borrower and its Subsidiaries, as applicable, shall be primarily liable.
(c)    The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Parties to which such contribution and indemnification is owing.
(d)    The rights of any indemnified Loan Party against the other Loan Parties under this Section 7.10 shall be exercisable upon, but shall not be exercisable prior to, the full indefeasible payment of the Secured Obligations (other than unasserted contingent indemnification obligations) and termination or expiration of the Commitments under the Loan Documents and the termination of the Specified Hedging Agreements (except as otherwise expressly set forth therein) and the Bank Product Agreements (except as otherwise expressly set forth therein).
Section 7.11    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.11, or otherwise under this Guarantee, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a Discharge of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 7.11 constitute, and this Section 7.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE VIII
EVENTS OF DEFAULT
Section 8.01    Events of Default. Upon the occurrence and during the continuance of any of the following events (each, an “Event of Default”):
(a)    default shall be made in the payment of any principal or premium of any Loan when and as the same shall become due and payable, whether at the due date thereof (including any Term Loan Repayment Date) or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise;
(b)    default shall be made in the payment of any interest or premium on any Credit Extension or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, whether at the due date thereof (including an Interest Payment Date) or at a date fixed for prepayment (whether voluntary or mandatory) or by acceleration or demand thereof or otherwise, and such default shall continue unremedied for a period of five (5) Business Days;
(c)    any representation or warranty made or deemed made in or in connection with any Loan Document or the Borrowings hereunder, or any representation, warranty, statement or information contained in any written report, certificate, financial statement or other written instrument furnished by or on behalf of the Borrower or any of its Subsidiaries or any Related Persons of any of the foregoing in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
(d)    default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in (i) Section 5.02(a), Section 5.03(a) (only with respect to the Borrower), Article VI, Section 8 of the Second Amendment or Section 8 of the Third Amendment; provided that an Event of Default under Section 6.15 is subject to a cure pursuant to Section 8.03; or (ii)  Section 5.01(a), Section 5.01(b), Section 5.01(c), Section 5.01(d) or Section 5.01(i) and, in the case of this clause (ii), (A) if such default occurs during the Amendment Relief Period, such default shall continue unremedied or shall not be waived for a period of fifteen (15) days (or, solely with respect to delivery of the audited financial statements for the fiscal year ending September 30, 2022 under Section 5.01(a), such default shall continue unremedied or shall not be waived on or before January 28, 2023), or (B) if such default occurs after the end of the Amendment Relief Period, such default shall continue unremedied or shall not be waived for a period of thirty (30) days;
(e)    default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b) and (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of thirty (30) days (or, solely with respect to delivery of the audited financial statements for the fiscal year ending September 30, 2022 under Section 5.01(a), such default shall continue unremedied or shall not be waived on or before January 28, 2023);
(f)    any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness, when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such

Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both and taking into account any applicable grace periods or waivers) to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor; provided that this clause (ii) shall not apply to (A) secured Indebtedness that becomes due as a result of the sale, transfer or other Disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other Disposition is not prohibited under this Agreement and such Indebtedness is repaid in accordance with its terms) or (B) any event which triggers any conversion rights of holders of Permitted Convertible Indebtedness; provided, further, that, it shall not constitute an Event of Default pursuant to this clause (f) unless the aggregate amount of all such Indebtedness (other than Permitted Convertible Indebtedness, which shall have no threshold) referred to in clauses (i) and (ii) individually exceeds at any one time (x) during the Amendment Relief Period, $7,500,000 or (y) at any other time, $15,000,000 (provided that, in the case of Hedging Obligations, the notional amount thereof shall be counted for this purpose);
(g)    an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company (other than any Immaterial Subsidiary) or of a substantial part of the Property of any Company (other than any Immaterial Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company (other than any Immaterial Subsidiary) or for a substantial part of the Property of any Company (other than any Immaterial Subsidiary); or (iii) the winding-up or liquidation of any Company (other than any Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for sixty (60) days or an Order approving or ordering any of the foregoing shall be entered;
(h)    any Company (other than any Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar Legal Requirement; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company or for a substantial part of the Property of any Company; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) except as permitted in Section 6.05, wind up or liquidate; or (viii) take any corporate (or equivalent) action for the purpose of effecting any of the foregoing;
(i)    Other than in connection with the 2024 Settlement, one or more Orders, settlements, penalties or fines for the payment of money in an aggregate amount in excess of (x) during the Amendment Relief Period, $7,500,000 or (y) at any other time, $15,000,000 (to the extent not covered by (i) insurance in respect of which a solvent and unaffiliated insurance company has not denied coverage thereof and for which the carrier has not disclaimed responsibility and for which a claim (A) has been submitted, (B) is in the process of being submitted or (C) is intended to be submitted promptly or (ii) a third-party indemnification agreement under which the indemnifying party has accepted responsibility and would reasonably be expected to remain solvent after satisfying such indemnification obligation)) shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unpaid, unvacated, unstayed, or unbonded for a period of 90 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon Properties of any Company to enforce any such Order;
(j)    (i) one or more ERISA Events shall have occurred that, when taken together with all other such ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect with respect to the liabilities of any Company; (ii) there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability) that would be reasonably likely to result in a Material Adverse Effect; (iii) there is or arises any potential withdrawal liability under Section 4201 of ERISA if the Companies or the ERISA Affiliates were to withdraw from any and all Multiemployer Plans that would be reasonably likely to result in a Material Adverse Effect, (iv) there is or arises any violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Legal Requirement dealing with such matters in any manner that has resulted in a liability that is material to the Companies as a whole, (v) there is or arises any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits which results in a liability that is material to the Companies as a whole, or (vi) the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code;
(k)    any material security interest and Lien purported to be created by any Security Document (x) shall cease to be in full force and effect, or (y) shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a valid, enforceable, perfected first priority (except as otherwise provided in this Agreement or any Security Document) security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in this Agreement or such Security Document and except as the direct and exclusive result of an action or a failure to act, in each case in a manner otherwise specified as required to be undertaken (or not undertaken, as the case may be) by a provision of any Loan Document, on the part of any Agent, Lender or Secured Party)) in favor of the Collateral Agent, or (z) shall be asserted by or on behalf of any Company not to be, a valid, enforceable, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby; provided that it will not be an Event of Default under this clause (k) if (i) the Collateral Agent shall not have or shall cease to have a valid, enforceable and perfected first priority Lien on any material portion of the Collateral purported to be covered by the Security Documents, individually or in the aggregate, having a Fair Market Value of less than (A) during the Amendment Relief Period, $5,000,000 or (B) at any other time, $7,500,000 or (ii) the failure to have a valid, enforceable and perfected first priority Lien on any material portion of the Collateral resulted solely from the action or inaction of the Administrative Agent, the Collateral Agent, or any Lender (other than actions or inactions taken as a direct result of the advice of or at the direction of any Company);
(l)    any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by or on behalf of the Borrower or any of its Subsidiaries or any Related Persons of any of the foregoing, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party (or any of their respective Related Persons) (directly or indirectly) shall repudiate or deny any portion of its liability or obligation for the Obligations;
(m)    there shall have occurred a Change in Control; ~~or~~

(n)    any representation or warranty made, or deemed to be made, by any Loan Party herein or in any of the other Loan Documents or in any certificate or notice delivered or required to be delivered pursuant hereto or thereto shall prove false in any material respect (or, to the extent that the representation or warranty is qualified by “materiality”, “Material Adverse Effect” or similar language, in any respect) on the date as of which it was made or deemed to have been made; or
(o)    (w) any amounts in excess of $10,000,000 owed by any Loan Party under the 2024 Settlement have been declared to be due and payable and such acceleration has not been waived or cured, (x) any Company shall fail to observe or perform any term, covenant, condition or agreement contained in the 2024 Settlement that is capable of being cured and such failure shall continue unremedied or shall not be waived prior to the date that is thirty (30) days after receipt by any Loan Party of written notice of such failure from the United States Department of Justice pursuant to the 2024 Settlement, (y) any Company shall fail to observe or perform any other term, covenant, condition or agreement contained of the 2024 Settlement to the extent such breach is not capable of being cured or waived or (z) the United States Department of Justice shall file any charges against any Company as a result of failure to comply with the 2024 Settlement;
then, and in every such event (other than an event described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, with the prior consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding, and (iii) exercise any and all of its other rights and remedies under applicable Legal Requirements, hereunder and under the other Loan Documents; provided that, with respect to events described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document (including any PIK Amounts and/or any Prepayment Premium which shall be due and payable as a result of the acceleration of such principal amounts within the time periods specified in Section 2.10(k)), shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding.
Section 8.02    [reserved].
Section 8.03    Right to Cure.
(a)    Financial Covenants. Notwithstanding anything to the contrary contained in Section 8.01, in the event that the Borrower fails to comply with the requirements of the financial covenants set forth in Section 6.15 as of the last day of any fiscal quarter for which such covenant is tested, until the expiration of the 10th Business Day subsequent to the Cure Specified Date for such fiscal quarter, the Borrower shall have the right to give written notice (the “Cure Notice”), on or prior to the 10th Business Day subsequent to such Cure Specified Date, to the Administrative Agent of the intent of the Borrower to issue Permitted Cure Securities for cash or otherwise contribute cash common equity and/or other Qualified Stock to the capital of the Borrower (collectively, the “Cure Right”) and, upon contribution of the net cash proceeds (such net cash proceeds, the “Cure Amount”) to the Borrower as cash common equity and/or other Qualified Stock after the Cure Specified Date for such fiscal quarter pursuant to the exercise by the Borrower of such Cure Right, which exercise shall be made after such Cure Specified Date on or before the 10th Business Day subsequent to such Cure Specified Date, the covenant set forth in Section 6.15 shall be recalculated giving effect to the following adjustments on a Pro Forma Basis:
(i)    Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter solely for the Test Period that contains the fiscal quarter in which such Cure Right is exercised, and solely for the purpose of measuring the financial covenants set forth in Section 6.15 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and
(ii)    if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the financial covenants set forth in Section 6.15, the Borrower shall be deemed to have satisfied the requirements of such financial covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or Default of such financial covenants that had occurred shall be deemed cured for purposes of this Agreement.
(b)    No Default. Notwithstanding anything herein to the contrary, but subject to Section 8.03(c) and other than with respect to the determination of the end of the Amendment Relief Period, (i) a Default or Event of Default resulting solely from a failure to be in compliance with the financial covenants set forth in Section 6.15 shall not be deemed to exist from the end of the applicable fiscal quarter until the 10th Business Day after the applicable Cure Specified Date with respect to such fiscal quarter, (ii) to the extent a Cure Notice is delivered by the Borrower within ten (10) Business Days after such Cure Specified Date, a Default or Event of Default resulting solely from a failure to be in compliance with the financial covenants set forth in Section 6.15 shall not be deemed to exist from the end of the applicable fiscal quarter until the 10th Business Day after the applicable Cure Specified Date with respect to the applicable fiscal quarter and (iii) if the Cure Amount is not made within ten (10) Business Days after the applicable Cure Specified Date with respect to the applicable fiscal quarter, each such Default or Event of Default referenced in clauses (i) and (ii) above shall be deemed reinstated as of the end of the applicable fiscal quarter, it being further agreed that the Obligations shall bear interest at the Default Rate as applied in accordance with Section 2.06(c) as of the end of such applicable fiscal quarter.
(c)    Borrowing Block. If a Default or Event of Default would have occurred and be continuing under Section 6.15, the Borrower shall not be permitted, until such Default or Event of Default is cured in accordance with the terms of this Section 8.03 or Section 11.02, to request any Borrowings or any Credit Extensions under this Agreement without the consent of the Required Revolving Lenders.
(d)    Limitation on Exercise of Cure Right. Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period, there shall be at least two fiscal quarters during which the Cure Right is not exercised, (ii) the Cure Right may only be exercised five times during the term of this Agreement, (iii) the Cure Amount shall be no greater than the minimum amount required to cause the Borrower to be in compliance with the financial covenants set forth in Section 6.15 as at the end of the applicable fiscal quarter, (iv) all Cure Amounts shall be disregarded for purposes of determining any financial ratio based conditions or any baskets with respect to the covenants contained in this

Agreement, (v) there shall be no pro forma reduction in Indebtedness with the proceeds of any Cure Amount for determining compliance with Section 6.15 in the quarter in which such Cure Right is exercised (whether directly by prepayment of Indebtedness or indirectly by way of netting); provided that Cure Amounts shall reduce debt in future Test Periods to the extent used to prepay the Loans and shall not otherwise be applied to increase Consolidated EBITDA of the Borrower in such future Test Periods, (vi) there shall be no cash netting of the proceeds of any Cure Amount and (vii) the Borrower shall apply all Cure Amounts to the prepayment of outstanding Loans in accordance with Section 2.10(g).
ARTICLE IX
APPLICATION OF COLLATERAL PROCEEDS
Section 9.01    Collateral Account.
(a)     The Collateral Agent is hereby authorized to establish and maintain at its office (or, at the Collateral Agent’s discretion, at the office of its designee from time to time) at 520 Madison Avenue, New York, New York 10022, a restricted deposit account designated by the Collateral Agent in its discretion from time to time. Each Loan Party shall deposit into the Collateral Account from time to time any cash, but only to the extent, that such Loan Party is expressly required to pledge as additional collateral security hereunder pursuant to the Loan Documents. The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent if instructed by the Required Lenders shall apply or cause to be applied (subject to collection) the balance from time to time outstanding in such restricted deposit account to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 9.02. The Loan Parties shall have no right to withdraw, transfer or otherwise receive any funds deposited in the Collateral Account except to the extent specifically provided herein or in any other Loan Document.
(a)    Amounts on deposit in the Collateral Account shall be invested and reinvested from time to time in Cash Equivalents as the applicable Loan Party (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine by written instruction to the Collateral Agent, or if no such instructions are given, then as the Collateral Agent, in its sole and reasonable discretion, shall determine, which Cash Equivalents shall be held in the name and be under the control of the Collateral Agent (or any sub-agent); provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall if instructed by the Required Lenders at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 9.02.
Section 9.02    Application of Proceeds.
(a)    The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement or any other Loan Document, promptly by the Collateral Agent as follows:
(i)    First, to the payment of all reasonable and documented costs and expenses, fees, commissions and Taxes of such sale, collection or other realization including compensation to the Administrative Agent and/or the Collateral Agent and its agents and counsel and all expenses, liabilities and advances made or incurred by the Administrative Agent and/or the Collateral Agent in connection therewith and all amounts for which the Administrative Agent and/or the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
(ii)    Second, to the payment of all other reasonable and documented costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
(iii)    Third, without duplication of amounts applied pursuant to clauses (i) and (ii) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations on or in respect of Revolving Loans (other than principal, Specified Hedging Agreement Obligations and Bank Product Obligations) in each case equally and ratably in accordance with the respective amounts thereof then due and owing;
(iv)    Fourth, to the indefeasible payment in full in cash, pro rata, of the principal amount of the Obligations constituting Revolving Loans, all Specified Hedging Agreement Obligations and all Bank Product Obligations;
(v)    Fifth, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations on or in respect of Term Loans, in each case equally and ratably in accordance with the respective amounts thereof then due and owing; and
(vi)    Sixth, the balance, if any, after all Obligations have been paid in full, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.
In the event that any such proceeds are insufficient to pay in full the items described in the preceding sentences of this Section 9.02, the Loan Parties shall remain liable, jointly and severally, for any deficiency.
ARTICLE X
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT
Section 10.01    Appointment.
(a)     Each Lender hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent as an agent of such Lender under this Agreement and the other Loan Documents. Each Lender irrevocably authorizes each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X are solely for the benefit of the Agents and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any such provisions. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Secured Parties with respect thereto as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.
(a)    Each Lender irrevocably appoints each other Lender as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC or otherwise), for the benefit of the Secured Parties, in assets in which, in accordance with the UCC or any other applicable Legal Requirement, a security interest can be perfected by possession or control. Should any Secured Party (other than the Collateral Agent) obtain possession or control of any such Collateral, such Person shall notify the Collateral Agent thereof, and, promptly following the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
Section 10.02    Agent in Its Individual Capacity. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Company or Affiliate thereof as if it were not an Agent hereunder and without duty to account therefor to the Lenders.
Section 10.03    Exculpatory Provisions; Agent Acting at Direction of Required Lenders. No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability, if such Agent is not indemnified to its satisfaction, or that is contrary to any Loan Document or applicable Legal Requirements including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Insolvency Law or that may effect a foreclosure, modification or termination of property of a Defaulting Lender under any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose or shall be liable for the failure to disclose, any information relating to any Company or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as any Agent shall believe in good faith shall be necessary, under the circumstances as provided in

Section 11.02) or (ii) in the absence of its own fraud, gross negligence or willful misconduct (as found by a final and non-appealable judgment of a court of competent jurisdiction). No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof describing such default is given to such Agent by Borrower or a Lender and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, any Specified Hedging Agreement or any Bank Product Agreement or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document, any Specified Hedging Agreement or any Bank Product Agreement or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article (a) or elsewhere in any Loan Document. Each party to this Agreement acknowledges and agrees that the Collateral Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and the notification to the Collateral Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of the Borrower and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider. Except as set forth herein, neither any Agent nor any of its officers, partners, directors, employees, agents, trustees, administrators, managers, advisors or representatives shall be liable to the Lenders for any action taken or omitted by any of them or any other Agent under or in connection with any of the Loan Documents.
Anything herein to the contrary notwithstanding, whenever reference is made in this Agreement or any other Loan Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by any Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by any such Agents hereunder or thereunder, it is understood that in all cases the Agents shall solely be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents).
Section 10.04    Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent, or otherwise authenticated by a proper person. Each Agent also may rely upon any statement made to it orally and believed by it to be made by a proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless each Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower or any other Loan Party), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors.
Section 10.05    Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of the preceding paragraphs shall apply, without limiting the foregoing, to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agents shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence, willful misconduct, or bad faith in the selection of such sub-agent.
Section 10.06    Successor Agent. Each Agent may resign as such at any time upon at least thirty (30) days’ prior notice to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent from among the Lenders, with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned and not required if a Default or Event of Default shall have occurred and be continuing). If no successor shall have been so appointed by the Required Lenders and no successor shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned and not required if a Default or Event of Default shall have occurred and be continuing), which successor shall be a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus of at least $500,000,000; provided that if such retiring Agent is unable to find a commercial banking institution that is willing to accept such appointment and which meets the qualifications set forth above, the retiring Agent’s resignation shall nevertheless thereupon become effective and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents, and the Lenders shall assume and perform all of the duties of such Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent.
Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this Section 10.06). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article X, Section 11.03 and Sections 11.08 to 11.10 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.
Section 10.07    Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Persons and based on such documents and information as it has deemed appropriate, conducted its own independent investigation of the financial condition and affairs of the Loan Parties and their Subsidiaries and made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed the Lender Presentation and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof (including any such terms and conditions set forth, or otherwise maintained, on the Platform with respect thereto). Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their

Related Persons and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any Specified Hedging Agreement, any Bank Product Agreement or related agreement or any document furnished hereunder or thereunder.
Section 10.08    Name Agents. The parties hereto acknowledge that the Bookrunner and the Arranger hold their titles in name only, and that their titles confer no additional rights or obligations relative to those conferred on any Lender hereunder.
Section 10.09    Indemnification. The Lenders severally agree to indemnify each Agent in its capacity as such and each of its Related Persons (to the extent not reimbursed by Borrower or the other Loan Parties and without limiting the obligation of the Borrower or other Loan Parties to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section 10.09 (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, fines, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or Related Person in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, any Specified Hedging Agreement, any Bank Product Agreement or any documents contemplated by or referred to herein or therein, the Transactions or any of the other transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Related Person under or in connection with any of the foregoing (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY AGENT OR RELATED PERSON); provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, judgments, fines, penalties, actions, claims, suits, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements that are found by a final and non-appealable judgment of a court of competent jurisdiction to have directly resulted solely and directly from such Agent’s or Related Person’s, as the case may be, gross negligence, fraud or willful misconduct. The agreements in this Section 10.09 shall survive the payment of the Loans and all other amounts payable hereunder.
Section 10.10    Withholding Taxes. To the extent required by any Legal Requirement, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the U.S. Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent fully for, and shall make payable in respect thereof within ten (10) days after demand therefor, (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Tax attributable to such Lender’s failure to comply with the provisions of Section 11.04(f) relating to the maintenance of the Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 10.10. The agreements in this Section 10.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations and the termination of this Agreement.
Section 10.11    Lender’s Representations, Warranties and Acknowledgements.
(a)     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Credit Extension or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders. Each Lender acknowledges that no Agent or Related Person of any Agent has made any representation or warranty to it. Except for documents expressly required by any Loan Document to be transmitted by an Agent to the Lenders, no Agent shall have any duty or responsibility (either express or implied) to provide any Lender with any credit or other information concerning any Loan Party or any of its Affiliates, including the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of a Loan Party, that may come in to the possession of an Agent or any of its Related Persons.
(a)    Each Lender, by delivering its signature page to this Agreement or an Assignment and Assumption Agreement and funding its Loan of making any other Credit Extension, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, the Required Lenders or the Lenders, as applicable, hereunder (including each document delivered on the Closing Date).
Section 10.12    Collateral Documents and Guarantee.
(a)    Agents under Collateral Documents and Guarantee. Each Secured Party (including each counterparty to a Specified Hedging Agreement and each Bank Product Provider, who by acceptance of the benefits of the Security Documents shall be deemed to have appointed the Administrative Agent and Collateral Agent as set forth herein) hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guarantee, the Collateral and the Loan Documents; provided that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Specified Hedging Agreement or any Bank Product Agreement. Subject to Section 11.02, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.02) have otherwise consented or (ii) release any Guarantor from the Guarantee pursuant to Section 7.09 or with respect to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.02) have otherwise consented.
(b)    Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the collateral documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.
(c)    Release of Collateral and Guarantees, Termination of Loan Documents.
(i)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Hedging Agreement) take such actions as shall be required to release its security interest in any Collateral subject to any disposition permitted by the Loan Documents, and to release any guarantee obligations under any Loan Document of any person subject to such disposition, to the extent necessary to permit consummation of such disposition in accordance with the Loan Documents; provided that, if any Guarantor ceases to constitute a Wholly Owned Subsidiary, such Guarantor shall not be released from its Guarantee unless such Guarantor is no longer a direct or indirect Subsidiary of the Borrower and such Dispositions of capital stock is a good faith Disposition to a bona fide unaffiliated third party for fair market value and for a bona fide business purpose (the requirements in this clause (c)(i), the “Specified Guarantor Release Provision”);
(ii)    Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Hedging Agreement and unasserted contingent indemnification obligations) have been paid in full and all Commitments have terminated or expired, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Hedging Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan

Document, whether or not on the date of such release there may be outstanding Obligations in respect of Hedging Agreements or unasserted contingent indemnification obligations. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.
(d)    The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Section 10.13    Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;
(b)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due the Administrative Agent under Section 2.03 and Section 11.03) allowed in such judicial proceeding; and
(c)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 10.14    Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within thirty (30) days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall use commercially reasonable efforts to (or, with respect to any Payment Recipient who received such funds on its behalf, shall use commercially reasonable efforts to cause such Payment Recipient to) promptly return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received). A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within three (3) Business Days of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.14(b).
(c)    Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine
(g)    Each party’s obligations, agreements and waivers under this Section 10.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE XI
MISCELLANEOUS
Section 11.01    Notices.
(a)    Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email or facsimile transmission, as follows:
if to any Loan Party, to the Borrower at:
Inotiv, Inc.
2701 Kent Avenue
West Lafayette, IN 47906
Attention: President
Email: bleasure@inotivco.com
and to:
Ice Miller LLP
One American Square
Suite 2900
Indianapolis, IN 46282
Attention: Stephen J. Hackman
Email: stephen.hackman@icemiller.com
if to the Administrative Agent or the Collateral Agent, to it at:
Jefferies Finance LLC
520 Madison Avenue
New York, New York 10022

Attention: Account Manager – Inotiv
Email: JFIN.Admin@Jefferies.com; JFIN.Notices@Jefferies.com
if to a Lender, to it at its address (or facsimile number) set forth on Annex II or in the Assignment and Assumption pursuant to which such Lender shall have become a party hereto.
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement or any other Loan Documents shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01, and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications.
Notices delivered through electronic communications to the extent provided in Section 11.01(b) below, shall be effective as provided in Section 11.01(b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may (subject to Section 11.01(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent (in a manner set forth in Section 11.01(a)) that it is incapable of receiving notices under such Article by electronic communication. The Borrower agrees to accept notices and other communications to it hereunder by electronic communications, and the Administrative Agent and the Collateral Agent may, in their respective sole discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures, respectively, approved by it (including as set forth in Section 11.01(d)); provided that approval of such procedures by the Administrative Agent and the Collateral Agent may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (including by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Change of Address, etc. Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
(d)    Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) provided to the Borrower by the Administrative Agent from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably require. Nothing in this Section 11.01 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall reasonably require. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that the failure of any Loan Party to comply with the delivery requirements set forth in this clause (d) shall not constitute a Default or Event of Default for any purpose under any Loan Document as long as such Loan Party has delivered such item in a manner otherwise permitted under this Agreement or any other Loan Document, as applicable.
(e)    The Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that the Borrower shall also deliver to the Administrative Agent an executed original of each Compliance Certificate required to be delivered hereunder.
(f)    Each Loan Party further agrees that the Administrative Agent may make the Communications available to the other Agents or the Lenders by posting the Communications on a Platform. The Platform and any Approved Electronic Communications are provided “as is” and “as available.” The Agents and their Related Persons do not warrant the accuracy, adequacy or completeness of the Communications or the Platform and expressly disclaim liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent or their Related Persons in connection with the Communications or the Platform. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communications or otherwise required for the Platform. In no event shall any Agent or any of its Related Persons have any liability to any Loan Party, any Lender or any other person for damages of any kind, whether or not based on strict liability and including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in contract, tort or otherwise) arising out of or related to any Loan Party’s or any Agent’s transmissions of Communications through Internet (including the Platform). In no event shall any Agent or any of its Related Parties have any liability for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent the same resulted primarily from the gross negligence or willful misconduct of such Agent or its Related Parties, in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment. Notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor. Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct, gross negligence or bad faith of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(g)    The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
(h)    Each Loan Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.
(i)    All uses of the Platform shall be governed by and subject to, in addition to this Section 11.01, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.
(j)    Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information with respect to the Borrower, its Subsidiaries or their securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither Borrower nor the Agents or other Lenders with access to such information shall have (x) any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents or (y) any duty to disclose such information to such electing Lender or to use such information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use such information.
Section 11.02    Waivers; Amendment.
(a)    No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on Borrower or any other Loan Party in any case shall entitle Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances.
(b)    Subject to Section 2.19(c), Section 2.20(c) and Section 11.02(c), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified, except (A) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders (or the Administrative Agent acting with the written consent of the Required Lenders); provided that the Administrative Agent and the Borrower may, without the consent of the other, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, defect or inconsistency if such amendment, modification or supplement is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof or (B)  in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall:
(i)    increase or extend the expiry date of the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default (or any definition used, respectively, therein) shall constitute an increase in or extension of the expiry date of the Commitment of any Lender for purposes of this clause (i));
(ii)    reduce or forgive the principal amount, interest, or premium, if any, of any Loan or reduce or forgive the rate of interest thereon (other than waiver of any increase in the rate of interest pursuant to Section 2.06(c)), or reduce or forgive any Fees (including any prepayment fee), or other amount payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby;
(iii)    postpone or extend the maturity of any Loan, or any scheduled date of payment of or the installment otherwise due on the principal amount of any Term Loan under Section 2.09, or any date for the payment of any interest or fees or other amounts payable hereunder, or reduce the amount of, waive or excuse any such payment (other than a waiver of any increase in the rate of interest pursuant to Section 2.06(c)) without the written consent of each Lender directly affected thereby;
(iv)    change Section 11.04(b) in a manner which further restricts assignments thereunder without the written consent of each Lender of the applicable Class;

(v)    change any provision altering the order of or the pro rata sharing of payments or setoffs required thereby, including, without limitation, Section 2.14(b) or (c) or Section 9.02, without the written consent of each Lender directly affected thereby;
(vi)    change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section 11.02) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be);
(vii)    amend Section 9.02 in a manner that directly and adversely affects any Class without the consent of the Lenders of such Class holding more than 50% of the Loans and unused Commitments of such Class;
(viii)    release all or substantially all of the value of the Guarantees of the Guarantors (except as expressly provided in Article VII), or limit their liability in respect of such Guarantees, without the written consent of each Lender;
(ix)    release all or substantially all of the Collateral in any transaction or series of related transactions (it being understood that a transaction permitted under Section 6.05 or Section 6.06 shall not constitute the release of all or substantially all of the Collateral), without the written consent of each Lender;
(x)    except as otherwise permitted in any Security Document, release all or substantially all of the value of the Collateral from the Liens of the Security Documents (except in connection with Asset Sales permitted hereunder) or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Obligations equally and ratably with the other Secured Obligations to the extent permitted hereunder), in each case without the written consent of each Lender;
(xi)    change any provisions of any Loan Document (including Section 9.02) in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class;
(xii)    change any provision affecting the order of application of prepayments among Term Loans and/or Revolving Loans and any other Obligations, including, without limitation, under Section 2.10(h), in each case in a manner that directly and adversely affects any Class without the consent of each Lender of such Class;
(xiii)    (A) subordinate any of the Obligations under the Loan Documents to any other Indebtedness or (B) subordinate the Liens securing any of the Obligations on the Collateral to any other Lien securing any other Indebtedness, without the consent of each Lender directly affected thereby; or
(xiv)    adversely affect any “tranche” (as contemplated in Section 2.20(a)) in a disproportionate manner without the consent of both (x) as calculated on any date of determination, the Lenders having more than 50% of the sum of the aggregate principal amount of all outstanding Loans and Commitments under such “tranche” and (y) the Required Lenders; provided that any waiver, amendment, supplement or otherwise modification which affects solely any single “tranche” (as contemplated by Section 2.20(a)) may be effected solely with the consent of, as calculated of any date of determination, the Lenders having more than 50% of the sum of the aggregate principal amount of all outstanding Loans and Commitments under such “tranche” and without the consent of Lenders under any other “tranche” (in their capacity as Lenders under such other “tranche”);
provided, further, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be, and (2) any waiver, amendment or modification of this Agreement that by its terms directly affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Loan Lenders) or the Term Loan Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 11.02 if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Borrower, the Required Lenders and the Administrative Agent if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment, (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of, premium, if any, and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement, and (z) Section 2.16(b) is complied with.
(c)    Without the consent of any other person, the (x) applicable Loan Party or Loan Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional Property to become Collateral for the benefit of the Secured Parties, or as required by applicable Legal Requirements to give effect to, or protect any security interest for the benefit of the Secured Parties, in any Property or assets so that the security interests therein comply with applicable Legal Requirements and (y) the Borrower and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to give effect to Section 2.20(c).
(d)    Any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Borrower and the Administrative Agent to cure any ambiguity, omission, typographical error, defect or inconsistency (including, without limitation, amendments, supplements or waivers to any of the Security Documents, guarantees, intercreditor agreements or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Security Documents, guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Lenders constituting the Required Lenders stating that the Required Lenders object to such amendment; provided that (i) the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with any borrowing of New Term Loans or the making of any New

Revolving Commitments or any Extension and otherwise to effect the provisions of Section 2.19 or 2.20, and (ii) the Borrower and the Collateral Agent may, without the input or consent of the other Lenders, effect changes to any Mortgage as may be necessary or appropriate in the opinion of the Collateral Agent.
Section 11.03    Expenses; Indemnity.
(a)    The Loan Parties agree, jointly and severally, to pay, promptly upon demand in accordance with subclauses (d) and (g) below:
(i)    all reasonable and documented out-of-pocket costs and expenses incurred by the Arranger, the Administrative Agent and the Collateral Agent, including the reasonable and documented fees, charges and disbursements of Advisors for the Arranger, the Administrative Agent and the Collateral Agent, in connection with the syndication of the Loans and Commitments, the preparation, negotiation, execution and delivery of the Loan Documents, the administration of the Credit Extensions and Commitments (including with respect to the establishment and maintenance of a Platform), the filing, perfection and maintenance of the Liens securing the Collateral and any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that the fees, charges and disbursements of legal counsel shall be limited for the Arranger, the Administrative Agent and the Collateral Agent, taken as a group, to one primary counsel, one counsel in each relevant jurisdiction, one specialty counsel for each relevant specialty, and, in the case of one or more actual or potential conflicts of interest, one or more additional counsel for each class of similarly situated persons;
(ii)    all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and the Collateral Agent, including the reasonable and documented fees, charges and disbursements of Advisors for the Administrative Agent and the Collateral Agent, in connection with any action, claim, suit, litigation, investigation, inquiry or proceeding affecting the Collateral or any part thereof, in which action, claim, suit, litigation, investigation, inquiry or proceeding the Administrative Agent or the Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Administrative Agent or the Collateral Agent to defend or uphold the Liens granted by the Security Documents (including any action, claim, suit, litigation, investigation, inquiry or proceeding to establish or uphold the compliance of the Collateral with any Legal Requirements); and
(iii)    all reasonable and documented out-of-pocket costs and expenses incurred by the Arranger, the Administrative Agent, the Collateral Agent, any other Agent or any Lender, including the reasonable and documented fees, charges and disbursements of Advisors for any of the foregoing, incurred in connection with the enforcement, preservation or protection of its rights under the Loan Documents or relating to any Specified Hedging Agreement or any Bank Product Agreement, including its rights under this Section 11.03(a), or in connection with the Loans made hereunder and the collection of the Secured Obligations, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Secured Obligations; provided that, unless a Default or Event of Default has occurred and is then continuing, such costs and expenses incurred by Advisors retained by all or any of the Lenders (but not retained by the Administrative Agent, the Collateral Agent or any other Agent) shall be limited to such costs and expenses of such Advisors retained by Lenders constituting at least the Required Lenders (together with such additional Advisors as may be necessary or advisable to be retained by any

Lender to resolve any conflicts of interest affecting such Lender or Lenders); provided that the fees, charges and disbursements of legal counsel shall be limited to (v) one primary counsel for the Arranger, the Administrative Agent and the Collateral Agent, taken as a group, (w) one primary counsel for the Lenders, taken as a group, (x) one counsel for the Administrative Agent and the Collateral Agent, taken as a group, in each relevant jurisdiction and one specialty counsel for the Administrative Agent and the Collateral Agent, taken as a group, for each relevant specialty, (y) one counsel for the Lenders, taken as a group, in each relevant jurisdiction and one specialty counsel for the Lenders, taken as a group, for each relevant specialty and (z) in the case of one or more actual or potential conflicts of interest, one or more additional counsel for each class of similarly situated persons.
(b)    The Loan Parties agree, jointly and severally, to indemnify the Arranger, the Agents, each Lender, each affiliate of any of the foregoing persons, each of their successors and assigns and each Related Person of each of the foregoing (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, all reasonable and documented out-of-pocket costs and any and all actual losses, claims, damages, liabilities, fees, fines, penalties, actions, judgments, suits and related expenses, including reasonable and documented Advisors fees, charges and disbursements (in each case, subject to the provisos in Section 11.03(a)(i), (ii) and (iii) with respect to certain Advisors) (collectively, “Claims”), incurred by or asserted against any Indemnitee, directly or indirectly, arising out of, in any way connected with, or as a result of (i) the execution, delivery, performance, administration or enforcement of the Loan Documents or any agreement or instrument contemplated thereby or the performance by the parties thereto of their respective obligations thereunder, (ii) any actual or proposed use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, any Specified Hedging Agreement or any Bank Product Agreement or any agreement or instrument contemplated thereby or the performance by the parties thereto of their respective obligations thereunder, whether brought by a third party or by any Loan Party or otherwise, and regardless of whether any Indemnitee is a party thereto, (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, at, under or from any Property owned, leased or operated by any Company at any time, or any Environmental Claim or threatened Environmental Claim related in any way to any Company, (v) any past, present or future non-compliance with, or violation of, Environmental Laws or Environmental Permits applicable to any Company, or any Company’s business, or any Property presently or formerly owned, leased, or operated by any Company or their predecessors in interest, (vi) the environmental condition of any Property owned, leased, or operated by any Company at any time, or the applicability of any Legal Requirements relating to such Property, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of any Company, (vii) the imposition of any Lien pursuant to Environmental Law encumbering Real Property, (viii) the consummation of the Transactions (including the syndication of the Facilities) and the other transactions contemplated hereby or (ix) any actual or prospective claim, action, suit, litigation, inquiry, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or otherwise, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted directly from (i) the gross negligence or willful misconduct of such Indemnitee, any of its Affiliates or any of their Related Persons (as determined in a final and non-appealable judgment of a court of competent jurisdiction), (ii) a material breach of any Indemnitee’s obligations or the obligations of any of its Subsidiaries or its or their Related Persons under the Loan Documents (as determined in a final and non-appealable judgment of a court of competent jurisdiction) or (iii) any dispute among Indemnitees (other than a dispute involving claims against the Administrative Agent, the Arranger or the Collateral Agent solely in connection with its activities in such capacities) not arising out of any acts or omissions of the Borrower or any of its Affiliates. Claims shall include any Taxes, losses, claims or damages arising from any non-Tax claim in respect of the Loan Documents.
(c)    The Loan Parties agree, jointly and severally, that, without the prior written consent of the Administrative Agent and any affected Lender, which consent(s) will not be unreasonably withheld, delayed or conditioned the Loan Parties will not enter into any settlement of a Claim in respect of the subject matter of clauses (i) through (ix) of Section 11.03(b) unless such settlement includes an explicit and unconditional release from the party bringing such Claim of all affected Indemnitees from all liability or claims that are the subject matter of such Claim and does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitees.
(d)    The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans and any other Secured Obligations, the release of any Guarantor or of all or any portion of the Collateral, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Document, any Specified Hedging Agreement or any Bank Product Agreement, or any investigation made by or on behalf of the Agents or any Lender. All amounts due under this Section 11.03 shall be payable promptly on written demand therefor in accordance with paragraph (g) below accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
(e)    To the extent that the Loan Parties fail to indefeasibly pay any amount required to be paid by them to the Agents under paragraph (a) or (b) of this Section 11.03 in accordance with paragraph (g) of this Section 11.03, each Lender severally agrees to pay to the Agents such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount in electronic wire (and indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that the unreimbursed Claim was incurred by or asserted against any Agent in its capacity as such.
(f)    To the fullest extent permitted by applicable Legal Requirements, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto (or any of their respective Affiliates, Subsidiaries and their and their Affiliates and Subsidiaries’ Related Persons), on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document, any Specified Hedging Agreement, any Bank Product Agreement or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof, except to the extent such damages result from a claim that would otherwise be subject to indemnification pursuant to the terms of Section 11.03(b); provided that nothing contained in this sentence shall limit the Borrower’s indemnification obligations. No Indemnitee shall be liable for any damages (other than those damages resulting from gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment) arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.
(g)    All amounts due under this Section 11.03 shall be payable not later than five Business Days after demand therefor.

Section 11.04    Successors and Assigns.
(a)     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Loan Parties may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent and each Lender, which respective consents may be withheld in their sole discretion (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void). Nothing in this Agreement or any other Loan Document, express or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent expressly provided in paragraph (f) of this Section 11.04 and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.
(a)    Any Lender shall have the right at any time to assign to one or more assignees (other than any Company or any Affiliate thereof or a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) ; provided that:
(i)    except in the case of (A) an assignment to a Lender, an Affiliate of a Lender, a joint venture partner of a Lender or an Approved Fund, (B) any assignment made in connection with the syndication of the Commitments and Loans by the Arranger or (C) an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, (x) the amount of the Term Loan Commitment or Term Loans (including funded Delayed Draw Term Loans) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be in an amount of an integral multiple of, and not be less than, $1,000,000 and (y) the amount of the Revolving Commitment or Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000;
(ii)    each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement, except that this clause (ii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(iii)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 to be paid either by the assignor or assignee (which fee may be waived or reduced by the Administrative Agent in its sole discretion); provided that such fee shall not be payable in the case of (A) an assignment by any Lender to an Affiliate, joint venture partner or Approved Fund of such Lender or (B) any assignment made in connection with the primary syndication of the Commitments and Loans by the Arranger;
(iv)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(v)    [reserved];
(vi)    except in the case of an assignment to a Lender, an Affiliate of a Lender, a joint venture partner of a Lender or an Approved Fund, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned); and
(vii)    except in the case of (A) an assignment to a Lender, an Affiliate of a Lender, a joint venture partner of a Lender or an Approved Fund, a Permitted Buy-back, (C) any assignment made in connection with the initial syndication of the Initial Term Loan Commitments and the Delayed Draw Term Loan Commitments in effect and the Initial Term Loans to be made on the Closing Date by the Arranger or any of their Affiliates and (D) any assignment made in connection with the syndication of the 2022 Incremental Term Loan Commitments and the 2022 Incremental Delayed Draw Term Loan Commitments in effect and the 2022 Incremental Term Loans to be made on the First Amendment Effective Date, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof.
Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, any consent of the Borrower otherwise required under this paragraph shall not be required. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section 11.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (provided that any liability of the Borrower to such assignee under Section 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 11.03).
(b)    Notwithstanding anything to the contrary contained in this Section 11.04(c) or any other provision of this Agreement, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Term Loans owing to it to the Borrower or any of its Subsidiaries (but not any natural person) on a non pro rata basis, subject to the following limitations:
(i)    no Default or Event of Default has occurred and is then continuing, or would immediately result therefrom;
(ii)    the Borrower or any of its Subsidiaries shall repurchase such Term Loans through one or more modified Dutch auctions or other buy-back offer processes (each, an “Offer Process”) with a third party financial institution as auction agent to repurchase all or any portion of the applicable Class of Loans provided that (A) notice of such Offer Process shall be made to all Term Loan Lenders and (B) such Offer Process is conducted pursuant to procedures mutually established by the Administrative Agent and the Borrower which are consistent with this Section 11.04(c); provided that (i) no default or Event of Default then exists or would result therefrom, (ii) all parties to the relevant assignment shall render customary “big boy” disclaimer letters and (iii) any such Term Loans shall be automatically and permanently cancelled immediately upon purchase by the Borrower (without any increase to Consolidated EBITDA as a result of any gains associated with cancellation of debt) (any such purchase and assignment, a “Permitted Buy-Back”).
(iii)    with respect to all repurchases made by the Borrower or any of its Subsidiaries pursuant to this Section 11.04(c), (u) none of the Borrower or any of its Subsidiaries shall be required to make any representations that the Borrower or such Subsidiary is not in possession of any information regarding the Borrower, its Subsidiaries or its Affiliates, or their assets, the Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any offer or enter into any Assignment and Assumption or any of the transactions contemplated thereby that has not previously been disclosed to the Administrative Agent and Private Siders, (v) the repurchases are in compliance with Sections 6.04 and 6.07 hereof, (w) no Default or Event of Default has occurred and is continuing or would result from such repurchase, (x) the Borrower or such Subsidiary shall not use the proceeds of any Revolving Loans to acquire such Term Loans, (y) the assigning Lender and the Borrower or such Subsidiary, as applicable, shall execute and deliver to the Administrative Agent an Assignment and Assumption in form and substance reasonably satisfactory to the Administrative Agent and (z) all parties to the relevant repurchases shall render customary “big-boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of the Assignment and Assumption;
(iv)    following repurchase by the Borrower or such Subsidiary pursuant to this Section, the Term Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by the Borrower or such Subsidiary), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (3) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document and the Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such repurchase (without limiting the foregoing, in all events, such Term Loans may not be resold or otherwise assigned, or subject to any participation, or otherwise transferred by the Borrower or such Subsidiary). In connection with any Term Loans repurchased and cancelled pursuant to this Section 11.04(c)(iv) the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation; and
(v)    both before and after the applicable Offer Process and repurchase, no Revolving Loans shall be outstanding or shall be applied to so repurchase.
(c)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount and stated interest of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary. The Register is intended to cause each Loan and other obligation hereunder to be in registered form within the meaning of Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. The Register shall be available for inspection by Borrower, the Collateral Agent and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.
(d)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 11.04 and any written consent to such assignment required by paragraph (b) of this Section 11.04, the Administrative Agent shall reasonably promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the requirements of this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section 11.04.
(e)    Any Lender shall have the right at any time, without the consent of, or notice to the Borrower, the Administrative Agent or any other person to sell participations to any person (other than, (x) if the list of Disqualified Institutions is posted to all Lenders (which the Administrative Agent has express authority to do), any Disqualified Institution, (y) any Company or any Affiliate thereof or (z) a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) is described in clauses (i), (ii), (iii), (viii) or (ix) of the proviso to Section 11.02(b) and (2) directly affects such Participant. Subject to the last sentence of this Section 11.04(f), each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender (it being understood that the documentation required under Section 2.15(e) shall be delivered to the participating Lender; provided, however, that a Participant that is claiming exemption from U.S. federal withhold tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” shall furnish a “U.S. Tax Certificate” in the form of Exhibit G-2 or G-3, as applicable) and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.04. To the extent permitted by Legal Requirements, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees in writing to be subject to Section 2.14(c) as though it were a Lender. Each Lender that sells a participation shall, acting for this purpose as a non-fiduciary agent of the Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the principal amounts and stated interest of its participations (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender (and the Borrower, to the extent that the Participant requests payment from the Borrower; provided that the Borrower has had a reasonable opportunity to review such Participant Register to confirm such Participant is a Participant in accordance with the terms hereof and other relevant information in connection with making any such payment) shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)    A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of such participation to such Participant is made with the prior written consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned) or such greater payment is as a result of a Change in Law after the date the participation was sold to the Participant. A Participant that would be a Foreign Lender if it were a Lender shall be entitled to the benefits of Section 2.15 and such Participant agrees, for the benefit of the Borrower, to supply any forms required by Section 2.15(e) to the participating Lender (and shall not be required to supply such forms to the Borrower or the Administrative Agent).
(g)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender without restriction, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank, and this Section 11.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Without limiting the foregoing, in the case of any Lender that is a fund that invests in bank loans or similar extensions of credit, such Lender may, without the consent of the Borrower, the Administrative Agent or any other person, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.
(h)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof; provided, further, that nothing herein shall make the SPC a “Lender” for the purposes of this Agreement, obligate Borrower or any other Loan Party or the Administrative Agent to deal with such SPC directly, obligate Borrower or any other Loan Party in any manner to any greater extent than they were obligated to the Granting Lender, or increase costs or expenses of the Borrower. The Loan Parties and the Administrative Agent shall be entitled to deal solely with, and obtain good discharge from, the Granting Lender and shall not be required to investigate or otherwise seek the consent or approval of any SPC, including for the approval of any amendment, waiver or other modification of any provision of any Loan Document. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability or payment obligation for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 11.04(i), any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any Non-Public Information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
(i)    The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Legal Requirement, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(j)    None of the Lenders, the Arranger, the Bookrunner or the Agents shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution. Upon request by any Lender, the Administrative Agent shall be permitted to disclose to such Lender the identity of the Disqualified Institutions. Each Lender hereby acknowledges and agrees that the information disclosed to it by the Administrative Agent pursuant to the immediately preceding sentence shall be subject in all respects to the provisions set forth in Section 11.12. Notwithstanding anything to the contrary herein, each Loan Party and each Lender acknowledges and agrees that the Administrative Agent shall have no liability with respect to any assignment or participation made to any Disqualified Institution or natural person (regardless of whether the consent of the Administrative Agent is required thereto), and no Loan Party, any Lender or their respective Affiliates will bring any claim to such effect.
Section 11.05    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the reports, certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Loan or any Obligation hereunder shall remain unpaid or unsatisfied and so long as the Commitments have not expired or terminated. The provisions of Article X and Sections 2.12 to 2.15, 11.03, 11.09, 11.08, 11.10 and 11.18 shall survive and remain in full force and effect regardless of the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
Section 11.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Engagement Letter and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Without limiting the requirements that each of the conditions precedent in Article IV with respect to each Credit Extension requested by Borrower be satisfied, to the extent set forth therein, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
Section 11.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates are hereby irrevocably authorized at any time and from time to time (without notice to the Borrower or any other Loan Party, any such notice being expressly waived by each of the Borrower and each other Loan Party), to the fullest extent permitted by applicable Legal Requirements, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that such Lender complied with Section 2.14(c). The rights of each Lender under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify Borrower and the Administrative Agent promptly after any such setoff and application; provided, however, that in no event shall the failure to give such notice effect the validity of enforceability of any such setoffs. No Agent or Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of the Lenders), or any Agent or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
Section 11.09    Governing Law; Jurisdiction; Consent to Service of Process.
(a)     This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether sounding in contract, tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(a)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof (except to the extent the Administrative Agent requires submission to any other jurisdiction in connection with the exercise of any rights under any security document or the enforcement of any judgment), in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Each Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other Loan Document shall affect any right that the Agents or the Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against it or any of its assets in the courts of any jurisdiction.
(b)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Loan Document, any Specified Hedging Agreement or any Bank Product Agreement in any court referred to in Section 11.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than facsimile or email) in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.
Section 11.10    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, ANY SPECIFIED HEDGING AGREEMENT, ANY BANK PRODUCT AGREEMENT, THE TRANSACTIONS OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.
Section 11.11    Headings; No Adverse Interpretation of Other Agreements. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 11.12    Confidentiality. Each of the Administrative Agent, Collateral Agent and the other Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Persons, (b) to its Related Persons’ directors, officers, employees, agents, advisors and other representatives, including independent auditors, legal counsel, other experts or agents and other advisors in connection with the Transactions (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (c) to the extent required by any governmental or regulatory authority or any self-regulatory authority (such as the National Association of Insurance Commissioners and the U.S. Securities and Exchange Commission), (d) in any legal, judicial, administrative proceeding or other compulsory process to the extent required (i) by applicable Legal Requirements or (ii) by any subpoena or similar legal process or in connection with any pledge or assignment made pursuant to Section 11.04(g), (e) to any other party to this Agreement (solely with respect to clauses (a) and (b) above, it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (f) in connection with the exercise of any remedies under the Loan Documents or any suit, action or proceeding relating to this Agreement, any other Loan Document, any Specified Hedging Agreement or any Bank Product Agreement or the enforcement of rights hereunder or thereunder, but only to the extent required in connection with such exercise or enforcement, (g) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Loan or Loan Party or (iv) any actual or prospective investor in an SPC, (h) with the prior written consent of the Borrower or (i) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 11.12, (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than a Company other than as a result of a breach of this Section 11.12, (iii) is received from a third party that is not known to be subject to confidentiality obligations to the Company or (iv) is independently developed without the use of any confidential information; provided, however, that with respect to clauses (c) and (d) above, if the Administrative Agent, the Collateral Agent or any Lender receives a subpoena, interrogatory or other request (verbal or otherwise) for any Information (other than with regard to filings made with the U.S. Securities and Exchange Commission); or believes that it is legally required to disclose any of the Information to a third party, it shall (other than in connection with any routine audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), as far in advance of such disclosure as is practicable, to the extent practicable and legally permissible, promptly provide to the Borrower notice of any such request or requirement so that the Borrower or the applicable Loan Party (or Subsidiary thereof) may seek a protective order or other remedy (it being understood and agreed that Administrative Agent, Collateral Agent and any Lenders shall cooperate in securing a protective order or other remedy in respect thereof); provided, further, that it shall (1) exercise commercially reasonable efforts to preserve the confidentiality of such Information, (2) to the extent legally permissible, use commercially reasonable efforts to provide Borrower, as far in advance of such disclosure as is practicable, with copies of any Information it intends to disclose (and, if applicable, the text of the disclosure language itself), and (3) reasonably cooperate with the Borrower and the applicable Loan Party (or Subsidiary thereof) to the extent either of them may seek to limit such disclosure. In addition, the Agents and the Lenders may disclose the existence of the Loan Documents and information about the Loan Documents to market data collectors, similar service providers to the financing community, and service providers to the Agents and the Lenders and in connection with league table reporting. For the purposes of this Section 11.12, “Information” shall mean all information received from a Loan Party or any of its Related Persons relating to any Loan Party or any Company or any of its or their Subsidiaries, other than any such information that is available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis prior to disclosure by a Company. Any person required to maintain the confidentiality of Information as provided in this Section 11.12 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person accords to its own confidential information. Agents and Lenders agree that money damages may not be a sufficient remedy for any breach of this confidentiality provision, and in addition to all other remedies, the Loan Parties will be entitled, without the need to prove irreparable injury, to seek specific performance and injunctive or other equitable relief as a remedy for any such breach, and Agents and Lenders further waive any requirement for the securing or posting of a bond in connection with such remedy.
Section 11.13    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Legal Requirements, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment (or, if greater, but without duplication, the interest rate otherwise required to be paid under the Loan Documents on such cumulated amount during such period of accumulation), shall have been received by such Lender.
Section 11.14    Assignment and Assumption. Each Lender to become a party to this Agreement (other than the Administrative Agent and any other Lender that is a signatory hereto) shall do so by delivering to the Administrative Agent an Assignment and Assumption duly executed by such Lender, the Borrower (if the Borrower consent to such assignment is required hereunder) and the Administrative Agent.
Section 11.15    Obligations Absolute. To the fullest extent permitted by applicable law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:
(a)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;
(b)    any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;
(c)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;
(d)    any exchange, release or non-perfection or loss of priority of any Liens on any or all of the Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;
(e)    any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or
(f)    any other circumstances which might otherwise constitute a defense (other than the indefeasible payment in full of the Secured Obligations) available to, or a discharge of, the Loan Parties.
Section 11.16    Waiver of Defenses; Absence of Fiduciary Duties.
(a)     Each of the Loan Parties hereby waives any and all suretyship defenses available to it as a Guarantor arising out of the joint and several nature of its respective duties and obligations hereunder (including any defense contained in Article VII other than any defense of the indefeasible payment in full of the Secured Obligations).
(a)    Each Arranger, each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.
Section 11.17    Patriot Act. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies the Loan Parties, which information includes the name, address and taxpayer identification number of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.
Section 11.18    Judgment Currency.
(a)     The Loan Parties’ obligations hereunder and under the other Loan Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of Dollars expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in Dollars, the conversion shall be made at the Dollar Equivalent determined as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
(a)    If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Loan Parties shall pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
(b)    For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section 11.18, such amounts shall include any premium and costs payable in connection with the purchase of Dollars.

Section 11.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 11.20    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
As used in this Section 11.20, the following terms have the following meanings:
“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” shall mean any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or other authorized signatories as of the day and year first above written.
INOTIV, INC.,
as Borrower

By:
Name:
Title:
[●],
as Subsidiary Guarantor

By:
Name:
Title:

    [SIGNATURE PAGE TO CREDIT AGREEMENT]

JEFFERIES FINANCE LLC,
as Administrative Agent and Collateral Agent

By:
Name:
Title:
    [SIGNATURE PAGE TO CREDIT AGREEMENT]

Annex I
Term Loan Amortization Table1

Date	Term Loan Amount
March 31, 2022	$600,000
June 30, 2022	$600,000
September 30, 2022	$600,000
December 31, 2022	$600,000
March 31, 2023	$600,000
June 30, 2023	$600,000
September 30, 2023	$600,000
December 31, 2023	$600,000
March 31, 2024	$600,000
June 30, 2024	$600,000
September 30, 2024	$600,000
December 31, 2024	$600,000
March 31, 2025	$600,000
June 30, 2025	$600,000
September 30, 2025	$600,000
December 31, 2025	$600,000
March 31, 2026	$600,000
June 30, 2026	$600,000
September 30, 2026	$600,000
November 5, 2026	Remaining balance

1 Annual amortization (payable in equal quarterly installments, commencing with the first full fiscal quarter ending after the Closing Date) of the Term Loans shall be required in an amount equal to 1% of the initial aggregate principal amount of the Term Loans.

Annual amortization (payable in equal quarterly installments, commencing with the first full fiscal quarter ending after the Closing Date or, if later, at the end of the first quarter ending after the funding of such Delayed Draw Term Loans) of the Delayed Draw Term Loans shall be required in an amount equal to 1% of the aggregate principal amount of the Delayed Draw Term Loans.

Annex I-1

Annex II
Initial Lenders and Commitments
On file with the Administrative Agent and the Borrower
Annex II-1